SCHEDULE 14A
(RULE 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES

EXCHANGE ACT OF 1934
Filed by the Registrant ☑
Filed by a Party other than the Registrant ☐
Check the appropriate box:

☐ Preliminary Proxy Statement
☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☑ Definitive Proxy Statement
☐ Definitive Additional Materials
☐ Soliciting Material Pursuant to Section 240.14a-11c or Section 240.14a-12

CEDAR FAIR, L.P.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement)

Payment of Filing Fee (Check the appropriate box):

☑	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

One Cedar Point Drive
Sandusky, Ohio 44870-5259

NOTICE OF SPECIAL MEETING OF LIMITED PARTNER UNITHOLDERS

TO BE HELD ON MAY 13, 2004

      The special meeting of the limited partner unitholders of Cedar Fair, L.P. (the “Partnership”) will be held on Thursday, May 13, 2004 at 9:00 a.m. (Eastern time) at the Sandusky State Theater, Sandusky, Ohio. All unitholders are invited to attend the meeting. The meeting is called for the following purposes:

      1. To consider and vote upon a proposal to amend the limited partnership agreement so that unitholders elect the Board of Directors for the general partner of Cedar Fair, L.P. To implement unitholder voting, the limited partnership agreement will be amended and certain other actions will be taken to:

•	Install a new general partner of Cedar Fair, L.P.;

•	Remove Cedar Fair Management Company as the general partner of Cedar Fair, L.P. and liquidate Cedar Fair Management Company by redeeming its shares;

•	Reduce the general partner’s interest in Cedar Fair, L.P. from 0.1% to 0.001% and increase the aggregate interests of the unitholders from 99.9% to 99.999%; and

•	Authorize a procedure by which the unitholders will meet annually to elect the Board of Directors of the new general partner.

      2. Assuming Proposal One is approved, to consider and vote upon a proposal granting the new general partner authority to implement a unitholder rights plan that would allow the Partnership to resist a change or potential change in control of the Partnership if a majority of the Board of Directors determines that the change or potential change is opposed to or not in the best interests of all unitholders. To give the general partner the ability to implement such a rights plan, the limited partnership agreement will be amended to permit the general partner to:

•	Issue units or rights to acquire units at a price that is more or less than the market price of the units at the time of issuance; and

•	Authorize the general partner to amend the limited partnership agreement to implement the terms and conditions of any such rights issued by the general partner.

      3. Assuming Proposal One is approved, to consider and vote upon the election of the Board of Directors of the general partner.

      Only limited partners that held depositary units as of the close of business on March 19, 2004, are entitled to notice of and to vote at the special meeting and at any adjournments or postponements of the meeting.

      The proposed amendments to the limited partnership agreement to authorize unitholder voting will be approved if holders of two-thirds of the outstanding units vote FOR the proposal. The proposal granting the general partner authority to implement a unitholder rights plan will be approved if holders of a majority of the outstanding units vote FOR the proposal. The election of Directors will be by a plurality of the votes of the units present in person or by proxy and entitled to vote at the special meeting. You are not entitled to dissenters’ appraisal rights under Delaware law or the partnership agreement with respect to these proposals.

      The Board of Directors of Cedar Fair Management Company unanimously recommends that you vote FOR the proposed amendments to the limited partnership agreement to authorize unitholder voting, FOR the proposal granting the general partner authority to implement a unitholder rights plan and FOR the election of the nominees to the Board of Directors.

      We urge you to read carefully the full text of the proxy statement and its exhibits before making a decision on these proposals.

CEDAR FAIR MANAGEMENT COMPANY

Richard L. Kinzel
Chairman, President and Chief Executive Officer

Sandusky, Ohio
March 22, 2004

Your vote is very important regardless of the number of limited partnership units you own. Whether or not you plan to attend the special meeting, we request that you sign, date and return your proxy card by mail in the enclosed envelope or that you grant your proxy by telephone or over the Internet by following the instructions on the proxy card as soon as possible. Any proxy given may be revoked at any time before it is exercised. If you are present at the special meeting, you may revoke your proxy and vote personally on each matter brought before the special meeting.

Proxy Statement dated March 22, 2004

and first mailed to limited partner unitholders on or about March 26, 2004.

Page

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT	22
Security Ownership of Certain Beneficial Owners	22
Security Ownership of Management	22
Section 16(a) Beneficial Ownership Reporting Compliance	24
Shareholder Proposals for the 2005 Annual Meeting	24
REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS	24
INDEPENDENT PUBLIC ACCOUNTANTS	25
Audit Fees	25
Audit-Related Fees	25
Tax Fees	25
All Other Fees	25
WHERE YOU CAN FIND MORE INFORMATION	26
FORWARD LOOKING STATEMENTS MAY PROVE INACCURATE	26
EXHIBIT A – Fifth Amended and Restated Agreement of Limited Partnership of Cedar Fair, L.P.
EXHIBIT B – Opinion of Squire, Sanders & Dempsey L.L.P., delivered pursuant to Sections 11.2, 13.1(a) and 15.3(a) of the Fourth Amended and Restated Agreement of Limited Partnership
EXHIBIT C – Cedar Fair Management Company Audit Committee Charter

GOVERNANCE MATTERS

      In an effort to maximize value for the unitholders and for the Partnership, the Board of Directors of Cedar Fair Management Company (“CFMC”) is proposing a plan by which the unitholders will be able to elect the directors of the general partner. The proposals set forth in this Proxy Statement will amend the partnership agreement to allow for the election of directors while at the same time instituting mechanisms to protect unitholders from unfavorable takeover attempts. The proposals contained in this Proxy Statement are the culmination of the Board’s review, revision and updating of its governance policies and procedures. While the Board will maintain responsibility for overseeing the day-to-day management responsibilities of the Partnership, the Board believes that these proposals, in addition to governance changes already enacted by the Partnership, will create more open and transparent governance for the limited partnership.

      The Partnership has a long-standing policy of requiring the highest standards of ethical and legal conduct of its employees, officers and directors. This high standard is essential to the Partnership’s continued success because it affects the Partnership’s reputation and the public’s confidence in the integrity of the Partnership’s operations. Many publicly held companies are revising their governance procedures in order to comply with new federal regulations and listing standards of national exchanges. The majority of these companies are required to make the governance changes. Many of these regulations, however, do not apply to limited partnerships. Nevertheless, over the past year the Board has examined what it believes to be the best governance practices of successful companies and has decided to institute policies and procedures consistent with those ideals. For example, although the Partnership is not required to have a majority of independent directors or a nominating or compensation committee, the Partnership has chosen to voluntarily comply with these standards as a reflection of its commitment to the highest standards of governance.

      The Board of Directors of CFMC has examined existing policies as well as created new ones over the past year. Newly adopted Corporate Governance Guidelines, focusing on key areas of importance for the success of the Partnership such as director qualifications and responsibilities, director compensation, and management succession, set the governance tone of the Board and the Partnership. The charters for both the Compensation Committee and the Audit Committee were revised to reflect the spirit and requirements of the new laws. Although not a requirement for a limited partnership, the Board created a Nominating and Corporate Governance Committee of independent directors to oversee the governance of the Partnership generally and to recruit and recommend qualified board members specifically. Finally, the Board examined its workplace policies for employees and Directors. The Board replaced its Statement of Policy Concerning Conflicts of Interest, Political Contributions and Illegal Acts with a Code of Conduct and Ethics, which provides guidance to officers, Directors and employees in recognizing and dealing with ethical issues, such as conflicts of interest and confidentiality, and also creates a mechanism for reporting illegal or suspicious activity, particularly with regard to financial matters. This Code, as well as the charters of the committees and the Corporate Governance Guidelines, is available on the Partnership website at www.cedarfair.com.

      The Partnership is not required to allow unitholders to vote, but the Board believes that this election process, in addition to the other governance changes already enacted, will enhance the unitholders’ investment in the Partnership.

QUESTIONS AND ANSWERS

Q:	Why am I receiving these proxy materials?

A:	This mailing contains proposals to make significant amendments to the Cedar Fair, L.P. partnership agreement. The Board is mailing these proxy materials to the holders of the Cedar Fair, L.P. units to explain the proposed amendments and request unitholder approval.

Q:	Who is soliciting my proxy with this Proxy Statement?

A:	The Board of Directors of Cedar Fair Management Company in connection with Cedar Fair, L.P.’s special meeting of unitholders is soliciting your proxy.

Q:	What is the Board of Directors proposing?

A:	With Proposal One, the Board of Directors is proposing a plan by which unitholders, rather than the employee/owners of the general partner, will elect the Board of the general partner. The plan will increase unitholders’ involvement in the governance of Cedar Fair, L.P. by changing the nature of the relationship between the Board and the unitholders. The Board believes that allowing Cedar Fair, L.P. limited partners to directly elect the general partner’s Board will ensure that the Board continues to act in a way that is in the best interests of the unitholders.

Proposal Two authorizes the general partner to implement a unitholder rights plan. The unitholder rights plan will protect Cedar Fair, L.P. from unfavorable or hostile takeover attempts that could result from implementation of the new voting procedure. Proposal Two will only be considered if Proposal One is approved.

Proposal Three provides for the election of the Board of Directors of the general partner for staggered terms.

Q:	Why is the Board of Directors recommending the reorganization of the governance structure?

A:	In 2003 the Board of Directors analyzed the governance structure and functions of Cedar Fair, L.P. and identified various issues. First, the long-term stability of the current governance structure is a concern as the number of shareholders of Cedar Fair Management Company, the general partner, has decreased to three. There is no formal mechanism in place to appoint additional shareholders or to sell additional shares of the general partner, and therefore the sustainability of the general partner into the future is a question that must be addressed.

The Partnership, along with other public companies in the United States, must comply with new federal regulations and stock exchange rules and take into consideration the general tenor of the markets toward corporate governance. While some of the most stringent new rules do not apply to limited partnerships, Cedar Fair, L.P. has voluntarily undertaken steps, including this pass-through voting proposal, to increase unitholder involvement and the transparency of Board processes.

Although the existing governance structure has served the Partnership well since its inception, the Board believes that this structure, under which unitholders do not elect Directors, is no longer consistent with the best practices of publicly traded companies of comparable size. An integral part of this governance restructuring proposal is to ensure that the Board of Directors of the general partner acts in the best interests of the unitholders by allowing the unitholders to elect the Board of the general partner.

Q:	How will the Board carry out the governance restructuring?

A:	Cedar Fair Management Company will be removed as the general partner of Cedar Fair, L.P. and will be replaced with a new general partner. Cedar Fair Management Company will then be liquidated and its shares redeemed through a one-time lump sum payment to its current shareholders in the amount of $3,450,000 payable in Cedar Fair, L.P. units. The new general partner will continue to be responsible for the management of Cedar Fair, L.P., but the general partner’s 0.1% interest in Cedar Fair, L.P. will be reduced to 0.001%.

The amendments to the partnership agreement will specify that the unitholders will meet annually in person or by proxy to elect the Board of Directors of the new general partner. A newly created trust will hold all of the shares of the new general partner and will be governed by a trust agreement which specifies that the trustee will elect the persons selected by the unitholders to serve as the Board of Directors of the general partner.

Q:	How did the Board determine the amount to pay in order to redeem the shares of Cedar Fair Management Company (CFMC)?

The Board of Directors of Cedar Fair Management Company engaged Bruml Capital Corporation to render an opinion as to the fair market value of CFMC. Bruml Capital Corporation presented its valuation determinations to the Board of Directors, and the amount to be paid falls within the range of value identified by Bruml. After further discussion and negotiation with CFMC shareholders, the Board approved a payment to the three CFMC shareholders of $3,450,000 in Cedar Fair, L.P. units.

Q:	What purpose does the trust agreement serve?

The trust agreement will be entered into by Cedar Fair, L.P. and the trustee and will indicate that the trust holds the shares of the new general partner of Cedar Fair, L.P. The trust agreement will govern the actions of the trustee and will ensure that the trustee votes the shares in accordance with the unitholders’ vote on those matters subject to unitholder approval.

Q:	Do these proposals change the tax treatment of the distributions made to unitholders?

A:	No. These proposals will not cause the Partnership to be taxed as a corporation for federal income tax purposes. Therefore, even if all of the proposals are approved, the tax treatment of distributions to unitholders will not change.

Q:	Do these proposals change my status as a limited partner?

A:	No. If these proposals are approved, the unitholders will still have limited liability and will not be liable for the obligations of the limited partnership as a result of these changes. Under Delaware limited partnership law, a limited partnership can grant certain rights and powers to its limited partners while still maintaining the limited partners’ limited liability. The unitholders can indirectly elect the Board of Directors of the general partner without being deemed to “participate in the control of the business” and will therefore maintain their status as limited partners.

Q:	What will happen if these proposals are not approved by the unitholders?

A:	If the proposals are not approved by the unitholders, the existing entity structure will remain in place. Cedar Fair Management Company will continue as the general partner of the Partnership, and its shareholders will continue to elect the members of the Board of Directors of Cedar Fair Management Company. The unitholders of Cedar Fair, L.P. will not elect the Board of its general partner. At some point in the near future, the Board or the unitholders will have to address the issue of the decreasing number of shareholders of the general partner.

Q:	Why is the Board now recommending amendments to the partnership agreement to grant the general partner authority to implement a unitholder rights plan?

A:	The Board of Directors has determined that, as a result of amending the limited partnership agreement so that unitholders elect the Board of Directors for the general partner, Cedar Fair might be more vulnerable to attempts by third parties to acquire control of Cedar Fair in a manner not in the best interests of the unitholders. The Board believes that granting the general partner authority to implement a unitholder rights plan is a wise step to protect all unitholders and to encourage potential acquirers to negotiate with the Board in order to allow directors to obtain the best outcome available for unitholders at the appropriate time.

Q:	What is the principal purpose of a shareholder or unitholder rights plan?

A:	The principal purpose of a rights plan is, generally, to help prevent takeover tactics that are abusive and not in the best interest of the company or partnership and to cause any would-be acquirer to submit any change of control proposal to the Board of Directors of the partnership.

Q:	What types of abuses occur in takeover situations?

A:	Neither federal nor Delaware law prevents a person or group from acquiring control of Cedar Fair, L.P. in the market without offering a fair price to all unitholders. The law also does not adequately deal with the disruptions caused by a market accumulator who simply wants to make money by putting Cedar Fair, L.P. “into play.” Takeover attempts may also interfere with achievement of Partnership objectives. In addition, the timing selected by third parties for a change of control transaction or the related tax consequences may be inappropriate or unfavorable.

Q:	What would be the principal benefits of a unitholder rights plan?

A:	The principal benefits intended to be achieved by adopting a unitholder rights plan include:

• encouraging potential acquirers to negotiate with the Board in order to allow directors to determine whether it is in the best interests of Cedar Fair, L.P. and its unitholders to engage in a change of control transaction at that time and, if so, to adopt a process which results in the best available transaction for all unitholders;

• reducing the risk of a two-step front-end loaded acquisition where the back-end transaction offers unitholders less than full and fair value;

• reducing the risk of a partial acquisition of Cedar Fair, L.P. units where no second step at all is proposed, and thus no provision is made for the remaining unitholders to receive fair value for their units (i.e., pressuring unitholders to “vote” with their feet rather than their heads);

• restricting the opportunity for self-dealing by a substantial unitholder;

• maximizing the bargaining power and flexibility of the Board in dealing with a potential bidder in order to maximize value for all unitholders; and

• giving unitholders collective bargaining power through the Board rather than allowing a would-be acquirer to acquire control of the Partnership in the market.

Q:	How does the plan affect negotiated transactions and proxy contests?

A:	A unitholder rights plan should not deter negotiated, well-financed and fully-priced offers for Cedar Fair, L.P. or proxy contests (nothing happens to the rights issued under the plan if a hostile person wins a Board seat), but may have a chilling effect on certain offers which do not offer full and fair value to all unitholders.

Q:	If Proposal Two is approved, what additional actions are required in order for Cedar Fair, L.P. to implement a unitholder rights plan?

A:	Proposal Two only grants the general partner authority to implement a unitholder rights plan. After obtaining unitholder approval, the Board of Directors intends to consider the adoption of a specific rights plan. Following the adoption of a rights plan, the Board would have an ongoing duty to examine the appropriateness of maintaining a unitholder rights plan.

Q:	How do I vote?

A:	Regardless of the number of units you own, your participation is important. The Board urges you to vote as soon as possible by telephone, the Internet or mail, even if you plan to attend the meeting. You may attend the special meeting in person and vote your units, or you may submit your proxy by any one of the following ways:

BY MAIL: If you choose to vote by mail, simply complete the enclosed proxy card, date and sign it, and return it in the postage-paid envelope provided. If you sign your proxy card and return it without marking any voting instructions, your units will be voted in favor of the proposals presented at the special meeting.

BY TELEPHONE: You may vote your units by telephone by calling the toll-free number provided on the proxy card. Telephone voting is available 24 hours a day, and the procedures are designed to authenticate votes cast by using a personal identification number located on each proxy card. The procedures allow you to give a proxy to vote your units and to confirm that your instructions have been properly recorded. If you vote by telephone, you should not return your proxy card.

OVER THE INTERNET: You also may vote through the Internet by signing on the Website identified on the proxy card and following the procedures described in the Website. Internet voting is available 24 hours a day, and the procedures are designed to authenticate votes cast by using a personal identification number located on each proxy card. The procedures allow you to give a proxy to vote your units and to confirm that your instructions have been properly recorded. If you vote by Internet, you should not return your proxy card.

Q:	May I change my vote after submitting my proxy?

A:	Yes. You may revoke your proxy at any time before it is exercised by sending in a later-dated, signed proxy card, submitting a written revocation or attending the special meeting and voting in person. Please note that attendance at the special meeting will not by itself revoke a previously granted proxy. To change your vote after you have voted by Internet, you may vote again by following the procedures for Internet voting. If you instruct your broker to vote your units, you must follow directions received from your broker to change those instructions.

Q:	What are the consequences if I do not vote?

A:	A failure to vote has the same effect as voting against Proposal One concerning the partnership agreement amendments and against Proposal Two concerning a unitholder rights plan. If you do not return your proxy card, vote by telephone or over the Internet or instruct your broker how to vote any units held for you in your broker’s name, the effect will be a vote against Proposals One and Two. A failure to vote will have no effect on the outcome of Proposal Three concerning the election of Directors.

Q:	Who can help answer my questions?

A:	If you have more questions about the proposals or if you would like additional copies of this document you should call or write:

          Morrow & Co., Inc.

          445 Park Avenue, 5th Floor
          New York, NY 10022-2606
          Please call: (212)-754-8000 or
          Call toll free at: (800)-654-2468 or (800)-607-0088

SUMMARY

      This brief summary highlights information from this proxy statement and does not contain all of the information that is important to you. We have included page references parenthetically to direct you to a more complete description of each topic presented in this summary. We urge you to carefully read this entire document, the exhibits and the other information referred to in “Where You Can Find More Information” (page 26).

The Partnership (page 11)

Cedar Fair, L.P.
One Cedar Point Drive
Sandusky, Ohio 44870-5259

      Cedar Fair, L.P. (together with its affiliated companies, the “Partnership”) is a publicly traded Delaware limited partnership managed by its general partner, Cedar Fair Management Company, an Ohio corporation owned by members of the Partnership’s executive management (“CFMC”). The Partnership owns and operates six amusement parks: Cedar Point, located on Lake Erie between Cleveland and Toledo in Sandusky, Ohio; Knott’s Berry Farm, located near Los Angeles in Buena Park, California; Dorney Park & Wildwater Kingdom (“Dorney Park”), located near Allentown in South Whitehall Township, Pennsylvania; Valleyfair, located near Minneapolis/ St. Paul in Shakopee, Minnesota; Worlds of Fun in Kansas City, Missouri; and Michigan’s Adventure near Muskegon, Michigan. The parks are family-oriented, with recreational facilities for people of all ages, and provide clean and attractive environments with exciting rides and entertainment. The Partnership also owns and operates separate-gated water parks near San Diego and in Palm Springs, California, and adjacent to Cedar Point, Knott’s Berry Farm and Worlds of Fun. All principal rides and attractions at the parks are owned and operated by the Partnership and its affiliated companies. The Partnership also operates Camp Snoopy, a 7-acre indoor amusement park at the Mall of America in Bloomington, Minnesota, under a management contract that expires in 2012.

Proposed Governance Restructuring Plan (page 11)

      Unitholders of the Partnership, similar to investors in other publicly traded partnerships, generally have not participated in the governance of the limited partnership. The Board of Directors has decided that, as the main investors in the Partnership, it is desirable and appropriate that the unitholders have the ability to elect the general partner’s Board of Directors. In addition, instituting unitholder “pass-through” voting will ensure that the Board continues to act in a way that is in the best interests of the unitholders. Therefore, the Board is proposing a pass-through voting procedure that will ensure that the general partner seats the Directors that receive the greatest number of votes of the unitholders.

      The Board of Directors has studied this matter carefully and recommends a multi-step plan by which pass-through voting can be implemented. The plan is comprised of four principal steps: (i) removing CFMC as the general partner of the Partnership and liquidating it by redeeming its shares, (ii) creating a new general partner of the Partnership and reducing its interest in the Partnership from 0.1% to 0.001%, thus increasing the aggregate interests of the unitholders from 99.9% to 99.999%, (iii) creating a trust to hold the shares of the new general partner and to vote those shares in accordance with the unitholders’ vote and (iv) amending the partnership agreement and other governance documents to specify that annual meetings will be held for unitholders to elect the Board of Directors of the new general partner.

Proposal One — Approval of Amendments to Authorize Unitholder Voting (page 12)

      The Board recommends amending the partnership agreement and taking other related actions to:

•	Install a new general partner of Cedar Fair, L.P.;

•	Remove CFMC as the general partner of the Partnership and liquidate it by redeeming the shares of CFMC through a one-time lump sum payment of units to its current shareholders;

•	Reduce the 0.1% interest of the general partner in the Partnership to 0.001% and increase the aggregate interests of the unitholders from 99.9% to 99.999%; and

•	Authorize a procedure by which the unitholders meet annually to elect the Board of Directors of the general partner.

      The proposed amendments to the partnership agreement are included in the Fifth Amended and Restated Agreement of Limited Partnership, which is attached as Exhibit A to this proxy statement, and the summary provided is qualified in its entirety by reference to the actual amendments.

Proposal Two — Authority to Implement Unitholder Rights Plan (page 13)

      If Proposal One is approved, the Board recommends that the unitholders also approve a proposal granting the general partner authority to implement a unitholder rights plan that would allow the Partnership to resist a change or potential change in control of the Partnership if the Board of Directors by a majority vote of a quorum determines that the change or potential change is opposed to or not in the best interests of all unitholders. To give the general partner this authority, the partnership agreement would be amended to permit the general partner to:

•	Issue units or rights to acquire units at a price that is more or less than the market price of the units at the time of issuance; and

•	Authorize the general partner to amend the partnership agreement to implement the terms and conditions of any such rights issued by the general partner.

      If Proposal Two is approved, the Board intends to consider adoption of a specific unitholder rights plan.

      The proposed amendments to the partnership agreement are included in the Fifth Amended and Restated Agreement of Limited Partnership, which is attached as Exhibit A to this proxy statement, and the summary provided is qualified in its entirety by reference to the actual amendments.

Proposal Three – Election of Directors (page 14)

      If Proposal One is approved by holders of two-thirds of the outstanding units, then in accordance with the newly established classified board, the Board of Directors recommends the following individuals for election as directors in the Classes and for the terms specified:

•	For election as Class I directors with terms expiring in 2007: Richard S. Ferreira, Richard L. Kinzel and Thomas A. Tracy;

•	For election as Class II directors with terms expiring in 2006: Michael D. Kwiatkowski and Steven H. Tishman; and

•	For election as Class III directors with terms expiring in 2005: Darrel D. Anderson and David L. Paradeau.

Reasons for Proposal One (page 11)

      The Board recommends the governance restructuring plan to address various concerns that the Board identified in 2003. On a practical level, the Board considered the long-term stability in management of the Partnership in light of the decreasing number of shareholders of CFMC. The Board believes that the current governance structure of the Partnership is not sustainable into the future. Over the past fifteen years, the number of shareholders of the general partner has decreased to three of the original eleven, and no formal mechanism is in place to address this issue. A restructuring is necessary to maintain continuity in the governance structure of the Partnership for the long-term.

      In addition, the Board recognizes the trend in publicly traded companies towards more shareholder involvement and greater transparency of board functions and decisions. In light of new federal regulations concerning corporate governance, particularly the Sarbanes-Oxley Act of 2002, a more interactive governance structure that allows for increased unitholder participation is believed to be in the best interests of the Partnership. While some of the proposed governance changes are required by federal law or by the listing standards of the New York Stock Exchange (“NYSE”), other changes have been undertaken voluntarily by the Partnership. These changes reflect an innovative approach to governance that will allow Partnership unitholders to be involved in selecting the Board of Directors of the general partner.

      As the Partnership currently operates, the unitholders do not elect the Board of Directors of the general partner. Despite the general partner’s ability to make significant business decisions on behalf of the Partnership, and to thereby affect the success of the limited partners’ investment, the unitholders have no ability to influence the Board through electing directors. After implementation of the governance plan, unitholders will have the ability to elect the Board and will be able to ensure that the Board acts in their best interests.

Interests of Certain Persons in the Proposals (page 17)

      In order to remove and liquidate CFMC as the general partner, it is necessary to redeem the shares of CFMC. The shares will be redeemed for an amount of $3,450,000 payable in Partnership units to the three current CFMC shareholders. The three shareholders are also members of the Partnership’s management and include: Richard J. Collingwood, Corporate Vice President-Administration; Daniel R. Keller, Vice President and General Manager — Cedar Point Resort; and Richard L. Kinzel, Chairman, President and Chief Executive Officer. The Board engaged Bruml Capital Corporation to prepare an independent, third-party valuation of the CFMC shares, and the one-time payment falls within the range of values identified by Bruml. In return for the payment, the shareholders agreed to indemnify the Partnership and CFMC from all claims and actions arising from the share redemption and the liquidation of CFMC. Darrel D. Anderson, a nominee for director, has a substantial interest in Proposal One. If Proposal One is not approved, the nominees to the Board will be chosen by the shareholders of CFMC.

Recommendation of the General Partner (page 15)

      We recommend that you vote FOR the amendments to the partnership agreement, FOR the proposal to authorize the Board of Directors to implement a unitholder rights plan and FOR the election of the nominees to the Board of Directors.

The Special Meeting (page 9)

      The special meeting of the limited partner unitholders will be held on Thursday, May 13, 2004, at 9:00 a.m. (Eastern time) at the Sandusky State Theater, Sandusky, Ohio. At the special meeting, you will be asked to approve the amendments to the partnership agreement, to authorize the Board of Directors to implement a unitholder rights plan, to elect the Board of Directors of CFMC and to act on any other matters that are properly brought before the special meeting.

Record Date; Vote Required (page 10)

      You may vote at the special meeting if you owned Partnership units at the close of business on March 19, 2004. The proposed amendments to the partnership agreement will be adopted if holders of two-thirds of the outstanding units vote FOR the proposal. The authorization for the Board of Directors to implement a unitholder rights plan will be approved if holders of a majority of the outstanding units vote FOR the proposal. The election of directors will be by a plurality of the votes of the units present in person or by proxy and entitled to vote at the special meeting.

      As contemplated by the partnership agreement, the Partnership has received the opinion of Squire, Sanders & Dempsey L.L.P., a copy of which is attached to this proxy statement as Exhibit B, that the proposed amendments to the partnership agreement, the removal of CFMC as the general partner and the transfer of CFMC’s interest in the Partnership to the new general partner will not result in the loss of limited liability of any limited partner or cause the Partnership to be treated as an association taxable as a corporation for federal income tax purposes. The opinion of Squire, Sanders & Dempsey L.L.P. sets forth the assumptions and limitations to which the opinion is subject. You should read the opinion in its entirety.

      You may vote your units in person by attending the special meeting, by mailing us your proxy, or by telephone or the Internet by following the instructions on the proxy card. Even if you plan to attend the meeting in person, you may vote your units by mail, telephone or the Internet. A failure to vote or an abstention from voting has the same effect as a vote against Proposal One and Proposal Two and has no effect on the outcome of Proposal Three.

THE SPECIAL MEETING

General

      This document is furnished in connection with the solicitation of proxies from the limited partner unitholders of Cedar Fair, L.P. by its general partner, Cedar Fair Management Company, for use at the special meeting. This document and the accompanying form of proxy is first being mailed to limited partner unitholders on or about March 26, 2004.

Time and Place

      The special meeting will be held at the Sandusky State Theater located at 107 Columbus Avenue, Sandusky, Ohio, on Thursday, May 13, 2004, at 9:00 a.m. (Eastern time).

Matters to be Considered

      At the special meeting, the limited partners will be asked to:

•	approve amendments to the partnership agreement;

•	provided that the amendments to the partnership agreement are approved, approve a proposal granting the general partner authority to implement a unitholder rights plan;

•	provided that the amendments to the partnership agreement are approved, elect three directors for a term expiring in 2007, two directors for a term expiring in 2006 and two directors for a term expiring in 2005; and

•	vote on any other matters that may be properly raised at the special meeting.

It is not anticipated that any other matters will be raised at the special meeting.

Proxies

      Even if you plan to attend the special meeting in person, the Board urges you to submit your vote as soon as possible by mail, telephone or the Internet. The telephone and Internet voting procedures are designed to authenticate votes cast by use of a personal identification number. These procedures allow unitholders to appoint a proxy to vote their units and to confirm that their instructions have been properly recorded. Instructions for voting by telephone and over the Internet are included on the proxy card. All of the Partnership units represented by proxies properly received prior to or at the special meeting and not revoked will be voted in accordance with the instructions indicated in the proxies. If no voting instructions are indicated on a proxy, the units represented by that proxy will be voted in favor of each of the proposals. Any proxy given on the accompanying form may be revoked by the person giving it at any time before it is voted. Proxies may be revoked, or the votes reflected in the proxy changed by:

•	Submitting to American Stock Transfer & Trust Company, before the vote is taken at the special meeting, a written notice of revocation bearing a later date than the date of the proxy.

•	Submitting a properly executed later-dated proxy relating to the same units.

•	Attending the special meeting and voting in person.

      If you instruct your broker to vote your units, you must follow directions received from your broker to change those instructions. In order to vote in person at the special meeting, you must attend the special meeting and cast your vote in accordance with the voting procedures established for the meeting. Attendance at the meeting will not in and of itself constitute a revocation of a proxy. Any written notice of revocation or subsequent proxy must be sent so as to be delivered at or before the vote is taken at the special meeting as follows:

          American Stock Transfer & Trust Company

          6201 15th Avenue, 3rd Floor
          Brooklyn, New York 11219
          Attn: Proxy Department
          Fax Number: (718) 921-8337
          Toll Free Phone Number: (800) PROXIES

      Unitholders who require assistance in changing or revoking a proxy should write the address or call the phone number provided above.

Solicitation of Proxies

      The cost of soliciting the proxies from unitholders will be borne by the Partnership. In addition to solicitation by mail, arrangements will be made with brokerage houses and other custodians, nominees and fiduciaries to send the proxy materials to beneficial owners of the units, and the Partnership, upon request, will reimburse the brokerage houses and custodians for their reasonable expenses in so doing. The Partnership has retained Morrow & Co., Inc. to aid in the solicitation of proxies and to verify certain records related to the solicitation. Morrow & Co., Inc. will receive a fee of between $25,000 and $50,000 as compensation for its services plus reimbursement for its related out-of-pocket expenses. CFMC and its directors, officers and employees also may solicit the vote of unitholders. These persons will receive no additional compensation for their assistance in soliciting proxies.

Record Date; Voting Right; Quorum; Vote Required

      CFMC has fixed the close of business on March 19, 2004, as the record date for unitholders entitled to notice of and to vote at the special meeting.

      The only outstanding voting securities of the Partnership are the limited partner units and the general partner interest. Only holders of record of units on the record date are entitled to notice of the special meeting and to vote at the special meeting. Each holder of record, as of the record date, of limited partner units is entitled to cast one vote per unit on each of the proposals.

      The presence in person or by proxy of holders of a majority of the units entitled to vote at the special meeting will constitute a quorum for the transaction of any business. In case a quorum is not present, the meeting may be adjourned from time to time without notice other than an announcement at the time of the adjournment of the date, time and place of the adjourned meeting.

      The proposed amendments to the limited partnership agreement will be approved if holders of two-thirds of the outstanding units vote FOR the proposal. The authorization for the Board of Directors to implement a unitholder rights plan will be approved if partners holding a majority of the outstanding units vote FOR the proposal. Accordingly, a proxy marked “abstain” will have the effect of a vote against the proposals. Similarly, the failure of a unitholder to return a proxy or attend the special meeting to vote in person will have the effect of a vote against each of the proposals. The election of Directors will be by a plurality of votes of the units present in person or by proxy and entitled to vote at the special meeting. The Board urges you to complete, date and sign the accompanying proxy and return it promptly in the enclosed, postage-paid envelope or to submit your proxy by telephone or over the Internet.

      Because the amendments to the partnership agreement are an integral part of the proposed governance restructuring, the Board will not ask the unitholders to consider Proposals Two and Three if the amendments to the partnership agreement are not approved by the unitholders.

      As contemplated by the limited partnership agreement, the Partnership has received the opinion of Squire, Sanders & Dempsey L.L.P., a copy of which is attached to this proxy statement as Exhibit B, that the proposed amendments to the limited partnership agreement, the removal of CFMC as the general partner and the transfer of CFMC’s interest in the Partnership to the new general partner will not result in the loss of limited liability of any limited partner or cause the Partnership to be treated as an association taxable as a corporation for federal income tax purposes. The opinion of Squire, Sanders & Dempsey L.L.P. sets forth the assumptions and limitations to which the opinion is subject. You should read the opinion in its entirety.

      As of March 19, 2004, there were approximately 50,673,914 units outstanding and entitled to vote at the special meeting, held by approximately 10,000 holders of record. As of February 15, 2004, the Directors and executive officers of the general partner and their affiliates beneficially owned and were entitled to vote 3,083,842 units, or approximately 6.1% of the units outstanding on that date. See “Security Ownership of Certain Beneficial Owners and Management.”

Dissenters’ Appraisal Rights

      Unitholders are not entitled to dissenters’ appraisal rights in connection with the proposed transactions under either the limited partnership agreement or Delaware law.

BACKGROUND AND REASONS FOR THE PROPOSALS

The Partnership

      Cedar Fair, L.P. (together with its affiliated companies, the “Partnership”) is a publicly traded Delaware limited partnership managed by Cedar Fair Management Company, an Ohio corporation owned by members of the Partnership’s executive management (“CFMC”).

      The Partnership owns and operates six amusement parks: Cedar Point, located on Lake Erie between Cleveland and Toledo in Sandusky, Ohio; Knott’s Berry Farm, located near Los Angeles in Buena Park, California; Dorney Park & Wildwater Kingdom (“Dorney Park”), located near Allentown in South Whitehall Township, Pennsylvania; Valleyfair, located near Minneapolis/ St. Paul in Shakopee, Minnesota; Worlds of Fun in Kansas City, Missouri; and Michigan’s Adventure near Muskegon, Michigan. The parks are family-oriented, with recreational facilities for people of all ages, and provide clean and attractive environments with exciting rides and entertainment. The Partnership also owns and operates separate-gated water parks near San Diego and in Palm Springs, California, and adjacent to Cedar Point, Knott’s Berry Farm and Worlds of Fun. All principal rides and attractions at the parks are owned and operated by the Partnership and its affiliated companies. The Partnership also operates Camp Snoopy, a 7-acre indoor amusement park at the Mall of America in Bloomington, Minnesota, under a management contract that expires in 2012.

Reasons for Proposal One

      The Board believes the governance restructuring plan will address a number of concerns that the Board identified in 2003. On a practical level, the Board considered the long-term stability in management of the Partnership in light of the decreasing number of shareholders of CFMC. The Board believes that the current governance structure of the Partnership is not sustainable over the long term. When CFMC was formed in 1987 it had eleven shareholders, but now only three of the original shareholders remain. As time passes, the number of shareholders will decrease naturally to the point where the general partner’s existence will be threatened. Therefore, these governance modifications are necessary to plan for the long-term management of the Partnership.

      In addition, the Board believes that Proposal One is consistent with the trend among publicly traded companies towards more shareholder involvement and greater transparency of board functions and decisions. In light of new federal regulations concerning governance, particularly the Sarbanes-Oxley Act of 2002, the Board believes that a more interactive governance structure that allows for increased unitholder participation is in the best interests of the Partnership. While some of the governance changes that the Board is proposing are required by federal law or by the listing standards of the New York Stock Exchange (“NYSE”), other changes have been undertaken voluntarily by the Partnership because the Board believes that transparency and unitholder participation in the governance of the Partnership will benefit all unitholders and add value to the Partnership.

      Finally, the Board believes that Proposal One will more closely align the Board with the interests of the unitholders. As the Partnership currently operates, the unitholders do not elect the Board of Directors of the general partner. Despite the general partner’s ability to make significant business decisions on behalf of the Partnership, and to thereby affect the success of the limited partners’ investment, the unitholders have no ability to influence the Board through electing directors. After implementation of the governance plan, the unitholders will have the ability to elect the Board and will be able to ensure that the Board acts in their best interests.

Proposed Governance Restructuring Plan

      The Partnership unitholders, similar to investors in other publicly traded partnerships, generally have not participated in the governance of the limited partnership. Limited partners have been called upon to vote only on significant amendments to the partnership agreement as specified in that agreement. The Board of Directors has decided that it is desirable to transition the Partnership’s governance structure to a system where the unitholders will have a meaningful opportunity to participate in the governance of the limited partnership.

      In reaching this conclusion, the Board of Directors determined that the current procedure for electing the Board was no longer appropriate for the Partnership and should be changed to more closely resemble the governance approach of other successful publicly held companies. The Board believes that transferring the right to elect the Board from members of the Partnership’s senior management to the unitholders will:

•	Provide a stable system for electing Directors that can remain in place long into the future and will not be impacted by changes to the senior management of the Partnership;

•	Allow the unitholders to participate in the governance of the Partnership in a substantive way; and

•	Align the governance procedures of the Partnership with the best practices employed by other successful publicly held companies.

All of these results will be achieved without altering the Partnership’s status as a publicly traded limited partnership. This innovative approach to governance will place the Partnership at the leading edge in governance of publicly traded partnerships.

      Accordingly, the Board of Directors has voted to recommend the restructuring of the election process by which the Board is selected. In order to create this election procedure, the Board of Directors recommends taking the following steps:

•	If approved by the unitholders holding the requisite number of units, the limited partnership agreement will be amended to remove CFMC as the general partner and replace it with a newly formed Ohio corporation, Cedar Fair Management, Inc., to serve as the general partner of the Partnership.

•	CFMC will be liquidated and its shares redeemed. The liquidation involves a one-time lump sum payment to the current shareholders of CFMC in the amount of $3,450,000 payable in Partnership units. The units will be valued at the time of redemption.

•	The shares of the new general partner will be held in a newly-formed Ohio trust. The newly-formed trust will be governed by a trust agreement, which will specify that the trustee will elect the persons selected by the unitholders to serve as the Board of Directors of the new general partner.

•	If approved by the unitholders holding the requisite number of units, the limited partnership agreement will be amended to reduce the general partner’s interest in the Partnership from 0.1% to 0.001%. The new general partner will continue to have control over the governance of the Partnership.

•	The partnership agreement will be amended to specify that the unitholders will meet annually in person or by proxy to elect the Board of Directors of the new general partner. Those votes will be recorded at the meeting, and an inspector of elections appointed by the Board of Directors will tally the unitholders’ votes. That record of votes will be passed immediately to the trustee of the trust. That trust will be governed by a trust agreement that states that the trustee will immediately vote the shares of the general partner in accordance with the vote expressed by the unitholders. In this two-step manner, the unitholders will elect the Board of Directors of the general partner. This system will allow the unitholders an unprecedented amount of involvement in the governance of the Partnership in which they have invested.

      The proposed amendments to the limited partnership agreement will be approved if limited partners holding two-thirds of the outstanding units vote FOR the proposal. The formation of the trust and the formation of the new general partner do not require the approval of the unitholders but are being described in this proxy statement because they are an integral part of the restructuring plan. Certain other amendments were made to the partnership agreement by the Board prior to this meeting. Those amendments were not subject to unitholder approval because they did not adversely affect the unitholders’ rights in any material respect.

Proposal One — Approval of Amendments to Authorize Unitholder Voting

      To implement the reorganization so that unitholders can elect the Board of Directors of the general partner, the Board of Directors recommends amending the limited partnership agreement and taking certain other actions to:

•	Install a new general partner of the Partnership;

•	Remove CFMC as the general partner of the Partnership and liquidate CFMC by redeeming its shares through a one-time lump sum payment to its current shareholders;

•	Reduce the 0.1% interest of the general partner in the Partnership to 0.001% and increase the aggregate interests of the unitholders from 99.9% to 99.999%; and

•	Authorize a procedure by which the unitholders will meet annually to elect the Board of Directors of the general partner.

      The proposed amendments to the limited partnership agreement are included in the Fifth Amended and Restated Agreement of Limited Partnership, which is attached as Exhibit A to this proxy statement. You should read the proposed amendments in their entirety. The summary provided above is qualified in its entirety by reference to the actual amendments.

Reasons for Proposal Two

      The Board recognizes that the governance restructuring may make the Partnership vulnerable to a coercive takeover. The Board has given careful consideration to the interests of the unitholders and the potential impact of a rights plan on them. The Board has decided that granting the general partner authority to implement a rights plan is a prudent measure to counteract the actions of a bidder who could obtain control of the Partnership through tactics that may unfairly pressure the unitholders to sell their investments at less than full value.

Proposal Two — Authority to Implement Unitholder Rights Plan

      The Board recommends that the unitholders approve a proposal granting the general partner authority to implement a unitholder rights plan that would allow the Partnership to resist a change or potential change in control of the Partnership if the directors by a majority vote of a quorum determine that the change or potential change is opposed to or not in the best interests of all unitholders. To give the general partner the flexibility to implement such a rights plan, the limited partnership agreement will be amended to permit the general partner to:

•	Issue units or rights to acquire units at a price that is more or less than the fair market price of the units at the time of issuance; and

•	Authorize the general partner to amend the partnership agreement to implement the terms and conditions of any such rights issued by the general partner.

      The proposed amendments to the limited partnership agreement are included in the Fifth Amended and Restated Agreement of Limited Partnership, which is attached as Exhibit A to this proxy statement. You should read the proposed amendments in their entirety. The summary provided above is qualified in its entirety by reference to the actual amendments.

Objectives and Potential Effects of a Unitholder Rights Plan

      The Board of Directors has determined that changing the procedure for electing the Board is an improvement that will allow the unitholders to participate in the governance of the Partnership in a meaningful way and will align the governance procedures of the Partnership with the best practices employed by other successful publicly held companies. At the same time, the Board realizes this change in governance procedure presents an opportunity for potential acquirers to employ coercive takeover tactics that would not offer the unitholders full, fair value for their units. The Board believes Proposal Two will better empower the Board to protect the unitholders against these potential abuses.

      An examination of previous takeover activity of recent years has shown that a bidder interested in acquiring the Partnership as cheaply as possible, together with professional investors seeking a quick profit, could pursue a takeover of the Partnership at times, on terms and at prices which would not be in the best interests of the Partnership and its unitholders. These abusive tactics, which could result in inequitable treatment of the unitholders, include so called “two-tier tender offers,” in which unitholders may be coerced into either tendering their units or accepting the risk of receiving “back-end” compensation of substantially less value; “partial tender offers,” in which unitholders face the threat of tendering into the offer or being left holding units of the Partnership with substantially lower market value; tender offers “subject to financing;” and “creeping” acquisitions in which control of the Partnership is sought by market and negotiated purchases. In each case the acquirer would be acting in its own best interests — to purchase control of the Partnership at the cheapest possible price — without regard to the concerns of the Partnership and its other unitholders.

      The purpose of a unitholder rights plan is to protect the Partnership and its unitholders from these and other types of unsolicited acquisition tactics that the Board believes could be coercive and unfair to the unitholders of the Partnership by forcing would-be acquirers to negotiate with the unitholders’ representative, i.e., the Board. The major function of a unitholder rights plan is to induce a bidder for the Partnership to negotiate with the Board or face economic dilution and thus strengthen the Board’s bargaining position vis-à-vis such a bidder.

      In recommending granting the general partner authority to implement a unitholder rights plan, the Board has given careful consideration to the interests of the unitholders and the potential impact of a rights plan on them. In the course of that review, the Board concluded that, following the governance restructuring, numerous means would exist by which a bidder could obtain control of the Partnership through tactics that may unfairly pressure the unitholders to sell their investments at less than full value. The Board believes that granting the general partner authority to implement a rights plan is a prudent measure to counteract those means.

Potential Disadvantages of a Rights Plan

      A unitholder rights plan may have the effect of discouraging or making more difficult or expensive certain mergers, tender offers, open market purchase programs or other purchases of Partnership units under circumstances that may afford unitholders an opportunity to see some or all of their units purchased at a premium to then existing market prices. To the extent that the unitholder rights plan has these effects, it may be beneficial to incumbent management in certain unsolicited tender offers and may discourage or render more difficult or expensive the assumption of control by a holder of a substantial block of Partnership units and the removal of incumbent management.

Anti-Takeover Mechanisms Currently Available to the Partnership

      The partnership agreement amendments included in Proposal One institute two supermajority voting provisions that have an antitakeover impact. Both of these supermajority provisions will make it more difficult to remove Board members and management and could prevent consummation of a change in control transaction even if a majority of the unitholders favored the transaction. First, a transaction resulting in a change of control of the Partnership, as defined in the partnership agreement, requires approval by the affirmative vote of two-thirds of the outstanding units. In contrast, Delaware limited partnership law only requires an affirmative vote of a majority of outstanding units to approve a merger or consolidation. Second, the partnership agreement amendments include a provision whereby directors can only be removed, without cause, by an affirmative vote of eighty percent (80%) of the outstanding units. Delaware corporate law states that removal of a director from a classified board can be accomplished only for cause and with the affirmative vote of the holders of a majority of the shares then entitled to vote at an election of directors.

      In addition to the supermajority provisions, the Board of Directors is divided into three classes, with each class eventually serving for a period of three years. This could delay a holder of units representing a majority of the voting power from obtaining control of the Board of Directors because the holder would not be able to replace a majority of the Directors prior to at least the second annual meeting of unitholders after it acquired a majority position.

      The Board does not know of any specific effort at this time to accumulate units or control of the Partnership, but the Board believes that this unitholder rights plan, in conjunction with the partnership agreement amendments and classified board, is appropriate at this point in time because of the governance changes. The adoption of a unitholder rights plan will not affect the Partnership’s ability to list on the New York Stock Exchange.

Proposal Three — Election of Directors

      The Board of Directors of CFMC is comprised of seven directors. The Directors are divided into three classes: Class I, Class II, and Class III. Class I consists of three Directors, and Classes II and III each consist of two Directors.

      Prior to this election, all Directors served one year terms, and the entire Board was elected annually. As part of the governance restructuring plan, the general partner of the Partnership will have a classified Board of Directors with staggered terms. Therefore, assuming that Proposal One is approved by the unitholders holding the requisite number of units, the Directors are standing for election for varying terms of office. In subsequent elections, the Directors in each class will be elected for terms of three years; the term of office of one class of Directors will expire at each annual meeting.

      A total of seven (7) Directors will be elected at this meeting to serve the following terms:

•	Three Class I Directors will serve terms expiring in 2007,

•	Two Class II Directors will serve terms expiring in 2006, and

•	Two Class III Directors will serve terms expiring in 2005.

Nominees for election as Class I Directors:

      Richard S. Ferreira is a retired executive vice president and chief financial officer of Golf Hosts, Inc. (developer and owner of nationally recognized resorts in Colorado and Florida) and a past member of its Board of Directors. Mr. Ferreira was associated with Golf Hosts, Inc. for more than 26 years. Mr. Ferreira is a member of the Nominating and Corporate Governance Committee, the Compensation Committee and the Audit Committee.

      Richard L. Kinzel has served as chairman of the Board since 2003 and as president and chief executive officer of CFMC since 1986. Mr. Kinzel has been employed by the Partnership or its predecessor since 1972.

      Thomas A. Tracy is a business consultant and was a partner in the accounting firm of Arthur Andersen LLP from 1966 until his retirement in 1989. Mr. Tracy is a member of the Audit Committee. Pursuant to the newly adopted Corporate Governance Guidelines, the Board, in consultation with management, granted Mr. Tracy a waiver of the retirement policy requiring a director’s retirement following his seventy-second birthday.

Nominees for election as Class II Directors:

      Michael D. Kwiatkowski has been a consultant in the food industry since 1996, prior to which he served as Chairman of PCS, which owned and operated a chain of 11 restaurants, from 1986 to 1996. He has more than 30 years of experience in amusement parks and branded restaurant operations. Mr. Kwiatkowski is a member of the Nominating and Corporate Governance Committee, the Compensation Committee and the Audit Committee.

      Steven H. Tishman has been a managing director at Rothschild, Inc., in New York, New York, since November 2002. He was a managing director of Robertson Stephens from November 1999 to November 2002, prior to which he was a senior managing director of Bear, Stearns & Co., Inc. Mr. Tishman is also a director of Claire’s Stores, Inc.

Nominees for election as Class III Directors:

      Darrel D. Anderson is currently involved with the management of private investments with his family. He was a general partner of Knott’s Berry Farm, Orange County, California’s oldest theme amusement park, from 1960 to 1998 and served as chairman of the Knott family board. He is also a past chairman of the board of Olive Crest Treatment Centers, the largest provider of residential services for abused children in southern California.

      Mr. Anderson is nominated as a director pursuant to an arrangement among the Partnership, the general partner and members of the Knott family. The general partner agreed that it will use its best efforts to ensure that a person mutually acceptable to the general partner and the Knott family is nominated to the Board of Directors of the general partner, and in exchange, the Knott family has agreed to vote its Partnership units in support of Board proposals so long as the Knott family continues to own an amount equal to the lesser of eight percent (8%) of the issued and outstanding units of the Partnership or 4,053,876 units.

      David L. Paradeau is owner and chief executive officer of Minnesota Zephyr Limited and the Stillwater Grill in Stillwater, Minnesota. He was the founder and creator of that dining and entertainment operation, which was established in 1986. He is also the owner of D.L. Paradeau Marketing, a consulting firm. He has 39 years of experience in marketing and advertising in the brewing industry and in the amusement and entertainment business. Mr. Paradeau is a member of the Nominating and Corporate Governance Committee and the Compensation Committee.

      All of the above nominees have agreed to stand for election. While the Partnership has no reason to believe that any of these nominees will be unable or unwilling to serve at the time of the annual meeting, in the unlikely event any of them does not stand for election, the Board will reduce the authorized number of directors. For election as a director, a nominee must receive the affirmative vote of the holders of a plurality of votes of the units present in person or by proxy at the special meeting and entitled to vote.

Recommendation of the General Partner

      The Board of the general partner recommends that you vote FOR the amendments to the limited partnership agreement, FOR the proposal granting the general partner authority to implement a unitholder rights plan and FOR the election of the nominees for Director.

COMPENSATION OF DIRECTORS

      The Compensation Committee of the Board of Directors establishes the fees paid to Directors and Board Committee members for services in those capacities. The current schedule of such fees is as follows:

1.	For service as a member of the Board, $25,000 per annum, payable quarterly, plus $1,500 for attendance at each meeting of the Board, plus a grant of 2,000 unit options;

2.	For service as a Board Committee member, $250 for attendance at each Committee meeting held on the same date on which the Board of Directors meets and $1,500 for attendance at any additional Committee meeting held on a date other than a date on which the Board of Directors meets; and

3.	For service as Chairman of a Committee of the Board, a fee of $5,000 per annum.

      These fees are payable only to non-management Directors. Management Directors receive no additional compensation for service as a Director. All Directors receive reimbursement from the Partnership for expenses incurred in connection with service in that capacity.

Board Meetings and Attendance

      The Board met seven times in 2003. Committees of the Board met from time to time upon call of the Chairman of the Board or individual Committee Chairs. During 2003, each Director attended at least 75% of the total number of meetings of the Board and the committees on which he served. Directors are expected to attend all Board meetings and the Committees of the Board on which they serve.

      Executive sessions of non-management Directors are regularly scheduled and were held five times during the year ended December 31, 2003. Executive sessions are attended only by non-employee directors, and those independent directors determine who will preside at each meeting.

Communication with the Board

      Unitholders may communicate directly with the Board by sending communications to the attention of Brenda Lakner, One Cedar Point Drive, Sandusky, Ohio 44870-5259. The correspondence will be forwarded to the Chair of the Nominating and Corporate Governance Committee who will review the correspondence and take action accordingly.

      CFMC has a toll-free hotline that is available to anyone, including unitholders, who wishes to bring a matter to the attention of the non-management Directors. The telephone number of the hotline is 800-650-0716. The Audit Committee of the Board of Directors is charged with reviewing information received and taking appropriate action as necessary.

Board Committees

      The Board has three committees: an Audit Committee, a Compensation Committee, and a Nominating and Corporate Governance Committee. Each Committee is composed entirely of independent Directors, as that term is defined in the NYSE listing standards. Each Committee’s charter is available on the Partnership’s website at www.cedarfair.com.

      The Audit Committee is responsible for appointing and meeting with the Partnership’s independent auditor and for assisting the Board in its oversight of the financial statement reporting, internal audit and risk management functions. The Audit Committee met five times in 2003. The members of the Audit Committee are: Richard S. Ferreira, Michael D. Kwiatkowski and Thomas A. Tracy. All of the members are independent as required under Section 301 of the Sarbanes-Oxley Act of 2002 and the NYSE listing standards. The Board has determined that each Committee member is financially literate, and Thomas A. Tracy is the designated financial expert. The Audit Committee’s report is at page 24, and the Committee’s Charter is attached as Exhibit C to this proxy statement.

      The Compensation Committee is responsible for reviewing the Partnership’s compensation and employee benefit policies and programs and recommending related actions, as well as executive compensation decisions, to the Board of Directors. The Compensation Committee met three times in 2003. The members of the Compensation Committee are: Richard S. Ferreira, Michael D. Kwiatkowski and David L. Paradeau. The Compensation Committee report is at page 18.

      The Nominating and Corporate Governance Committee is responsible for identifying qualified director nominees to enhance the Board and for playing a leadership role in shaping the governance of CFMC. The Committee also annually reviews the performance of the Board. This Committee was created in December 2003, and therefore met only once in 2003. The members of the Nominating and Corporate Governance Committee are: Richard S. Ferreira, Michael D. Kwiatkowski, and David L. Paradeau. The Committee conducts all necessary and appropriate inquiries into the background and qualifications of Board candidates and is drafting guidelines for the Board of Directors concerning minimum candidate qualifications as well as specific qualifications necessary for one or more Directors to possess. The Partnership did not pay a fee to any third-party to identify or evaluate director nominees in 2003.

      Due to Cedar Fair’s limited partnership structure, there is currently no procedure by which unitholders can nominate directors. This is consistent with the general governance of limited partnerships.

INTERESTS OF CERTAIN PERSONS IN THE PROPOSALS

      Three officers of the Partnership, one of whom is also a member of the CFMC Board, and one nominee for director have interests in the governance plan that are different from or in addition to the interests of the unitholders. As described below, these four individuals will receive benefits in addition to the benefits that they will receive as unitholders. The Board of Directors was aware of these interests and fully considered them, among other things, in adopting the governance plan and in recommending a one-time payment to redeem the shares of CFMC. The director who is a shareholder of CFMC did not vote on the approval of the lump sum payment.

      The amendments to the partnership agreement include the removal and liquidation of CFMC as the general partner of the Partnership. In order to liquidate CFMC, the shares of CFMC will be redeemed. The shares of CFMC will be redeemed for an amount of $3,450,000 payable in Partnership units to the three shareholders. The units will be valued at the time of redemption. The Board of Directors of CFMC engaged Bruml Capital Corporation (“BCC”) to render an opinion as to the fair market value of CFMC. BCC was chosen for its expertise in providing middle market companies with investment banking and financial advisory services. BCC is familiar with the geographic market in which the Partnership operates and prepares approximately 20-25 formal valuations per year. There have been no material relationships between CFMC and BCC over the last two years.

      BCC’s valuation process included an information review of Partnership and CFMC organizational documents and public filings as well as interviews with current and former Board members, CFMC shareholders and the Partnership’s independent auditors. In valuing the CFMC shareholders’ rights, BCC tried to determine the value to place on the shareholders’ control over election of the Board of Directors of CFMC. BCC also applied a marketability discount due to the illiquid nature of the CFMC shares and the substantial restrictions placed on achieving liquidity by the partnership agreement and CFMC’s governance documents. Despite a significant marketability discount of between 80%-85%, BCC determined that the CFMC shares had value due to the ability of the shareholders to elect the CFMC Board and to thereby control the Partnership, a company with a substantial market capitalization and national operations.

      BCC presented its valuation determinations to the Board of Directors at a meeting on November 6, 2003. After further discussion and negotiations with the CFMC shareholders, the Board approved a payment to the CFMC shareholders of $3,450,000 in Partnership units, which amount falls within the range of value identified by BCC.

      If the proposals described in this proxy statement are approved, the payment will be made to the three CFMC shareholders who hold all the issued and outstanding share of CFMC. The shareholders of CFMC who will receive this payment are also members of the Partnership’s executive management as follows:

•	Richard J. Collingwood, Corporate Vice President-Administration;

•	Daniel R. Keller, Vice President and General Manager – Cedar Point Resort; and

•	Richard L. Kinzel, Chairman, President and Chief Executive Officer.

      In return for this one-time payment, the shareholders have agreed to defend, indemnify and hold harmless the Partnership, CFMC and any of their subsidiaries, assigns, present and former directors, officers, employees, agents and representatives against any claim or action arising out of or connected with this one-time redemption payment.

      Darrel D. Anderson, a nominee for director, also has a substantial interest in Proposal One. If Proposal One is approved, Mr. Anderson will be included in the slate of nominees to the Board of Directors pursuant to an arrangement among CFMC, the Knott family and the Partnership. If Proposal One is not approved, the nominees to the Board will be chosen by the shareholders of CFMC.

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

      The Compensation Committee of the Board of Directors of Cedar Fair Management Company (the “Company”) has overall responsibility for executive succession planning and evaluating and approving the incentive compensation plans, policies and programs of the Company and of Cedar Fair, L.P. (the “Partnership”) as well as the structure and amount of all compensation for executive officers of the Company. The members of the Compensation Committee are: Richard S. Ferreira, Michael D. Kwiatkowski and David L. Paradeau. Each of the members meets the criteria for independence under the New York Stock Exchange listing standards as determined by the Board of Directors.

      The Committee’s goal is to establish and maintain compensation policies that enable the Partnership to attract and retain high-quality executives and to align the executives’ interests with the long-term interests of the Partnership. In determining compensation, the Committee considers the individual’s performance as it relates to established targets and goals, the compensation of executives at other comparable firms and the Partnership’s financial results. In 2002 the Partnership engaged Watson Wyatt, a consulting firm with compensation expertise, to perform an analysis of the executive compensation levels at the Partnership in relation to companies of comparable size and performance. Based on that information, the Committee approved an overall compensation program that brings the Partnership’s compensation levels within the average range of similarly situated companies.

Executive Compensation

      The Partnership compensates its executives through a combination of salary, annual bonus, option awards, deferred compensation and retirement plan contributions. Base salaries are set at a level that is competitive with companies of comparable size and financial performance commensurate with the responsibilities and experience of the executive. The annual bonus is meant to encourage executives to be conscious of the financial results of the Partnership and is directly correlated to the executive’s attainment of certain pre-established objectives. Options and deferred compensation are meant to provide a direct link between the long-term interests of executives and unitholders. The Partnership has profit sharing retirement plans for the majority of its employees, in which the executive officers participate, except for Mr. Falfas who is covered by a separate plan for Knott’s Berry Farm employees. The plans have a fixed contribution percentage determined by the Board each year, and also permit employees to contribute specified percentages of their salary, matched up to a limit by the Partnership. The Committee reviewed historical and market survey information before establishing 2003’s fixed contribution level at 6% for all parks except Knott’s Berry Farm, where the contribution is 5 1/2%, and matching contributions up to 3% for all parks except Knott’s Berry Farm, where the match is up to 3 1/2%.

CEO Compensation

      In keeping with the philosophies outlined above, Mr. Kinzel’s base salary for 2003 was $875,000, a 4% increase over his 2002 salary. Mr. Kinzel’s salary is subject to annual review. Mr. Kinzel was awarded a bonus of $393,750 for 2003. In determining Mr. Kinzel’s compensation, the Committee considered factors including: the Company’s performance relative to comparable companies, the Company’s performance relative to its long-term objectives, and the compensation of Chief Executive Officers of other similar companies. The Committee’s decision represents an overall qualitative and quantitative assessment of Mr. Kinzel’s leadership in meeting the Partnership’s long and short-term strategic, operational and business goals.

Senior Management Long-Term Incentive Compensation Plan

      The Partnership instituted the senior management long-term incentive compensation plan in 2002. This plan covers the CEO, the six park general managers and the three corporate vice presidents who report directly to the CEO. The plan is intended to provide long-term deferred cash and unit awards to participants that, together with current cash compensation, will be sufficient to achieve market-level total direct compensation as determined by the Board of Directors. Targets are established by the Board annually, and the awards are computed based on the results achieved compared to the approved target for that year.

Michael D. Kwiatkowski, Chairman

Richard S. Ferreira
David L. Paradeau

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

      During 2003, no officer or employee of the Partnership served as a member of the Compensation Committee, and there were no interlocking relationships or related transactions as described in Item 402(j) and Item 404 of Regulation S-K of the Securities and Exchange Commission.

EXECUTIVE COMPENSATION

Compensation of Executives; Summary Compensation Table

			Annual Compensation			Long-Term Compensation

(a)	(b)	(c)	(d)			(g)
				(e)	(f)	Securities	(i)
				Other Annual	Restricted	Underlying	All Other
		Salary	Bonus	Compensation	Unit Awards	Options	Compensation
Name and Principal Position	Year	($)	($)	($)	($)	(#)	($)

Richard L. Kinzel, Chairman,	2003	875,000	393,750	—	981,382	—	20,000
President and Chief	2002	840,000	420,000	—	936,192	150,000	17,050
Executive Officer	2001	839,231	336,000	—	—	230,000	17,150
Bruce A. Jackson, Corporate	2003	440,000	193,050	—	175,490	—	20,000
Vice President-Finance	2002	424,750	212,500	—	146,319	35,000	17,050
and Chief Financial Officer	2001	411,769	164,800	—	—	70,000	17,150
Jacob T. Falfas, Vice President	2003	375,000	206,250	—	7,198	—	18,000
and General Manager-	2002	365,012	162,425	—	—	15,000	15,700
West Coast Operations	2001	362,750	99,825	—	—	20,000	16,923
Daniel R. Keller, Vice President	2003	335,000	128,416	—	54,681	—	20,000
and General Manager-Cedar	2002	325,000	167,375	—	24,100	15,000	17,050
Point Resort	2001	324,711	89,375	—	—	17,500	17,150
John R. Albino, Vice President	2003	320,000	76,800	—	—	—	19,000
and General Manager- Dorney	2002	310,000	226,300	—	—	10,000	17,050
Park & Wildwater Kingdom	2001	309,808	147,250	—	—	12,000	17,150

Notes To Summary Compensation Table:

Column (f)	Restricted Unit Awards. Phantom limited partnership units granted under Senior Management Long-Term Incentive Compensation Plan. The aggregate number of phantom limited partnership units awarded to Messrs. Kinzel, Jackson, Falfas and Keller as of December 31, 2003, together with their market value at yearend, were 87,694 ($2,696,602), 14,688 ($451,653), 320 ($9,832), and 3,564 ($109,598), respectively. These units will accrue additional phantom units on the date of each quarterly distribution paid by the Registrant, calculated at the NYSE closing price on that date.

Column (g)	There were no unit options granted to the named executives in 2003.

Column (i)	All Other Compensation. Comprises amounts accrued under the Partnership’s Savings and Profit Sharing Plan, except for Mr. Falfas, who is covered under a separate plan for Knott’s Berry Farm employees.

Long-Term Incentive Plans — Awards in 2003

(a)	(b)	(c)
		Period until
		Maturation
	Number of Units	or Payout

Richard L. Kinzel	41,584	March 2007
Bruce A. Jackson	7,436	March 2007
Jacob T. Falfas	305	March 2007
Daniel R. Keller	2,317	March 2007
John R. Albino	—	—

Column (b)	Number of Restricted Units. Phantom limited partnership units granted under Senior Management Long-Term Incentive Plan. These units will accrue additional phantom units on the date of each quarterly distribution paid by the Partnership, calculated at the NYSE closing price on that date.

Column (c)	Period until Maturation or Payout. These units vest over a four-year period with one half to be issued in March 2006 and the balance to be issued in March 2007.

Unit Options Exercised in 2003 and December 31, 2003 Option Values

(a)		(c)	(d)	(e)
	(b)		Number of Units	Value of Unexercised In-
	Number of		Underlying Options	the-Money Options
	Units Acquired	Value	at 12/31/2003	at 12/31/2003
	on Exercise	Realized	Exercisable/Unexercisable	Exercisable/Unexercisable
Name	(#)	($)	(#)	($)

Richard L. Kinzel	—	—	570,000	8,578,020
			530,000	6,887,180
Bruce A. Jackson	—	—	192,000	2,950,650
			168,000	2,290,500
Jacob T. Falfas	—	—	135,000	2,184,960
			105,000	1,573,490
Daniel R. Keller	—	—	133,500	2,169,735
			104,000	1,563,340
John R. Albino	42,724	1,273,600	50,200	790,980
			96,800	1,504,420

There were no unit options granted to the named executives in 2003.

EMPLOYMENT CONTRACTS AND TERMINATION OF EMPLOYMENT AND

CHANGE-IN-CONTROL ARRANGEMENTS

Employment Contracts

      Richard L. Kinzel, Chairman, President and Chief Executive Officer, has an employment contract with the Partnership for a term beginning June 1, 2003 and ending on January 2, 2008. Mr. Kinzel’s base annual salary will not be less than $875,000 per year and may be adjusted upwards each year as determined by the Board. The Partnership also provides Mr. Kinzel with a two million dollar life insurance policy and permits him to designate the beneficiary. As a condition of this contract, Mr. Kinzel will continue to be appointed to the position of Chairman of the Board of the general partner until December 30, 2008 provided that he is elected to the Board. After December 30, 2008, Mr. Kinzel will serve as a member of the Board for a period of at least two more years provided he is elected to the Board.

      The Partnership may terminate Mr. Kinzel’s employment for cause (as defined in the employment contract). The contract also contains a non-competition provision for a period of 24 months following the date of termination by Mr. Kinzel of his employment with the Partnership.

Severance Compensation

      All regular, full-time, non-union affiliated employees, including the named executive officers except for Mr. Kinzel, who have been employed by the Partnership for at least one year are eligible for severance compensation under the Cedar Fair, L.P. Severance Pay Plan. Under the Plan, employees are generally eligible for severance pay if their employment is terminated due to the elimination of the job or position, a mutually agreed-upon separation of the employee due to performance, or a change in ownership which results in replacement of the employee by the new owner. Upon termination of employment where severance compensation is payable under the Plan, the employee is entitled to receive a payment based on the following schedule:

Length of Service	Severance Pay

1 year through 10 years	One week of pay for each full year of service
11 years through 30 years	Ten weeks’ pay plus two weeks of pay for each full year of service in excess of 10
31 years or more	Fifty-two weeks of pay

      In addition, eight executive officers of the Partnership, including all of the executive officers named in the Summary Compensation Table except for Mr. Kinzel, are entitled to severance payments and continuation of existing insurance benefits if their employment is terminated within 24 months after any change in control occurs, as defined in a plan approved by the Board of Directors in 1995. Such severance payments and benefits range from 1.6 to 2.25 times the last five years’ average cash compensation and from 24 to 30 months of continued insurance benefits.

      Mr. Kinzel’s employment contract contains severance compensation terms that differ from those of the other executive officers. According to Mr. Kinzel’s employment contract, he is entitled to a lump-sum payment if he is terminated other than for cause (as defined in his employment contract) prior to January 2, 2008. This payment includes the following amounts: his base salary through the date of termination, an amount equal to the present value of his base salary that he would have received through the end of the contract, and an amount equal to the present value of the incentive compensation that he would have received through the end of the contract. In addition, Mr. Kinzel would be immediately vested in any award, option, unit appreciation right, restricted unit award or any other right or interest relating to securities issued by the Partnership to him, and could be able to exercise any such award at any time on or before March 19, 2010.

Supplemental Retirement Benefits

      Supplemental retirement benefits represent the named executive officer’s right to receive cash benefits from the Partnership upon retirement at age 62 or over, with a minimum of 20 years’ service to the Partnership, its predecessors and/or successors. Amounts were allocated in prior years among the executive officers out of general partner fees as approved by the Compensation Committee of the Board. Each officer’s account accrues interest at the prime rate as established from time to time by the Partnership’s lead bank. Executive officers leaving the employ of the Partnership prior to reaching age 62 or with less than 20 years of service will forfeit their entire balance. In the event of death, total disability, or retirement at age 62 or over with at least 20 years’ service, all amounts accrued will become immediately and fully vested and payable to the executive officers. In the event of a “change-in-control” (as defined), all amounts accrued will become fully vested and will be funded in a trust, for the benefit of the executive officers when they reach age 62, die, or become totally disabled, whichever occurs first. At each executive officer’s option, the accrued balance may be distributed in a lump sum or in a number of future payments over a period not to exceed 10 years.

      The amount of supplemental retirement benefits accrued to Messrs. Kinzel, Jackson, Falfas, Keller and Albino as of December 31, 2003, were $1,291,677, $64,524, $14,836, $0, and $151,522, respectively.

      Mr. Kinzel’s retirement benefits vary from those of the other executive officers in that he receives, in addition to severance and his normal and supplemental retirement benefits, lifetime health coverage benefits for himself and his spouse.

UNITHOLDER RETURN PERFORMANCE GRAPH

      The graph below shows a comparison of the five-year cumulative total return (assuming all distributions/dividends re-invested) on Cedar Fair limited partnership units, the S&P 500 Index, the S&P 400 Index and the S&P – Movies and Entertainment Index, assuming investment of $100 on December 31, 1998.

	Base
	Period	Return	Return	Return	Return	Return
Company/Index Name	1998	1999	2000	2001	2002	2003

Cedar Fair, L.P.	100.00	79.18	81.23	118.11	120.51	167.63
S&P 500	100.00	121.04	110.03	96.94	75.52	97.19
S&P 400	100.00	114.72	134.80	133.98	114.54	155.34
S&P Movies & Entertainment	100.00	116.79	99.66	86.10	53.74	66.35

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

Security Ownership of Certain Beneficial Owners

      According to information obtained by the Partnership from Schedule 13G filings with the Securities and Exchange Commission concerning the beneficial ownership of its units (determined in accordance with the rules of the Securities and Exchange Commission), there were no parties known to the Partnership to own more than 5 percent of its Depositary Units representing limited partner interests as of March 15, 2004.

      However, as discussed in Proposal Three (see pg. 14), the Partnership and CFMC have an agreement with the Knott family (“the Letter Agreement”) pursuant to which the Knott family agrees to vote its Partnership units in accordance with the Board’s recommendations in exchange for the ability to nominate a person who is mutually acceptable to the Knott family and the general partner to the Board of Directors. The Letter Agreement is also attached to the Schedule 13D filed by Darrel D Anderson & Associates, Inc. on March 15, 2004 in which the signatories to the Letter Agreement disclaimed “group” status under Section 13(d) of the Exchange Act of 1934. On the date of that filing, the signatories owned an aggregate of 5,235,736 Units of the Partnership. That aggregate ownership represents 10.3% of the approximately 50,673,914 units issued and outstanding as of February 15, 2004.

Security Ownership of Management

      The following table sets forth information as of February 15, 2004, as to the number of Depositary Units representing limited partner interests beneficially owned by each of the Partnership’s directors, each nominee, each of the named executive officers in the Summary Compensation Table, and by all current directors and officers as a group.

	Amount and Nature of Beneficial Ownership

		Investment Power		Voting Power
	Beneficial					Percent
Name of Beneficial Owner	Ownership	Sole	Shared	Sole	Shared	Of Units(1)

Richard L. Kinzel(2)	1,638,047	1,212,396	425,651	1,212,396	425,651	3.2
Bruce A. Jackson(3)	384,509	382,509	2,000	382,509	2,000	*
Daniel R. Keller(4)	640,620	257,600	383,020	257,600	383,020	1.3
Jacob T. Falfas(5)	229,542	224,655	4,887	224,655	4,887	*
John R. Albino(6)	154,484	154,484	–0–	154,484	–0–	*
Richard S. Ferreira(7)	5,464	1,972	3,492	1,972	3,492	*
Michael D. Kwiatkowski(8)	3,569	3,569	–0–	3,569	–0–	*
David L. Paradeau(9)	–0–	–0–	–0–	–0–	–0–	*
Steven H. Tishman(9)	1,295	1,295	–0–	1,295	–0–	*
Thomas A. Tracy(10)	15,241	12,952	2,289	12,952	2,289	*
Darrel D. Anderson	350,186	350,186	–0–	350,186	–0–	*
All Directors and officers as a group (16 individuals)(11)	3,083,842	2,640,601	443,241	2,640,601	443,241	6.1

*	Less than one percent of outstanding units.

(1)	For purposes of calculating the Percentage of Units, the number of outstanding units as of February 15, 2004 (50,673,914) is used.

(2)	Includes 422,396 units and options to purchase 790,000 units as to which Mr. Kinzel has sole voting and investment power, and 425,651 units for which he has shared voting and investment power. Included in the shared position is 383,020 units held by a corporation of which Mr. Kinzel, together with certain current and former executives of the General Partner, is a shareholder, and under Rule 13d-3 of the Securities and Exchange Commission, is deemed to be the beneficial owner of these units by having shared investment and voting power. Mr. Kinzel disclaims beneficial ownership of 331,400 of these units. The units owned by the corporation have been counted only once in the total of the directors and executive officers as a group. Does not include options to purchase 310,000 units that had not vested on the date of this Proxy Statement.

(3)	Includes 118,509 units and options to purchase 264,000 units as to which Mr. Jackson has sole voting and investment power, and 2,000 units for which he has shared voting and investment power. Does not include options to purchase 96,000 units that had not vested on the date of this Proxy Statement.

(4)	Includes 76,600 units and options to purchase 181,000 units as to which Mr. Keller has sole voting and investment power, and 383,020 units held by a corporation of which Mr. Keller, together with certain current and former executive officers of the General Partner, is a shareholder, and under Rule 13d-3 of the Securities and Exchange Commission, is deemed to be the beneficial owner of these units by having shared investment and voting power. Mr. Keller disclaims beneficial ownership of 346,886 of these units. The units owned by the corporation have been counted only once in the total of the directors and executive officers as a group. Does not include options to purchase 56,500 units that had not vested on the date of this Proxy Statement.

(5)	Includes 41,635 units and options to purchase 183,000 units as to which Mr. Falfas has sole voting and investment power, and 4,887 units for which he has shared voting and investment power. Does not include options to purchase 57,000 units that had not vested on the date of this Proxy Statement.

(6)	Includes 58,884 units and options to purchase 95,600 units as to which Mr. Albino has sole voting and investment power. Does not include options to purchase 51,400 units that had not vested on the date of this Proxy Statement.

(7)	Includes 472 units and options to purchase 1,500 units as to which Mr. Ferreira has sole voting and investment power, and 3,492 units for which he has shared voting and investment power. Does not include options to purchase 2,900 units that had not vested on the date of this Proxy Statement.

(8)	Includes 1,731 units and options to purchase 1,500 units as to which Mr. Kwiatkowski has sole voting and investment power. Does not include options to purchase 2,900 units that had not vested on the date of this Proxy Statement.

(9)	Does not include options to purchase 2,000 units that had not vested on the date of this Proxy Statement.

(10)	Includes 10,687 units and options to purchase 2,100 units as to which Mr. Tracy has sole voting and investment power, and 2,289 units for which he has shared voting and investment power. Does not include options to purchase 2,900 units that had not vested on the date of this Proxy Statement.

(11)	The unit amounts listed include a total of 1,764,060 units of limited partner interest that all current directors and officers as a group have the right to acquire within 60 days from January 12, 2004.

Section 16(a) Beneficial Ownership Reporting Compliance

      Section 16(a) of the Securities Exchange Act of 1934 requires officers and Directors, and persons who own more than ten percent (10%) of a registered class of Partnership units, to file reports of ownership and changes in ownership with the Securities and Exchange Commission. Officers, Directors and greater than ten percent unitholders are required by SEC regulation to furnish the Partnership with copies of all Section 16(a) forms they file.

      Based solely on a review of Forms 3 and 4 (including amendments to such forms) furnished to the Partnership during 2003 and Forms 5 (including, again, amendments to such forms) the Partnership received with respect to 2003, Charles M. Paul, Vice President and Corporate Controller, failed to file one Form 4 on a timely basis in 2003. With the exception of that oversight, no Director, officer, beneficial owner of more than ten percent of the Partnership’s outstanding units, or options convertible into units, or any other person subject to Section 16 of the Exchange Act failed to file on a timely basis during 2003.

Shareholder Proposals for the 2005 Annual Meeting

      If Proposal One is approved, the Partnership will convene an annual meeting in 2005. Any unitholder who intends to present a proposal at the 2005 Annual Meeting and who wishes to have the proposal included in the Partnership’s proxy statement and form of proxy for that meeting must deliver the proposal to the Partnership at its principal executive offices not later than November 27, 2004.

REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

      The Audit Committee of the Board of Directors of Cedar Fair Management Company (the “Company”) is responsible for appointing and meeting with the Partnership’s independent auditor and for assisting the Board in its oversight of the financial statement reporting, internal audit and risk management functions. The members of the Audit Committee are: Richard S. Ferreira, Michael D. Kwiatkowski and Thomas A. Tracy. All of the members are independent as required under Section 301 of the Sarbanes-Oxley Act of 2002 and the New York Stock Exchange listing standards. The Committee conducts its activities pursuant to a written charter approved by the Board of Directors, a copy of which is attached as Exhibit C to this Proxy Statement.

      The Audit Committee met five times, including telephone meetings, during the course of 2003. Management is responsible for the financial reporting process, including the system of internal controls and disclosure controls, and for the preparation of consolidated financial statements in accordance with accounting principles generally accepted in the United States (“GAAP”). The independent auditors are responsible for auditing these financial statements and expressing an opinion as to their conformity to GAAP. The Audit Committee’s responsibility is to monitor and review these processes, acting in an oversight capacity.

      Members of the Committee have reviewed and discussed the audit of the consolidated financial statements for 2003 contained in the Partnership’s Annual Report on Form 10-K with management and representatives of PricewaterhouseCoopers LLP. In addition, the Committee discussed with the independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61, Communication with Audit Committees, as amended. The Committee also discussed with them their independence from the Company and the Partnership and its management, including the matters in the written disclosures required by Independence Standard Board Standard No. 1, Independence Discussions with Audit Committees, and considered their independence in connection with non-audit services provided. The Audit Committee also reviewed with PricewaterhouseCoopers LLP the critical accounting policies and practices followed by the Partnership and other material written communications between PricewaterhouseCoopers LLP and the management of the Partnership.

      Based on the reviews and discussions referred to above, and in reliance on the representations of management and the independent auditors’ report with respect to the financial statements, the Committee recommended to the Board of Directors that the audited financial statements be included in the Partnership’s

Annual Report on Form 10-K for the year ended December 31, 2003 for filing with the Securities and Exchange Commission. The Board of Directors approved the recommendation.

      Thomas A. Tracy, Chairman and Audit Committee Financial Expert

Richard S. Ferreira
Michael D. Kwiatkowski

INDEPENDENT PUBLIC ACCOUNTANTS

      At this time, the Partnership has not selected an independent public accountant to audit its consolidated financial statements for the year ended December 31, 2004. The Partnership has been in discussions with various accounting firms. PricewaterhouseCoopers LLP audited the consolidated financial statements for the year ended December 31, 2003. PricewaterhouseCoopers LLP has indicated that its representatives do not expect to be present at the meeting and accordingly do not intend to make a statement or answer questions.

      Arthur Andersen LLP served competently as the Partnership’s independent accountants for many years. Due to Arthur Andersen ceasing operations, PricewaterhouseCoopers LLP was engaged on June 13, 2002 to audit the Partnership’s consolidated financial statements for the year ended December 31, 2002. The Audit Committee and the Board of Directors of CFMC approved the appointment of PricewaterhouseCoopers as the Partnership’s independent accountants for 2002 and 2003.

      The Partnership believes, and was advised by Arthur Andersen LLP that it concurs in such belief, that for the years ending December 31, 2001 and 2000, and the subsequent interim period through June 13, 2002, the Partnership and Arthur Andersen did not have any disagreements on any matter of accounting principles or practices, financial disclosure, or auditing scope or procedure, which if not resolved to Andersen’s satisfaction, would have caused it to make reference to the subject matter in its report on the financial statements for such years, and there were no reportable events as defined in Regulation S-K Item 304(a)(1)(v).

      The report of Arthur Andersen LLP on the Partnership’s financial statements for the years ending December 31, 2001 and 2000, did not contain an adverse opinion, a disclaimer of opinion, or a qualified opinion arising from the audit scope, the accounting principles applied, or an uncertainty.

Audit Fees

      In 2003, the Partnership paid PricewaterhouseCoopers LLP $114,885 for professional services rendered for the audit of the annual financial statements, the review of the financial statements included in the Forms 10-Q and other services in connection with statutory and regulatory filings. In 2002, the Partnership paid Arthur Andersen LLP and PricewaterhouseCoopers LLP $57,700 and $100,000, respectively, for those same services.

Audit-Related Fees

      In 2003, the Partnership paid PricewaterhouseCoopers LLP $7,500 in audit-related fees for the audit of the Partnership’s two employee benefit plans. In 2002, the Partnership also paid PricewaterhouseCoopers LLP $7,500 for the audit of its two employee benefit plans.

Tax Fees

      In 2003, the Partnership paid PricewaterhouseCoopers LLP $371,935 in fees for services related to tax research and compliance. In 2002, the Partnership paid Arthur Andersen LLP and PricewaterhouseCoopers LLP $64,768 and $265,678, respectively, for those same tax services.

All Other Fees

      There were no other fees paid by the Partnership to either PricewaterhouseCoopers LLP or Arthur Andersen LLP in 2003 or 2002.

      The Audit Committee reviews and pre-approves each audit and non-audit service engagement with the Partnership’s independent auditors.

WHERE YOU CAN FIND MORE INFORMATION

      The Partnership files annual, quarterly and occasional special reports with the SEC. You may read and copy any reports, statements or other information filed at the SEC’s public reference rooms in Washington, D.C., New York, New York, and Chicago, Illinois. Please call the SEC at 1-800-SEC-0330 for further information on the public reference rooms. SEC filings are also available to the public from commercial document retrieval services and at the web site maintained by the SEC at http://www.sec.gov.

      No person is authorized to give any information or make any representation not contained in this proxy statement, and if given or made, that information or representation should not be relied upon as having been authorized by the Partnership, the Board or the general partner. The delivery of this proxy statement does not imply that there has been no change in the information set forth in this document or in the affairs of the Partnership or the general partner since the date of this document.

FORWARD LOOKING STATEMENTS MAY PROVE INACCURATE

      The information contained in this Proxy Statement, other than historical information, consists of forward-looking statements. These statements may involve risks and uncertainties that could cause actual results to differ materially from those described in such statements. Although the Partnership believes that the expectations reflected in such forward-looking statements are reasonable, it can give no assurance that such expectations will prove to have been correct. Important factors, including general economic conditions, competition for consumer spending, adverse weather conditions, unanticipated construction delays, and other factors could cause actual results to differ materially from the Partnership’s expectations.

Exhibit A

FIFTH AMENDED AND RESTATED

AGREEMENT OF LIMITED PARTNERSHIP
OF
CEDAR FAIR, L.P.

i

ii

iii

FIFTH AMENDED AND RESTATED

AGREEMENT OF LIMITED PARTNERSHIP
OF
CEDAR FAIR, L.P.

      WHEREAS, the Partnership was organized as a limited partnership under the laws of the State of Minnesota on May 13, 1983 under the name “Cedar Fair Limited Partnership” by the filing of a Certificate of Limited Partnership and Limited Partnership Agreement in the Office of the Secretary of State of the State of Minnesota under file number LP-1167, which was amended and restated on July 22, 1983 by the filing of a Certificate of Amendment to the Certificate of Limited Partnership and Amended and Restated Limited Partnership Agreement, which was further amended by the filing of a Certificate of Amendment to the Certificate of Limited Partnership and Amendment to the Amended and Restated Limited Partnership Agreement dated as of November 25, 1986, and which was amended and restated on December 30, 1986 by the filing of a Second Amended and Restated Certificate and Agreement of Limited Partnership (“Second Restated Agreement”); and

      WHEREAS, the Partners caused (i) the domicile of the Partnership to be changed from the State of Minnesota to the State of Delaware, and, (ii) the name of the Partnership to be changed from “Cedar Fair Limited Partnership” to “Cedar Fair, L.P.” by filing a Certificate of Limited Partnership in the State of Delaware, which certificate amended the Second Restated Agreement, effective as of March 4, 1987; and

      WHEREAS, the Partners amended and restated in its entirety the Second Restated Agreement as of April 21, 1987 (“Third Restated Agreement”); and

      WHEREAS, the Partners amended and restated in its entirety the Third Restated Agreement as of March 5 , 2004 (“Fourth Restated Agreement”); and

      WHEREAS, the Partners now desire to amend and restate in its entirety the Fourth Restated Agreement, all as hereinafter provided:

      NOW, THEREFORE, this FIFTH AMENDED AND RESTATED AGREEMENT OF LIMITED PARTNERSHIP of Cedar Fair, L.P., dated as of May 13, 2004, is entered into by and among Cedar Fair Management, Inc. an Ohio corporation, as General Partner, and all Persons who are Limited Partners as of such date, together with the Persons who become Partners as provided herein.

ARTICLE I

ORGANIZATIONAL MATTERS

      1.1     Domicile. (a) The Partners hereby enter into this Agreement in order to set forth their rights and obligations and certain matters related thereto. Except as expressly provided herein to the contrary, the rights and obligations of the Partners and the administration and termination of the Partnership shall be governed by the Delaware Act.

      (b) A Partnership Interest shall be personal property for all purposes.

      1.2     Name. The name of the Partnership shall be, and the business of the Partnership shall be conducted under the name of, “Cedar Fair, L.P.” The Partnership’s business may be conducted under any other name or names deemed advisable by the General Partner, including the name of the General Partner or any Affiliate thereof. The words “limited partnership” or an abbreviation thereof shall be included in the Partnership’s name where necessary for the purposes of complying with the laws of any jurisdiction or for other general business purposes as the General Partner may deem appropriate. The General Partner in its sole discretion may change the name of the partnership at any time and from time to time.

      1.3     Registered Office and Agent; Principal Office. The address of the registered office of the Partnership in the State of Delaware shall be located at Corporation Trust Center, 1209 Orange Street, Wilmington, County of New Castle, Delaware 19801, and the registered agent for service of process on the Partnership in the State of Delaware at such registered office shall be The Corporation Trust Company. The principal office of the Partnership shall be located at One Cedar Point Drive, Sandusky, Ohio 44870, or such other place as the General Partner may from time to time designate by notice to the Partners. The Partnership may maintain offices at such other place or places within or outside the State of Delaware as the General Partner deems advisable.

      1.4     Power of Attorney. (a) Each Partner hereby constitutes and appoints the General Partner and the Liquidator (and any successor to either thereof by merger, assignment, election or otherwise), and the authorized officers of each, with full power of substitution as his true and lawful agent and attorney-in-fact, with full power and authority in his name, place and stead:

(i) to execute, swear to, acknowledge, deliver, file and record in the appropriate public offices (A) this Agreement, all certificates and other instruments and all amendments thereof that the General Partner or the Liquidator deems reasonable and appropriate or necessary to form or qualify, or to continue the qualification of, the Partnership as a limited partnership (or a partnership in which limited partners have limited liability) in the State of Delaware and in all other jurisdictions in which the Partnership may conduct business or own property; (B) all certificates and instruments that the General Partner or the Liquidator deems appropriate or necessary to reflect any amendment, change, modification or restatement of this Agreement in accordance with its terms; (C) all conveyances, certificates and other instruments that the General Partner or the Liquidator deems appropriate or necessary to reflect the dissolution and liquidation of the Partnership pursuant to the terms of this Agreement, including a certificate of cancellation; (D) all certificates and other instruments relating to the admission, withdrawal or substitution of any Partner pursuant to Articles XI, XII or XIII; (E) all certificates and other instruments (including this Agreement and amendments and restatements hereof) relating to the determination of the rights, preferences and privileges of any class or series of Units issued pursuant to Section 4.3; and (F) all certificates and other instruments relating to the formation of subsidiaries;

(ii) to execute, swear to and acknowledge all ballots, consents, approvals, waivers, certificates and other instruments appropriate or necessary, in the sole discretion of the General Partner or the Liquidator, to make, evidence, give, confirm or ratify any vote, consent, approval, agreement or other action which is made or given by the Partners hereunder, which is consistent with the terms of this Agreement or which is appropriate or necessary, in the sole discretion of the General Partner or the Liquidator, to effectuate the terms or intent of this Agreement, provided that, when Section 15.3 or 15.9 or any other provision of this Agreement establishes a percentage of the Limited Partners required to take any action, the General Partner or the Liquidator may exercise the power of attorney made in this Section 1.4(a)(ii) only after the necessary vote, consent or approval by a Majority Interest or other required percentage, as the case may be; and

(iii) to enter into the Deposit Agreement and to deposit Certificates owned by any Partner in the Deposit Account pursuant to the Deposit Agreement.

Nothing herein contained shall be construed as authorizing the General Partner to amend this Agreement except in accordance with Article XV or as may be otherwise expressly provided in this Agreement.

      (b) The foregoing power of attorney is hereby declared to be irrevocable and a power coupled with an interest, and it shall survive and not be affected by the subsequent death, incompetency, disability, incapacity, dissolution, bankruptcy or termination of any Partner and the transfer of all or any portion of his Partnership Interest and shall extend to such Partner’s heirs, successors, assigns and personal representatives. Each Partner hereby agrees to be bound by any representations made by the General Partner or the Liquidator acting in good faith pursuant to such power of attorney; and each Partner hereby waives any and all defenses which may be available to contest, negate or disaffirm the action of the General Partner or the Liquidator taken in good faith pursuant thereto. Each Partner shall execute and deliver to the General Partner or the Liquidator, within fifteen (15) days after receipt of its request therefor, such further designations, powers of attorney and other instruments as the General Partner or the Liquidator deems necessary to effectuate this Agreement and the purposes of the Partnership.

      1.5     Term. The Partnership was formed under the laws of the State of Minnesota on May 13, 1983 and redomiciled under the laws of the State of Delaware on March 4, 1987. The Partnership shall continue as a limited partnership under the Delaware Act until the termination of the Partnership in accordance with the provisions of Article XIV.

ARTICLE II

DEFINITIONS

      2.1     Definitions. The following definitions shall be applied for all purposes, unless otherwise clearly indicated to the contrary, to the terms used in this Agreement.

      “Additional Limited Partner” means a Person admitted to the Partnership as a Limited Partner pursuant to Section 12.2 and shown as a Limited Partner on the books and records of the Partnership.

      “Adjusted Capital Account” means, as of the last day of a taxable period, a Partner’s Capital Account as maintained pursuant to Section 4.5(a), (a) increased by any amounts which such Partner is obligated to restore pursuant to any provision of this Agreement or is deemed to be obligated to restore pursuant to the penultimate sentences of Regulation §§1.704-2(g)(1) and 1.704-2(i)(5) and (b) decreased by the items described in Regulation §§1.704-1(b)(2)(ii)(d)(4), 1.704-1(b)(2)(ii)(d)(5) and 1.704-1(b)(2)(ii)(d)(6). The foregoing definition of Adjusted Capital Account is intended to comply with the provisions of Regulation §1.704-1(b)(2)(ii)(d) and shall be interpreted consistently therewith.

      “Adjusted Property” means any property, the Carrying Value of which has been adjusted pursuant to Section 4.5(d)(i) or 4.5(d)(ii).

      “Affiliate” means any Person that directly or indirectly controls, is controlled by or is under common control with the Person in question. As used in this definition, “control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through ownership of voting securities, by contract or otherwise.

      “Agreed Value” of any Contributed Property means the fair market value of such property as determined by the General Partner using such reasonable method of valuation as it may adopt. The General Partner shall, in its discretion, use such method as it deems reasonable and appropriate to allocate the aggregate Agreed Value of Contributed Properties transferred to the Partnership in a single or integrated transaction among each separate property

      “Agreement” means this Fifth Amended and Restated Agreement of Limited Partnership of the Partnership.

      “Assignee” means a Person to whom one or more Units have been transferred, by assignment of a Depositary Receipt or otherwise in a manner permitted under this Agreement, and who has delivered a Transfer Application to the Depositary pursuant to the Deposit Agreement but who has not become an Additional Limited Partner.

      “Available Cash” means (a) operating revenues of the Partnership, (including interest income, if any), less (b) the sum of (i) operating costs of the Partnership, (ii) payments of principal and interest on debt (including net scheduled and optional principal payments, excluding any amounts refinanced), (iii) provisions for the Fixed Asset Reserve, the Working Capital Reserve, provision for taxes, if any, and such other cash reserves from operating revenues as the General Partner, in its sole discretion, deems appropriate and (iv) capital expenditures to the extent not made out of the Fixed Asset Reserve. In computing Available Cash, no deduction shall be made for depreciation and amortization. For purposes of the computation, operating revenues shall not include Capital Transaction Proceeds, and operating costs shall include all ongoing costs of the Partnership and allocated general and administrative costs.

      “Book-Tax Disparity” means, with respect to a Contributed Property or Adjusted Property, as of any date of determination, the difference between the Carrying Value of such Contributed Property or Adjusted Property, as of such date, and the adjusted basis thereof for federal income tax purposes, as of such date. A Partner’s or Assignee’s share of the Partnership’s Book-Tax Disparities in all of its Contributed Property and Adjusted Property will be reflected by the difference between such Partner’s or Assignee’s Capital Account balance, as maintained pursuant to Section 4.5, and such balance had the Capital Account been maintained strictly in accordance with tax accounting principles.

      “Business Day” means Monday through Friday of each week, except that a legal holiday recognized as such by the Government of the United States or the State of Delaware, New York or Ohio shall not be regarded as a Business Day.

      “Capital Account” means the capital account maintained for a Partner or Assignee pursuant to Section 4.5(a).

      “Capital Contribution” means any cash, cash equivalents or Contributed Property which a Partner contributes to the Partnership pursuant to Section 4.1, 4.2 or 4.3.

      “Capital Transaction” means any of the following transactions: (a) a sale, refinancing, repayment, exchange, transfer, assignment or other disposition of all or a portion of any asset (but not including occasional sales in the ordinary course of business of inventory, furniture, fixtures and equipment); (b) any condemnation or deeding in lieu of condemnation of all or a portion of any asset; (c) any collection in respect of property, hazard or casualty insurance (but not rental or other income interruption insurance), unless such insurance proceeds are to be reinvested to replace the lost or damaged property, or any damage award; or (d) any other transaction the proceeds of which, in accordance with generally accepted accounting principles, are considered to be capital in nature.

      “Capital Transaction Proceeds” means the net proceeds attributable to a Capital Transaction, determined after any repayments of Debt made, or expenses incurred, in connection with such Capital Transaction.

      “Carrying Value” means (a) with respect to a Contributed Property or Adjusted Property, the Agreed Value of such property reduced (but not below zero) by all depreciation (as calculated pursuant to Section 4.5(b)(ii)) with respect to such Contributed Property or Adjusted Property, as the case may be, and (b) with respect to any other property the adjusted basis thereof for federal income tax purposes, as of any date of determination. The Carrying Value of any property shall be adjusted from time to time in accordance with Section 4.5(d) and to reflect changes, additions or other adjustments to the Carrying Value for dispositions, acquisitions or improvements of Partnership properties, as deemed appropriate by the General Partner.

      “Certificate” means a non-negotiable certificate issued by the Partnership, substantially in the form of Annex I hereto, which is made a part hereof for all purposes, evidencing ownership of a limited partner Partnership Interest.

      “Certificate of Limited Partnership” means the certificate of limited partnership of the Partnership filed with the Secretary of State of the State of Delaware, as it may be amended or restated from time to time.

      “Change in Control” shall be deemed to occur if: (a) any person or group (as such term is defined in section 13(d)(3) of the Securities Exchange Act of 1934, as then in effect), other than the Partnership or any trustee or other fiduciary holding securities under an employee benefit plan of the Partnership, shall acquire, directly or indirectly, beneficial ownership (within the meaning of Rule 13d-3 and 13d-5 of the Securities Exchange Act of 1934, as then in effect) of more than twenty percent (20%), on a fully diluted basis, of the economic or voting interest in the Partnership’s then Outstanding Units, other than the acquisition of Units from the Partnership or by virtue of a merger or consolidation to which the Partnership is a party, (b) a merger or consolidation of the Partnership with any other Person, other than a merger or consolidation that would result in the Units of the Partnership Outstanding immediately prior thereto continuing to represent (either by remaining Outstanding or by being converted or exchanged for voting securities of the surviving or resulting entity or its parent corporation) more than fifty-one percent (51%) of the voting interest of the partnership interests or other voting securities of the Partnership or such surviving or resulting entity outstanding after such merger or consolidation, or (c) the liquidation of the Partnership or an agreement or agreements for the sale or disposition by the Partnership of all or substantially all of the assets of the Partnership.

      “Code” means the Internal Revenue Code of 1986, as amended from time to time, and any successor thereto. Any reference herein to a specific section or sections of the Code shall be deemed to include a reference to any corresponding provision of future law.

      “Contributed Property” means each property or other asset contributed to the Partnership, but excluding cash contributed or deemed contributed to the Partnership. Once the Carrying Value of a Contributed Property is adjusted pursuant to Section 4.5(d), such property shall no longer constitute a Contributed Property for purposes of Section 5.2(b) but shall thereafter constitute an Adjusted Property for such purposes.

      “Debt” means, as to any Person, as of any date of determination, (a) all indebtedness of such Person for borrowed money or for the deferred purchase price of property or services, (b) all amounts owed by such Person to banks or other Persons in respect of reimbursement obligations under letters of credit, surety bonds and other similar instruments guaranteeing payment or other performance of obligations by such Person, (c) all indebtedness for borrowed money or for the deferred purchase price of property or services secured by any lien on any property owned by such Person, to the extent attributable to such Person’s interest in such property, even though such Person has not assumed or become liable for the payment thereof, and (d) lease obligations of such Person which in accordance with generally accepted accounting principles, should be capitalized.

      “Delaware Act” means the Delaware Revised Uniform Limited Partnership Act, 6 Del. C. § 17-101, et seq., as it may be amended from time to time, and any successor thereto.

      “Deposit Account” means the account established by the Depositary pursuant to the Deposit Agreement.

      “Deposit Agreement” means that agreement among the General Partner, in its capacity both as General Partner and as attorney-in-fact of holders of Depositary Units, the Partnership and the Depositary, as it may be amended or restated from time to time.

      “Depositary” means the bank or other institution appointed by the General Partner in its sole discretion to act as depositary for the Depositary Units pursuant to the Deposit Agreement, or any successor to it as depositary.

      “Depositary Receipt” means a depositary receipt, issued by the Depositary or agents appointed by the Depositary in accordance with the Deposit Agreement, evidencing ownership of one or more Depositary Units.

      “Depositary Unit” means a depositary unit representing a Unit on deposit with the Depositary pursuant to the Depositary Agreement.

      “Exchange Act” means the Securities Exchange Act of 1934, as amended, and any successor to such statute.

      “Fiscal Period” means each full calendar year or any period from the commencement of the calendar year during which the Partnership is wound up (including the application or distribution of all the assets pursuant to Article XIV) to the date of such final winding up.

      “Fixed Asset Reserve” means the reserve to be established by the Partnership for fixed asset improvement and additional purposes pursuant to Section 6.1(d).

      “General Partner” means Cedar Fair Management, Inc. and any successor thereto pursuant to the terms of this Agreement.

      “Governance Documents” means the articles of incorporation, code of regulations or equivalent governance documents of the General Partner.

      “Indemnitee” means the General Partner and its Affiliates and any partner, director, officer, employee, member or agent thereof; any officer, employee or agent of the Partnership or its Affiliates; and the trustee under the Trust Agreement (as defined in Section 6.2(b)(vi)).

      “Limited Partner” means each Person who is shown as a limited partner of the Partnership on the books and records of the Partnership.

      “Limited Partner Book Capital” means, as of any date of determination, the amount equal to the sum of the balances of the Capital Accounts of all Limited Partners, determined pursuant to Section 4.5 (prior to any adjustment pursuant to Section 4.5(d) requiring such valuation).

      “Limited Partner Revaluation Adjustment” means, as of any date of determination, the amount, whether positive or negative, equal to (a) the product of (i) the total number of Units Outstanding multiplied by (ii) the Unit Price less (b) Limited Partner Book Capital.

      “Liquidator” means the General Partner, or, if the General Partner has withdrawn or been removed from the Partnership or has dissolved or become bankrupt (as defined in Section 14.1), the Person or committee approved by a Majority Interest to liquidate the Partnership pursuant to Section 14.3.

      “Majority Interest” means the Record Holders holding more than fifty percent (50%) of the Units Outstanding at any particular time.

      “NASDAQ” means the National Association of Securities Dealers Automated Quotation System.

      “National Securities Exchange” means an exchange registered with the Securities and Exchange Commission under Section 6(a) of the Exchange Act.

      “Net Agreed Value” means (a) in the case of any Contributed Property, the Agreed Value of such property reduced by any indebtedness or liabilities either assumed by the Partnership upon such contribution or to which such property is subject when contributed and (b) in the case of any property currently distributed to a Partner pursuant to Section 5.3 or distributed in liquidation of the Partnership pursuant to Sections 14.3 and 14.4, the Partnership’s Carrying Value of such property at the time such property is distributed (as adjusted pursuant to Section 4.5(d) immediately prior to such distribution), reduced by any indebtedness either assumed by such Partner upon such distribution or to which such property is subject at the time of distribution.

      “Opinion of Counsel” means a written opinion of counsel (who may be regular counsel to the Partnership or the General Partner and who shall be acceptable to the General Partner) in form and substance acceptable to the Partnership or the General Partner.

      “Outstanding” means (a) as to undeposited Units, the number of undeposited Units shown to be outstanding on the books and records of the Partnership and not deposited in the Deposit Account pursuant to the Deposit

Agreement and (b) as to Depositary Units, the number of Depositary Units shown to be outstanding on the books and records of the Depositary.

      “Partner” means the General Partner or a Limited Partner.

      “Partnership” means the limited partnership as continued pursuant to this Agreement, including, unless the context clearly requires otherwise, all subsidiaries of the Partnership.

      “Partnership Interest” means the interest of a Partner or Assignee in the Partnership.

      “Partnership Revaluation Adjustment” means, as of any date of determination, the amount, whether positive or negative, equal to the Limited Partner Revaluation Adjustment divided by 99.999%.

      “Percentage Interest” means (a) as to the General Partner, 0.001%, and (b) as to any Limited Partner or Assignee, the product of (i) 99.999% multiplied by (ii) a fraction, the numerator of which is the number of such Limited Partner’s or Assignee’s Units and the denominator of which is the total number of Units Outstanding as of the date of determination.

      “Person” means an individual or a corporation, partnership, limited liability company, trust, unincorporated organization, association or other entity.

      “Prescribed Asset Value” means, as of any date of determination, an amount equal to (a) the total cash amount or Carrying Value, as the case may be, of all Partnership assets as of such date of determination plus (b) the Partnership Revaluation Adjustment (whether positive or negative in amount).

      “Recapture Income” means any gain recognized by the Partnership (computed without regard to any adjustment required by Section 734 or 743 of the Code) upon the disposition of any property or asset of the Partnership that does not constitute capital gain for federal income tax purposes because such gain represents the recapture of deductions previously taken with respect to such property or asset.

      “Record Date” means the date established by the General Partner for determining the identity of (a) Limited Partners entitled to notice of or to vote at any meeting of Limited Partners, to vote by ballot or approve of Partnership action in writing without a meeting or to exercise rights in respect of any other lawful action of Limited Partners or (b) Record Holders of Units entitled to receive any report, notice or distribution.

      “Record Holder” means (a) as to a Unit which is not on deposit pursuant to the Deposit Agreement, the Person shown as the owner of such Unit on the books and records of the Partnership, (b) as to a Depositary Unit, the Person in whose name the Depositary Units are registered on the books and records of the Depositary and (c) as to a general partner Partnership Interest, the Person shown as the owner of such Partnership Interest on the books and records of the Partnership.

      “Regulation” or “Regulations” means the Treasury Regulations promulgated under the Code, as such regulations may be amended from time to time (including corresponding provisions of succeeding regulations).

      “Residual Gain” or “Residual Loss” means any net gain or net loss, as the case may be, of the Partnership recognized for federal income tax purposes resulting from a sale, exchange or other disposition of a Contributed Property or an Adjusted Property, to the extent such net gain or net loss is not allocated pursuant to Section 5.2(b)(i)(1) or 5.2(b)(ii)(1) to eliminate Book-Tax Disparities.

      “Securities Act” means the Securities Act of 1933, as amended, and any successor to such statute.

      “Transfer Agent” means the Depositary or any bank, trust company or other Person appointed by the Partnership or the Depositary to act as transfer agent for the Depositary Units.

      “Unadjusted Capital Account” means a Capital Account maintained for a Partner in accordance with Section 4.5(a) but without regard to any adjustment directly or indirectly resulting from the application of Section 4.5(d).

      “Unit” means a Partnership Interest of a Limited Partner or Assignee representing such fractional part of the Partnership Interests of all Limited Partners and Assignees as shall be determined by the General Partner pursuant to Sections 4.2 and 4.3; provided that each Unit at any time Outstanding shall represent the same fractional part of the Partnership Interests of all Limited Partners and Assignees as each other Unit (unless any class or series of Units issued pursuant to Section 4.3(a) shall have designations, preferences or special rights such that a Unit of such class or series shall represent a greater or lesser part of the Partnership Interests of all Limited Partners and Assignees than a Unit of any other class or series of Units, in which event the Partnership Interest represented by a Unit of such class or series shall be determined in accordance with such designations, preferences and special rights as are fixed by the General Partner pursuant to Section 4.3(a)). Unless otherwise clearly indicated to the contrary, “Units” includes Depositary Units.

      “Unit Price” means, as of any date of determination, (a) if the Depositary Units are listed or admitted to trading on one or more National Securities Exchanges, the average of the last reported sale prices per Depositary Unit regular way or, in case no such reported sale has taken place on any such day, the average of the last reported bid and asked prices per Depositary Unit regular way, in either case on the principal National Securities Exchange on which the Depositary Units are listed or admitted to trading, for the four trading days immediately preceding the date of determination, (b) if the Depositary Units are not listed or admitted to trading on a National Securities Exchange but are quoted by NASDAQ, the average of the closing bid per Depositary Unit for the four trading days immediately preceding such date of determination, as furnished by the National Quotation Bureau Incorporated or such other nationally recognized quotation service as may be selected by the General Partner for such purpose if said Bureau is not at the time furnishing quotations or (c) if the Depositary Units are neither listed for trading on a National Securities Exchange nor quoted by NASDAQ an amount equal to the fair market value of a Unit as of such date as determined by the General Partner using any reasonable method of valuation.

      “Unrealized Gain” attributable to a Partnership property means, as of any date of determination, the excess, if any, of the fair market value of such property (as determined pursuant to Section 4.5(d)) as of such date of determination over the Carrying Value of such property as of such date of determination (prior to any adjustment to be made pursuant to Section 4.5(d) as of such date).

      “Unrealized Loss” attributable to a Partnership property means, as of any date of determination, the excess, if any, of the Carrying Value of such property as of such date of determination (prior to any adjustment to be made pursuant to Section 4.5(d) as of such date) over the fair market value of such property (as determined pursuant to Section 4.5(d)) as of such date of determination.

      “Working Capital Reserve” means the reserve to the established by the Partnership for working capital purposes pursuant to Section 6.1(d).

ARTICLE III

PURPOSE

      3.1     Purpose. The purpose of the Partnership shall be to conduct any business which may lawfully be conducted by a limited partnership organized pursuant to the Delaware Act.

ARTICLE IV

CAPITAL CONTRIBUTIONS

      4.1     General Partner. The General Partner shall not be required to contribute to the capital of the Partnership except as may be necessary to pay liabilities of the Partnership for which provision cannot otherwise be made. The General Partner shall at all times while serving in such capacity retain a Percentage Interest entitling it, except as otherwise provided in Article V, to at least .001% participation in the Partnership’s income, gains, losses, deductions and credits, but only for so long as the General Partner continues in such capacity.

      4.2     Limited Partners. The Limited Partners own Units as set forth on the books and records of the Partnership.

      4.3     Additional Issuances of Units and Securities. (a) Subject to Section 4.3(b), in order to raise additional capital or to acquire assets, to redeem or retire Partnership debt, to provide compensation or incentives to employees of the Partnership or of its Affiliates, including, without limitation, the General Partner, or for any other Partnership purposes, the General Partner is authorized to cause the Partnership to issue up to 750 million Units and options or other rights to acquire Units for any price, including a price that is more than or less than the fair market value of the Units at the time such options or other rights are either issued or exercised, at any time or from time to time to the General Partner, the Limited Partners, or other Persons and to admit them to the Partnership as Additional Limited Partners. Subject to Section 4.3(b), the General Partner shall have sole and complete discretion in determining the consideration and terms and conditions with respect to any future issuance of Units or options or other rights to acquire Units. In addition, the General Partner shall have sole and complete discretion, without the approval of any other Partners, to cause the Partnership to issue such Units, options or other rights to acquire Units, from time to time in one or more classes, or one or more series of such classes, with such designations, preferences and relative, participating, optional or other special rights, powers and duties, including rights, powers and duties senior or subordinate to existing classes and series of Limited Partners, as shall be fixed by the General Partner in the exercise of its sole and complete discretion, including, without limitation, (i) the allocation of items of Partnership income, gain, loss, deduction and credit to each such class or series of Units; (ii) the right of each such class or series of Units to share in Partnership distributions; (iii) the rights of each such class or series of Units upon dissolution and liquidation of the Partnership; (iv) the price at which and the terms and conditions, if any, upon which each such class or series of Units may be redeemed by the Partnership; (v) the rate at which and the terms and conditions upon which each such class or series of Units may be converted into another class or series of Units of the Partnership, if any such class or series is convertible into other securities of the Partnership; (vi) the terms and conditions upon which each such class or series of Units will be issued, deposited with the Depositary, evidenced by the Depositary Receipts and assigned or transferred, (vii) the right of each such class or series of Units to vote on Partnership matters, including matters relating to the relative rights, preferences and privileges of each such class or series; and (viii) the right of each such class or series of Units to share in capital or to require the increase or reduction of Capital Accounts or the shifting of capital between and among Limited Partners. Upon or prior to the issuance of any class or series of Units which shall not be identical to the Units outstanding on the date hereof, the General Partner, without the approval at the time of any Limited Partner, may amend any provision of this Agreement, each Limited Partner hereby approving any and each such amendment, and, exercising the power of attorney granted pursuant to Section 1.4(a)(i)(E), may execute, swear to, acknowledge, deliver, file and record such documents as the General Partner may, in its sole discretion, determine to be necessary or appropriate in connection therewith in order to reflect the authorization and issuance of each such class or series of Units or options or rights to acquire Units and the relative rights and preferences thereof. The General Partner is also authorized to cause the Partnership to issue any other type of security (including, without limitation, secured and unsecured debt obligations of the Partnership, debt obligations of the Partnership convertible into or exchangeable for any class or series of Units that may be issued by the Partnership or options, rights, warrants or appreciation rights relating to any class or series of Units, any debt obligations or any combination of any of the foregoing) from time to time to the General Partner, the Limited Partners or other Persons on terms and conditions established in the sole and complete discretion of the General Partner. The General Partner shall do all things it deems to be appropriate or necessary to comply with the Delaware Act and is authorized and directed to do all things it deems to be appropriate or necessary in connection with any such future issuance, including compliance with any statute, rule, regulation or guideline of any federal, state or other governmental agency or any securities exchange on which the Units or other such security are listed for trading.

      (b) The General Partner or any Affiliate thereof may, but is not obligated to, make Capital Contributions to the Partnership in the form of cash or other property in exchange for Units. The number of Units issued to the General Partner or any such Affiliate in exchange for any Capital Contribution shall not exceed the Net Agreed Value of the Contributed Property or the amount of cash, as the case may be, divided by the Unit Price as of the date of such issuance. The Net Agreed Value of any obligation of the Partnership held by the General Partner or any Affiliate thereof which is contributed pursuant to this Section 4.3(b) in exchange for Units shall be the unpaid principal amount thereof plus accrued interest to the date of contribution.

      4.4     No Preemptive Rights. No Partner shall have any preemptive or preferential right, including any such right with respect to (a) additional Capital Contributions; (b) issuance or sale of Units; (c) issuance of any obligations, evidences of indebtedness or other securities of the Partnership convertible into or exchangeable for, or carrying or accompanied by any rights to receive, purchase or subscribe to, Units; (d) issuance of any right of, subscription to or right to receive, or any warrant or option for the purchase of, any of the foregoing securities; or (e) issuance or sale of any other securities that may be issued or sold by the Partnership.

      4.5     Capital Accounts. (a) The Partnership shall maintain for each Partner a separate Capital Account in accordance with Regulation §1.704-1(b)(2)(iv). Such Capital Account shall be (A) increased by (1) the cash amount or Net Agreed Value of all Capital Contributions made by such Partner to the Partnership, pursuant to this Agreement and (2) all items of Partnership income and gain (including income and gain exempt from tax) computed in accordance with Section 4.5(b) and allocated to such Partner, pursuant to Section 5.1 and (B) decreased by (1) the cash amount or Net Agreed Value of all actual and deemed distributions of cash or property made to such Partner, pursuant to this Agreement and (2) all items of Partnership deduction and loss computed in accordance with Section 4.5(b) and allocated to such Partner, pursuant to Section 5.1.

      (b) For purposes of computing the amount of any item of income, gain, deduction or loss to be reflected in a Partner’s Capital Account, the determination, recognition and classification of any such item shall be the same as its determination, recognition and classification for federal income tax purposes (including any method of depreciation, cost recovery or amortization used for this purpose); provided that:

(i) Solely for purposes of the application of the provisions hereof, the Partnership shall be treated as owning directly its proportionate share of all property owned by any partnership, joint venture, limited liability company or similar entity in which the Partnership has an interest (as determined by the General Partner based upon the provisions of the governing documents of such entity).

(ii) In accordance with the requirements of Section 704(b) of the Code, any deductions for depreciation, cost recovery or amortization attributable to a Contributed Property shall be determined as if the adjusted basis of such property on the date it was acquired by the Partnership were equal to the Agreed Value of such property. Upon an adjustment pursuant to Section 4.5(d) to the Carrying Value of any Partnership property subject to depreciation, cost recovery or amortization, any further deductions for such depreciation, cost recovery or amortization attributable to such property shall be determined (A) as if the adjusted basis of such property were equal to the Carrying Value of such property immediately following such adjustment and (B) using a rate of depreciation, cost recovery or amortization derived under the same method and useful life as is applied for federal income tax purposes; provided, however, that if the asset has a zero adjusted basis, depreciation, cost recovery or amortization deductions shall be determined under the same method that would otherwise have applied for federal income tax purposes had such property not had a zero adjusted basis.

(iii) Any income, gain or loss attributable to the taxable disposition of any property shall be determined by the Partnership as if the adjusted basis of such property as of such date of disposition were equal in amount to the Partnership’s Carrying Value with respect to such property as of such date.

(iv) Items described in Section 705(a)(2)(B) of the Code shall be treated as items of deduction. All fees and other expenses incurred by the Partnership to promote the sale of (or to sell) a Partnership Interest that can neither be deducted nor amortized under Section 709 of the Code shall, for purposes of Capital Account maintenance, be treated as an item described in Code Section 705(a)(2)(B).

(v) Except as otherwise provided in Regulation §1.704-1(b)(2)(iv)(m), the computation of all items of income, gain, loss and deduction shall be made without regard to any election under Section 754 of the Code.

      (c) A transferee of a Partnership Interest shall succeed to the Capital Account relating to the Partnership Interest transferred.

      (d) (i) Consistent with the provisions of Regulation §1.704-1(b)(2)(iv)(f), upon an issuance of additional Units for cash or Contributed Property pursuant to Section 4.3, the Capital Accounts of all Partners shall, immediately prior to such issuance, be adjusted (consistent with the provisions hereof) upwards or downwards to reflect any Unrealized Gain or Unrealized Loss attributable to each Partnership property, as if such Unrealized Gain or Unrealized Loss had been recognized upon an actual sale of each such property, immediately prior to such issuance, and had been allocated to the Partners at such time pursuant to Section 5.1. In determining Unrealized Gain or Unrealized Loss, the aggregate cash amount and fair market value of all Partnership assets (including any cash or cash equivalents) immediately prior to the issuance of Units shall be deemed to be equal to the Prescribed Asset Value as of such time. Once the Prescribed Asset Value has been determined, the General Partner shall allocate such aggregate value among the properties of the Partnership in a manner it deems reasonable to determine a fair market value for individual properties. The Carrying Values of Partnership properties shall be adjusted to reflect their relative fair market values, as determined hereunder by the General Partner.

      (ii) In accordance with Regulation §1.704-1(b)(2)(iv)(f), immediately prior to (A) the distribution of any Partnership property (other than cash), (B) the distribution of cash in redemption of the General Partner’s Partnership Interest pursuant to Section 13.1(c) or (C) the distribution of cash in redemption of a Limited Partner’s interest pursuant to Section 6.1(a)(x), the Capital Accounts of all Partners shall, immediately prior to any such distribution, be adjusted (consistent with the provisions hereof) upward or downward to reflect any Unrealized Gain or Unrealized Loss attributable to each Partnership property, as if such Unrealized Gain or Unrealized Loss had been recognized upon an actual sale of each property, immediately prior to such distribution, and had been allocated to the Partners at such time pursuant to Section 5.1. In determining such Unrealized Gain or Unrealized Loss, the aggregate cash amount and fair market value of Partnership assets (including any cash or cash equivalents) immediately prior to a distribution shall (x) in the case of a current distribution pursuant to Section 5.3 or 13.1(c), be determined in the manner provided in Section 4.5(d)(i) or (y) in the case of a liquidating distribution pursuant to Section 14.3 or 14.4, be determined by the General Partner using such reasonable methods of valuation as it may adopt. Immediately prior to a distribution described herein, the Carrying Values of Partnership properties shall be adjusted to reflect their fair market values, as determined hereunder by the General Partner.

      (e) Notwithstanding any other provision of this Agreement, upon or prior to the issuance or exercise of any options or other rights to acquire Units, the General Partner shall have the sole and complete discretion, without the approval of any other Partner, to amend any provision of this Section 4.5, in any manner, as is necessary, appropriate or advisable to comply with any current or future provisions of the Code or the Regulations or to implement the terms and conditions of any Units issued pursuant to Section 4.3(a), including the increase or reduction of the Capital Account of any Partner, or shifting capital between or among Limited Partners.

      4.6     Interest. No interest shall be paid by the Partnership on Capital Contributions or on balances in Capital Accounts.

      4.7     No Withdrawal. A Partner shall not be entitled to withdraw any part of his or its Capital Contribution or his or its Capital Account or to receive any distribution from the Partnership, except as provided in Section 5.3 and Articles XIII and XIV.

      4.8     Loans from Partners. The General Partner may make loans to the Partnership only as provided in Section 6.8. A Limited Partner may make loans to the Partnership only with the consent of the General Partner, which consent may be withheld in its sole discretion. Any loans by a Partner to the Partnership shall not be considered Capital Contributions. If any Partner or Assignee shall advance funds to the Partnership in excess of the amounts required hereunder to be contributed by him or it to the capital of the Partnership, the making of such advances shall not result in any increase in the amount of the Capital Account of such Partner. The amounts of any such advances shall be a debt of the Partnership to such Partner or Assignee and shall be payable or collectible only out of the Partnership assets in accordance with the terms and conditions upon which such advances are made.

      4.9     Splits and Combinations. (a) The General Partner may cause the Partnership to make a distribution in Units to all Record Holders or may effect a subdivision or combination of Units, but in each case only on a pro rata basis so that, after such distribution, subdivision or combination, each Partner and Assignee shall, subject to Section 4.9(d), have the same Percentage Interest in the Partnership as before such distribution, subdivision or combination.

      (b) Whenever such a distribution, subdivision or combination is declared, the General Partner shall select a Record Date as of which the distribution, subdivision or combination shall be effective and shall send notice of the distribution, subdivision or combination at least twenty (20) days prior to such Record Date to each Record Holder as of the date ten days prior to the date of such notice. The General Partner also may cause a firm of independent public accountants selected by it to calculate the number of Units to be held by each Record Holder after giving effect to such distribution, subdivision or combination. The General Partner shall be entitled to rely on any certificate provided by such firm as conclusive evidence of the correctness of such a calculation.

      (c) Promptly following any such distribution, subdivision or combination, the General Partner may cause Certificates or Depositary Receipts to be issued to the Record Holders of Units or Depositary Units as of the applicable Record Date representing the new number of Units or Depositary Units held by such Record Holder, or the General Partner may adopt such other procedures as it may deem appropriate to reflect such distribution, subdivision or combination; provided that in the event any such distribution, subdivision or combination results in a smaller total number of Units Outstanding, the General Partner shall require, as a condition to the delivery to a Record Holder of such new Certificate or Depositary Receipt, the surrender of any Certificate or Depositary Receipt held by such Record Holder immediately prior to such Record Date.

      (d) The Partnership shall not be required to issue fractional Units upon any distribution, subdivision or combination of Units. In the event any distribution, subdivision or combination of Units would result in the issuance of fractional Units but for the provisions of Section 4.9(d), each fractional Unit shall be rounded to the nearest whole Unit.

ARTICLE V

ALLOCATIONS AND DISTRIBUTIONS

      5.1     Allocations for Capital Account Purposes. (a) For purposes of maintaining the Capital Accounts and in determining the rights of the Partners among themselves, except as otherwise provided in this Section 5.1, each item of income, gain, loss and deduction (computed in accordance with Section 4.5(b)) shall be allocated to the Partners in accordance with their respective Percentage Interests.

      (b) Any item of loss or deduction otherwise allocated to the General Partner pursuant to Section 5.1(a) which is in excess of such General Partner’s positive Adjusted Capital Account balance (following adjustment of such Adjusted Capital Account to reflect the allocation of all other items for such period) shall instead be allocated to the Limited Partners in accordance with their respective Percentage Interests to the extent such item of loss or deduction exceeds such General Partner’s Adjusted Capital Account balance; provided that the allocation of any such item of loss or deduction to the Limited Partners shall only be made hereunder to the extent such allocation would not result in or increase a negative balance in the Adjusted Capital Account of any Limited Partner. If any item of loss or deduction otherwise allocated to the General Partner is allocated to the Limited Partners pursuant to the preceding sentence, items of income or gain that would otherwise be allocated to such General Partner equal to the amount of such loss or deduction shall be allocated to the Limited Partners in accordance with their Percentage Interests as quickly as possible.

      (c) If any Partner unexpectedly receives any adjustments, allocations or distributions described in Regulation §§1.704-1(b)(2)(ii)(d)(4), 1.704-1(b)(2)(ii)(d)(5) or 1.704-1(b)(2)(ii)(d)(6), items of Partnership income and gain shall be specially allocated to such Partner in an amount and manner sufficient to eliminate a deficit in its Adjusted Capital Account created by such adjustments, allocations or distributions as quickly as possible. This Section 5.1(c) is intended to constitute a “qualified income offset” within the meaning of Regulation §1.704-1(b)(2)(ii)(d).

      (d)(i) Subject to the exceptions set forth in Regulation §§1.704-2(f)(2) — (5), if there is a net decrease in Partnership “minimum gain” (as defined in Regulation §§1.704-2(b)(2) and 1.704-2(d)) during any Fiscal Period, each Partner shall be specially allocated items of income and gain for such year (and, if necessary, subsequent years) in an amount equal to such Partner’s share of the net decrease in minimum gain, determined in accordance with Regulation §1.704-2(g)(2). This Section 5.1(d)(i) is intended to comply with the minimum gain chargeback requirement in Regulation §§1.704-2(b)(2) and (f) and shall be interpreted consistently therewith.

      (ii) Subject to the exceptions set forth in Regulation §1.704-2(i)(4), if there is a net decrease in “partner nonrecourse debt minimum gain” (as defined in Regulation §§1.704-2(i) and 1.704-2(b)(4)) during any Fiscal Period, each Partner who has a share of the partner nonrecourse debt minimum gain, determined in accordance with Regulation §1.704-2(i)(3), shall be specially allocated items of income and gain for such year (and, if necessary, subsequent years) in an amount equal to such Partner’s share of the net decrease in partner nonrecourse debt minimum gain, determined in accordance with Regulation §1.704-2(i)(5). This paragraph is intended to comply with the minimum gain chargeback requirement in Regulation §1.704-2(i)(4) and shall be interpreted consistently therewith.

      (e) Notwithstanding any other provision of this Agreement, upon or prior to the issuance or exercise of any options or other rights to acquire Units, the General Partner shall have the sole and complete discretion, without the approval of any other Partner, to amend any provision of this Section 5.1, in any manner, as is necessary, appropriate or advisable to comply with any current or future provisions of the Code or the Regulations or to implement the terms and conditions of any Units issued pursuant to Section 4.3(a).

      5.2     Allocations for Tax Purposes. (a) For federal income tax purposes, except as otherwise provided in this Section 5.2, each item of income, gain, loss, deduction and credit of the Partnership shall be allocated among the Partners in accordance with their respective Percentage Interests.

      (b) In an attempt to eliminate Book-Tax Disparities attributable to a Contributed Property or Adjusted Property, items of income, gain, loss, depreciation and cost recovery deductions shall be allocated for federal income tax purposes among the Partners as follows:

(i) (1) In the case of a Contributed Property, such items attributable thereto shall be allocated among the Partners in the manner provided under Section 704(c) of the Code that takes into account the variation between the Agreed Value of such property and its adjusted basis at the time of contribution. (2) Except as otherwise provided in Section 5.2(c), any items of Residual Gain or Residual Loss attributable to a Contributed Property shall be allocated among the Partners in accordance with their Percentage Interests.

(ii) (1) In the case of an Adjusted Property, such items attributable thereto shall (A) first, be allocated among the Partners in a manner consistent with the principles of Section 704(c) of the Code to take into account the Unrealized Gain or Unrealized Loss attributable to such property and the allocations thereof pursuant to Section 4.5(d)(i) or 4.5(d)(ii), and (B) second, in the event such property was originally a Contributed Property, be allocated among the Partners in a manner consistent with Section 5.2(b)(i)(1).

(2) Except as otherwise provided in Section 5.2(c), any items of Residual Gain or Residual Loss attributable to an Adjusted Property shall be allocated among the Partners in accordance with their Percentage Interests.

(iii) Except as otherwise provided in Sections 5.2(b)(iv) and 5.2(c), all other items of income, gain, loss and deduction shall be allocated among the Partners in accordance with their Percentage Interests.

(iv) Any items of income, gain, loss or deduction otherwise allocable under Section 5.2(b)(i)(2), 5.2(b)(ii)(2) or 5.2(b)(iii) shall be subject to allocation by the General Partner in a manner designed to eliminate, to the maximum extent possible, Book-Tax Disparities in a Contributed Property or Adjusted Property otherwise resulting from the application of the ceiling limitation (under Section 704(c) of the Code or Section 704(c) principles) to the allocations provided under Section 5.2(b)(i)(1) or 5.2(b)(ii)(1).

      (c) Subject to Section 5.2(b), any item of income, gain, loss or deduction otherwise allocable to the General Partner pursuant to Section 5.2(a) that constitutes the tax corollary of an item of “book” income, gain, loss or deduction that has been allocated to the Limited Partners pursuant to Section 5.1(b) shall be allocated to the Limited Partners in the same manner and to the same extent provided in Section 5.1 (b).

      (d) If any Partner unexpectedly receives any adjustments, allocations or distributions described in Regulation §1.704-1(b)(2)(ii)(d), items of income and gain shall be specially allocated to such Partner in an amount and manner consistent with the allocations of income and gain pursuant to Section 5.1(c).

      (e) If there is a decrease in Partnership “minimum gain” or “partner nonrecourse debt minimum gain” as described in Section 5.1(j), items of income and gain shall be allocated to such Partner in an amount and manner consistent with the allocation of income and gain pursuant to Section 5.1(j).

      (f) It is intended that the allocations prescribed in Sections 5.2(b)(i) and 5.2(b)(ii) constitute allocations for federal income tax purposes that are consistent with Section 704 of the Code and comply with any limitations or restrictions therein. To preserve the uniformity of the intrinsic tax characteristics of Units to implement the terms and conditions of any Units issued pursuant to Section 4.3(a), or to comply with any current or future provisions of the Code and Regulations, in addition to the allocation provided in Section 5.2(b)(iv), the General Partner shall have sole and complete discretion, without the approval of any other Partner, to (i) adopt such conventions as it deems necessary or appropriate in determining the amount of depreciation and cost recovery deductions and (ii) amend the provisions of this Agreement, in any manner, as necessary, appropriate or advisable (1) to reflect the proposal or promulgation of Regulations under Subchapter K of the Code, (2) otherwise to preserve the uniformity of Units issued or sold from time to time or (3) to implement the terms and conditions of any Units issued pursuant to Section 4.3(a). The General Partner may adopt such conventions and make such amendments to this Agreement as provided in this Section 5.2(f) only if they would not have a material adverse effect on the Limited Partners, except as provided in the terms and conditions of any Units or options or other rights to acquire Units. The General Partner is authorized, based on the advice of counsel, to depreciate the portion of a Section 743(b) adjustment attributable to unrealized appreciation in a Contributed Property or Adjusted Property which is a recovery property (to the extent of the unamortized Book-Tax Disparity) using a predetermined rate derived from the depreciation method and useful life applied to the Partnership’s common basis of such property, despite the inconsistency of such approach with Proposed Regulation Section 1.168-2(n). If the General Partner later determines that such reporting position cannot reasonably be taken, the General Partner may adopt, if deemed a reasonable position based upon advice of counsel, a depreciation convention under which all purchasers acquiring Units in the same month would receive depreciation, whether attributable to common basis or Section 743(b) basis, based upon the same applicable rate as if they had purchased a direct interest in the Partnership’s property. If the General Partner chooses not to utilize such aggregate method, the General Partner may use any other reasonable depreciation convention to preserve the uniformity of the intrinsic tax characteristics of any Units that would not have a material adverse effect on the Limited Partners. If the General Partner determines, based upon advice of counsel, that no reasonably allowable convention or other method is available to preserve the uniformity of the intrinsic tax characteristics of any specifically identifiable group of Units pursuant to this Section 5.2(j), such Units will be separately identified, to the extent practicable, as distinct classes to reflect intrinsic differences in tax consequences, regardless of the cause of any such nonuniformity.

      (g) To the extent of any Recapture Income resulting from the sale or other taxable disposition of Partnership assets, the amount of any gain from such disposition allocated to (or recognized by) a Partner (or his successor in interest) for federal income tax purposes pursuant to the above provisions shall be deemed to be Recapture Income to the extent such Partner has been allocated or has claimed any deduction directly or indirectly giving rise to the treatment of such gain as Recapture Income.

      (h) All items of income, gain, loss and deduction recognized by the Partnership for federal income tax purposes and allocated to the Partners in accordance with the provisions hereof shall be determined without regard to any election under Section 754 of the Code which may be made by the Partnership; provided that such allocations, once made, shall be adjusted as necessary or appropriate to take into account those adjustments permitted by Sections 734 and 743 of the Code.

      (i) Each item of Partnership income, gain, loss, deduction and credit attributable to a transferred Partnership Interest shall, for federal income tax purposes, be determined on an annual basis and prorated on a monthly basis (or other basis, as required or permitted by Section 706 of the Code) and shall be allocated to the Partners who own Partnership Interests as of the close of the New York Stock Exchange on the last day of the month in which the transfer is recognized by the Partnership; provided that, gain or loss on a sale or other disposition of all or a substantial portion of the assets of the Partnership shall be allocated to the Partners who own Partnership Interests as of the close of the New York Stock Exchange on the last day of the month in which such gain or loss is recognized for federal income tax purposes. The General Partner may revise, alter or otherwise modify such methods of determination and allocation as it determines necessary, to the extent permitted by Section 706 of the Code and the regulations or rulings promulgated thereunder.

      (j) Allocations which would otherwise be made to a Limited Partner under the provisions of this Article V shall instead be made to the beneficial owner of the applicable Units, if the Partnership is notified in a manner satisfactory to the General Partner as to the identity of such beneficial owner by any broker, dealer, bank, trust company, clearing corporation or nominee holder that is the Record Holder of such Units.

      5.3     Distributions. (a) The General Partner shall, in accordance with the provisions hereof, cause the Partnership to make regular cash distributions on a quarterly basis of all of the Partnership’s Available Cash and, to the extent set forth in Section 5.3(b), cash distributions of Capital Transaction Proceeds and shall specify the Record Date for such distributions. All Available Cash shall be deemed distributed in any Fiscal Period prior to any distribution of Capital Transaction Proceeds. Any such amounts shall be distributed as soon as possible after the Record Date for such distribution and shall be divided among the Partners on the Record Date in accordance with their respective Percentage Interests.

      (b) Upon the occurrence in any Fiscal Period of any one or more Capital Transactions, the General Partner shall be required to make a cash distribution from the Capital Transaction proceeds in accordance with paragraph (i) hereinbelow and may, in its sole discretion, distribute additional Capital Transaction Proceeds in accordance with paragraph (ii) hereinbelow.

(i) The General Partner shall determine the net gain or loss recognized for federal income tax purposes from each Capital Transaction and shall then determine the portion of the net gain or net loss from each Capital Transaction allocable to all Limited Partners holding Units in accordance with the provisions of Section 5.2. Once having done so, the General Partner shall aggregate the net gains and net losses allocable to Limited Partners holding Units (taking into account the character of any such gains and losses) to determine any “net capital gain” from such Capital Transactions (to the extent capital gains exceed capital losses from those Capital Transactions resulting in capital gains or losses) and any “net ordinary income” from such Capital Transactions (to the extent ordinary income exceeds ordinary losses from those Capital Transactions resulting in ordinary income or losses). The General Partner shall then divide the amount of any such “net capital gains” and “net ordinary income” by the number of the Outstanding Units, as of the date of such Capital Transaction and, solely for purposes hereof, attribute an equal amount of “net capital gain” and “net ordinary income” to each Outstanding Unit, as of such date. The General Partner shall then cause the Partnership to distribute Capital Transaction Proceeds to the Partners, in accordance with their respective Percentage Interests, until an amount has been distributed pursuant hereto with respect to each Outstanding Unit equal to 125% of the federal income tax liability that would be due with respect to the “net capital gain” and “net ordinary income” attributed to each Outstanding Unit pursuant to the preceding sentence (assuming for such purpose that the maximum marginal federal income tax rates for individuals, relating to either long-term capital gain or ordinary income, whichever the case may be, applied to all holders of Units at the time of such recognition).

(ii) The General Partner may, in its sole discretion, cause the Partnership to distribute any or all of the remaining Capital Transaction Proceeds to the Partners in accordance with their respective Percentage Interests.

      (c) Any amounts paid pursuant to Section 6.5 shall not be deemed to be distributions for purposes of this Agreement.

ARTICLE VI

MANAGEMENT AND OPERATION OF BUSINESS

      6.1     Management. (a) The General Partner shall conduct, direct and exercise full control over all activities of the Partnership. Except as otherwise expressly provided in this Agreement, all management powers over the business and affairs of the Partnership shall be exclusively vested in the General Partner, and no Limited Partner shall have any right of control or management power over the business and affairs of the Partnership except in their capacities as officers, directors or members of the General Partner. Except as otherwise expressly provided in this Agreement, in addition to the powers now or hereafter granted a general partner of a limited partnership under applicable law or which are granted to the General Partner under any other provisions of this Agreement, the General Partner shall have full power and authority to do all things deemed necessary or desirable by it to conduct the business of the Partnership, including, without limitation, (i) the making of any expenditures, the borrowing of money, the guaranteeing of indebtedness and other liabilities, the issuance of evidences of indebtedness and the incurring of any obligations it deems necessary for the conduct of the activities of the Partnership; (ii) the acquisition, disposition, mortgage, pledge, encumbrance, hypothecation or exchange of any or all of the assets of the Partnership and the merger of the Partnership with or into another entity; (iii) the use of the assets of the Partnership (including, without limitation, cash on hand) for any purpose and on any terms it sees fit, including, without limitation, the financing of the conduct of the operations of the Partnership, the lending of funds to other Persons and the repayment of obligations of the Partnership; (iv) the negotiation and execution of any terms deemed desirable in its sole discretion and the performance of any contracts, conveyances or other instruments that it considers useful or necessary to the conduct of the Partnership’s operations or the implementation of its powers under this Agreement; (v) the distribution of Partnership cash; (vi) the selection and dismissal of employees and attorneys, accountants, consultants and contractors and the determination of their compensation and other terms of employment or hiring; (vii) the maintenance of such insurance for the benefit of the Partnership and the Partners as it deems necessary; (viii) the formation of any further limited or general partnerships, joint ventures or other relationships that it deems desirable; (ix) the control of any matters affecting the rights and obligations of the Partnership, including, without limitation, the conduct of litigation, the incurring of legal expense and the settlement of claims and litigation; (x) the purchase, sale or other acquisition or disposition of Units, and the cancellation of acquired Units, at such times and on such terms as it deems to be in the best interests of the Partnership and the Partners; (xi) the entering into of leases for real or personal property or agreements in connection with sale and lease-back transactions; and (xii) the execution of the Depositary Agreement.

      (b) Each of the Partners hereby approves, ratifies and confirms the execution, delivery and performance of the Deposit Agreement and agrees that the General Partner is authorized to execute, deliver and perform the other agreements, acts, transactions and matters contemplated therein on behalf of the Partnership without any further act, approval or vote of the Partners of the Partnership, notwithstanding any other provision of this Agreement or the Delaware Act or any applicable law, rule or regulation. The participation by the General Partner in any agreement authorized or permitted by this Agreement shall not constitute a breach by such General Partner of any duty that it may owe the Partnership or the Limited Partners under this Agreement or applicable law.

      (c) The General Partner shall cause the Partnership to obtain and maintain to the extent available on a commercially reasonable basis (i) casualty and liability insurance on the properties of the Partnership and (ii) liability insurance for the General Partner and the Indemnitees hereunder.

      (d) The General Partner shall cause the Partnership to maintain Working Capital Reserves and Fixed Asset Reserves in such amounts as the General Partner deems appropriate and reasonable from time to time.

      6.2     Election of Board of Directors of General Partner by Limited Partners; Governance Matters.

      (a) The General Partner and the Partnership shall hold an annual meeting of the Limited Partners for the purpose of electing the board of directors of the General Partner. The annual meeting of Limited Partner unitholders shall be held at such time and on such business day as the General Partner may determine each year. The annual meeting shall be held at the principal office of the Partnership or at such other place within or without the state of Delaware as the General Partner may determine.

      (b) The annual meeting described in Section 6.2(a) above is intended to enable the Limited Partners to elect the board of directors of the General Partner in a manner consistent with the procedures for selection of directors at other successful publicly held entities. In furtherance of this goal, the General Partner hereby agrees to cause its Governance Documents to provide for the following:

(i) The General Partner shall call and hold an annual meeting of the Limited Partners to be held simultaneously with the annual meeting of its shareholders. The General Partner shall cause the persons receiving the greatest number of votes at the Limited Partners’ meeting to be installed as the board of directors of the General Partner.

(ii) The directors of the General Partner shall be divided into three (3) classes, designated Class I, Class II, and Class III, as nearly equal in size as possible, and one of the classes shall be elected for a three-year term of office at each annual meeting of Limited Partners.

(iii) Except as otherwise provided by law, all the directors or all of a particular class, or any individual director, may be removed from office without assigning any cause, by the affirmative vote of Partners whose aggregate Percentage Interest constitutes at least eighty percent (80%) of the aggregate Percentage Interest of the Partners.

(iv) The board of directors of the General Partner shall have the same fiduciary obligation to the Limited Partners of the Partnership as it has to its shareholders.

(v) Any duties and responsibilities of the board of directors of the General Partner to its shareholders shall be discharged if the board of directors of the General Partner fulfills its duties and responsibilities to the Limited Partners.

(vi) As a condition precedent to qualification to serve as General Partner of the Partnership, the General Partner shall be required and does hereby agree to be structured such that its units or shares are held in trust pursuant to a trust agreement (the “Trust Agreement”) that obligates the trustee to vote the units or shares in accordance with the results of the vote of the unitholders at the annual meeting described in Section 6.2(a) above.

(vii) The provisions of the Governance Documents implementing the foregoing provisions shall not be amended or changed without the affirmative vote of Partners whose aggregate Percentage Interest constitutes at least eighty percent (80%) of the aggregate Percentage Interest of the Partners.

      (c) The General Partner hereby agrees that, in the event of any breach of the provisions of this Section 6.2, money damages may not be a sufficient remedy, and the Limited Partners shall therefore be entitled to equitable relief, including in the form of injunctions and orders for specific performance and without the necessity of posting any bond.

      6.3     Certificate of Limited Partnership. The General Partner shall file a Certificate of Limited Partnership with the Secretary of State of the State of Delaware as required by the Delaware Act and shall cause to be filed such other certificates or documents as may be determined by the General Partner to be reasonable and necessary or appropriate for the formation, continuation, qualification and operation of a limited partnership (or a partnership in which limited partners have limited liability) in the State of Delaware or any other state in which the Partnership may elect to do business. To the extent that the General Partner in its sole discretion determines such action to be reasonable and necessary or appropriate, the General Partner shall file amendments to the Certificate of Limited Partnership and do all the things to maintain the Partnership a limited partnership (or a partnership in which limited partners have limited liability) under the laws of the State of Delaware or any other state in which the Partnership may elect to do business. Subject to the terms of Section 7.5(a), the General Partner shall not be required to deliver or mail a copy of the Certificate of Limited Partnership or any amendment thereto to any Limited Partner.

      6.4     Reliance by Third Parties. Notwithstanding any other provision of this Agreement to the contrary, no lender, purchaser of property from the Partnership or other Person, shall be required to verify any representation by the General Partner as to the extent of the interest in the assets of the Partnership that the General Partner is entitled to encumber, sell or otherwise use, and any such lender, purchaser or other Person shall be entitled to rely exclusively on the representations of the General Partner as to its authority to enter into such financing or sale arrangements or other transactions and shall be entitled to deal with the General Partner as if it were the sole party in interest therein, both legally and beneficially. Each Limited Partner and Assignee hereby waives any and all defenses or other remedies that may be available against such lender, purchaser or other Person to contest, negate or disaffirm any action of the General Partner in connection with any sale, financing or other transaction. In no event shall any Person dealing with the General Partner with respect to any business or property of the Partnership be obligated to ascertain that the terms of this Agreement have been complied with, or to inquire into the necessity or expediency of any act of the General Partner; and every contract, agreement, deed, mortgage, security agreement, promissory note or other instrument or document executed by the General Partner with respect to any business or property of the Partnership shall be conclusive evidence in favor of any and every Person relying thereon or claiming thereunder that (a) at the time of the execution and delivery thereof this Agreement was in full force and effect, (b) such instrument or document was duly executed in accordance with the terms and provisions of this Agreement and is binding upon the Partnership, and (c) the General Partner was duly authorized and empowered to execute and deliver any and every such instrument or document for and on behalf of the Partnership.

      6.5     Rights of General Partner as Limited Partner. The General Partner may acquire Units pursuant to Section 4.3 and shall be entitled to exercise all the rights of a Limited Partner with respect to such Units. The General Partner may cause the Partnership to purchase or otherwise acquire (or may purchase or otherwise acquire on behalf of the Partnership) Units. As long as such Units are held by the Partnership, such Units shall not be considered Outstanding for any purpose, except as otherwise provided herein.

      6.6     Compensation and Reimbursement of General Partner.

      (a) Except as provided in this Section 6.6 and elsewhere in this Agreement, the General Partner shall not be compensated for its services as general partner of the Partnership.

      (b) The General Partner shall be reimbursed for all expenses, disbursements and advances incurred or made in connection with the organization of the Partnership and the qualification of the Partnership and the General Partner to do business and any subsequent offerings of Units or other securities by the Partnership.

      (c) The General Partner and any Affiliate thereof shall be reimbursed on a monthly basis, or such other basis as the General Partner may determine in its sole discretion, for all direct and indirect expenses incurred or made on behalf of the Partnership (including amounts paid to any Person to perform services to the Partnership), including that portion of such General Partner’s and Affiliate’s internal legal and accounting costs and expenses, telephone, secretarial, bookkeeping, tax reporting, aircraft, travel and entertainment expenses, office rent and other office expenses, salaries and other compensation expenses of employees, officers and directors, other administrative expenses and other expenses necessary or appropriate to the conduct of the Partnership’s and the General Partner’s businesses and allocable to the Partnership or the activities of the General Partner in its capacity as general partner of the Partnership. The General Partner shall determine the expenses which are allocable to the Partnership in any reasonable manner. Such reimbursements shall be in addition to any reimbursement to the General Partner as a result of indemnification pursuant to Section 6.10.

      (d) The General Partner may propose and adopt customary and reasonable fringe benefit plans, including plans involving the issuance of Units of the Partnership for the benefit of employees, officers and directors of the General Partner or the Partnership or their Affiliates in respect of services performed or to be performed, directly or indirectly, for the benefit of the Partnership.

      6.7     Outside Activities. (a) The General Partner shall not enter into or conduct any business except in connection with its service as the general partner of the Partnership in accordance with the terms of this Agreement.

      (b) The shareholders, directors, officers or members of the General Partner or the Partnership shall not compete with the Partnership, directly or indirectly, and the officers of such entities shall serve the General Partner or the Partnership on a full-time basis, but such shareholders, directors, officers or members shall be permitted to make any investments or engage in any outside activities not in contravention of this Section 6.7.

      6.8     Partnership Funds. The funds of the Partnership shall be deposited in such account or accounts as are designated by the General Partner. The General Partner may, in its sole discretion, deposit funds of the Partnership in a central disbursing account maintained by or in the name of the General Partner in which funds of the General Partner are also deposited; provided that at all times books of account shall be maintained which show the amount of funds of the Partnership on deposit in such account. The General Partner may use the funds of the Partnership as compensating balances for its own benefit; provided that such funds shall not directly or indirectly secure, and shall not be otherwise at risk on account of, any indebtedness or other obligation of the General Partner or any partner, shareholder, director, officer, employee, member or agent of the General Partner or any Affiliate thereof. Nothing in this Section 6.8 shall be deemed to prohibit or limit in any manner the right of the Partnership to lend funds to the General Partner or any Affiliate thereof pursuant to Section 6.9(b). All withdrawals from or charges against such accounts shall be made by the General Partner or by its officers or agents. Funds of the Partnership may be invested as determined by the General Partner.

      6.9     Loans to or from General Partners; Contracts with Affiliates. (a) The General Partner or any Affiliate thereof may lend to the Partnership funds needed by the Partnership for such period of time as the General Partner may determine; provided that the General Partner or such Affiliate may not charge the Partnership interest at a rate greater than the rate (including points or other financing charges or fees) that would be charged the Partnership (without reference to such General Partner’s or Affiliate’s financial abilities or guaranties) by unrelated lenders on comparable loans. The Partnership shall reimburse such General Partner or Affiliate for any costs incurred by it (other than interest charges incurred as a result of such borrowing) in connection with the borrowing of funds obtained by such General Partner or Affiliate and lent to the Partnership.

      (b) With the approval or consent of a Majority Interest, the Partnership may lend funds to the General Partner or any Affiliate thereof; provided that the Partnership may not charge the General Partner or such Affiliate interest at a rate less than the rate (including points or other financing charges or fees) that would be charged such General Partner or Affiliate (without reference to other third parties’ financial abilities or guaranties) by unrelated lenders on comparable loans.

      (c) The General Partner may itself, or may enter into an agreement with an Affiliate of the General Partner to, render services for the Partnership. Any services rendered to the Partnership by such General Partner or Affiliate shall be on terms that are fair and reasonable to the Partnership. The provisions of Section 6.6 regarding reimbursement shall apply to services rendered pursuant to this Section 6.9(c).

      (d) The Partnership may transfer assets to or lend funds to joint ventures, other partnerships, limited liability companies, corporations or other business entities in which it is or thereby becomes a participant upon such terms and subject to such conditions consistent with applicable law as the General Partner deems appropriate.

      (e) Neither the General Partner nor any Affiliate thereof shall sell, transfer or convey any property to, or purchase any property from, the Partnership, directly or indirectly, except pursuant to transactions that are fair and reasonable to the Partnership.

      6.10     Indemnification. (a) To the fullest extent permitted by law, each Indemnitee shall be indemnified and held harmless by the Partnership from and against any and all losses, claims, damages, liabilities, expenses (including legal fees and expenses), judgments, fines, settlements and other amounts arising from any and all claims, demands, actions, suits or proceedings, civil, criminal, administrative or investigative, in which the Indemnitee may be involved, or threatened to be involved, as a party or otherwise by reason of his or its management of the affairs of the Partnership, any subsidiary of the Partnership or the General Partner or his or its status as the General Partner, an Affiliate thereof, a partner, director, officer, employee, member or agent thereof or a Person serving at the request of the Partnership, a general partner or any Affiliate thereof in another entity in a similar capacity, which relates to or arises out of the Partnership, its property, business or affairs or the General Partner, their properties, businesses or affairs or any document filed with or submitted to the Securities and Exchange Commission or any indemnification of underwriters given in connection therewith, regardless of whether the Indemnitee continues to be the General Partner, an Affiliate thereof or a partner, director, officer, employee, member or agent thereof or a director, officer, employee or agent of the Partnership at the time any such liability or expense is paid or incurred, and regardless of whether the liability or expense accrued at or relates to, in whole or in part, any time before, on or after the date hereof, if the Indemnitee acted in good faith and in a manner it believed to be in, or not opposed to, the best interests of the Partnership, and, with respect to any criminal proceeding, had no reasonable cause to believe his or its conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction or upon a plea of nolo contendere, or its equivalent, shall not, of itself, create a presumption that the Indemnitee acted in a manner contrary to such standard. Any indemnification pursuant to this Section 6.10 shall be made only out of the assets of the Partnership and to the extent provided by the first sentence of this Section 6.10(a).

      (b) An Indemnitee shall not be entitled to indemnification under this Section 6.10 with respect to any claim, issue or matter in which it has been adjudged liable for willful misconduct, unless and only to the extent that the court in which such action was brought, or another court of competent jurisdiction, determines upon application that, despite the adjudication of liability but in view of all of the circumstances of the case, the Indemnitee is fairly and reasonably entitled to indemnification for such liabilities and expenses as the court may deem proper.

      (c) To the fullest extent permitted by law, expenses (including legal fees) incurred by an Indemnitee in defending any claim, demand, action, suit or proceeding shall, from time to time, be advanced by the Partnership prior to the final disposition of such claim, demand, action, suit or proceeding upon receipt by the Partnership of an undertaking by or on behalf of the Indemnitee to repay such amount if it shall be determined that the Indemnitee is not entitled to be indemnified as authorized in this Section 6.10.

      (d) The indemnification provided by this Section 6.10 shall be in addition to any other rights to which an Indemnitee may be entitled under any agreement, bylaw or vote of the Partners or as a matter of law or otherwise, both as to action in the Indemnitee’s capacity as the General Partner, an Affiliate thereof or a partner, director, officer, employee, member or agent thereof and to action in any other capacity, shall continue as to an Indemnitee who has ceased to serve in such capacity and shall inure to the benefit of the heirs, successors, assigns and administrators of an Indemnitee.

      (e) The General Partner and the Partnership shall purchase and maintain insurance, to the extent and in such amounts as shall be considered reasonable and commercially available, on behalf of Indemnitees and such other Persons as the General Partner shall determine against any liability that may be asserted against or expense that may be incurred by such Person in connection with activities of the Partnership or such Indemnitees, regardless of whether the Partnership would have the power to indemnify such Person against such liability under the provisions of this Agreement. The General Partner and the Partnership may enter into indemnity contracts with Indemnitees and adopt written procedures pursuant to which arrangements are made for the advancement of expenses and the funding of obligations under this Section 6.10 and containing such other procedures regarding indemnification as are appropriate.

      (f) For purposes of this Section 6.10, the Partnership, the General Partner or any Affiliate thereof shall be deemed to have requested an Indemnitee to serve as a fiduciary of an employee benefit plan whenever the performance by him of his duties to the Partnership, the General Partner or such Affiliate also imposes duties on, or otherwise involves services by, him to the plan or participants or beneficiaries of the plan. Excise taxes assessed on an Indemnitee with respect to an employee benefit plan pursuant to applicable law shall be deemed “fines” within the meaning of Section 6.10(a), and action taken or omitted by him with respect to an employee benefit plan in the performance of his duties for a purpose reasonably believed by him to be in the interest of the participants and beneficiaries of the plan shall be deemed to be for a purpose which is in, or not opposed to, the best interests of the Partnership.

      (g) In no event may an Indemnitee subject the Limited Partners or Assignees to personal liability by reason of these indemnification provisions.

      (h) An Indemnitee shall not be denied indemnification in whole or in part under this Section 6.10 because the Indemnitee had an interest in the transaction with respect to which the indemnification applies if the transaction was otherwise permitted by the terms of this Agreement.

      (i) The provisions of this Section 6.10 are for the benefit of the Indemnitees and their heirs, successors, assigns, administrators and personal representatives and shall not be deemed to create any rights for the benefit of any other Persons. The provisions of this Section 6.10 shall not be amended in any way that would adversely affect the General Partner without the consent of such General Partner.

      6.11     Liability of General Partner. (a) Neither the General Partner, any Affiliate thereof, nor the partners, shareholders, directors, officers, employees, members or agents thereof shall be liable for monetary damages to the Partnership, the Limited Partners, the Assignees or any Person who has acquired an interest in the Units, whether as a Limited Partner, an Assignee or otherwise, for errors in judgment or for breach of fiduciary duty (including breach of any duty of care or any duty of loyalty) as the General Partner, such Affiliate or a partner, shareholder, director, officer, employee, member or agent thereof unless it is proved by clear and convincing evidence that his or its action or failure to act involved an act or omission undertaken with deliberate intent to cause injury to the Partnership or undertaken with reckless disregard for the best interests of the Partnership.

      (b) The General Partner may exercise any of the powers granted to it by this Agreement and may perform any of the duties imposed upon it hereunder directly or by or through its agents, and the General Partner shall not be responsible for any misconduct or negligence on the part of any such agent appointed by it in good faith.

      6.12     Resolution of Conflicts of Interest. (a) At all times from and after the date hereof, a majority of the members of the board of directors of the General Partner shall be Persons who are not shareholders or members of the General Partner or a member of the immediate family of such a shareholder or member.

      (b) Unless otherwise expressly provided herein, (i) whenever a conflict of interest exists or arises between the General Partner or any Affiliate thereof, on the one hand, and the Partnership, any Limited Partner or any Assignee, on the other hand, or (ii) whenever this Agreement or any other agreement contemplated herein or therein provides that the General Partner shall act in a manner which is, or provide terms which are, fair and reasonable to the Partnership or any Limited Partner, the General Partner shall resolve such conflict of interest, take such action or provide such terms considering, in each case, the relative interests of each party to such conflict, agreement, transaction or situation and the benefits and burdens relating to such interests, any customary or accepted industry practices, any applicable generally accepted accounting practices or principles and any other factors deemed relevant, reasonable and appropriate. In the absence of bad faith by the General Partner, the resolution, action or terms so made, taken or provided by the General Partner shall not constitute a breach of this Agreement or any other agreement contemplated herein or therein.

      (c) Whenever in this Agreement the General Partner is permitted or required to make a decision (i) in its “sole discretion” or “discretion,” with “complete discretion” or under a grant of similar authority or latitude, the General Partner shall be entitled to consider only such interests and factors as it deems appropriate and shall have no duty or obligation to give any consideration to any other interest of or factors affecting the Partnership, the Limited Partners or the Assignees or (ii) in its “good faith” or under another express standard, the General Partner shall act under such express standard. Each Limited Partner hereby agrees that any standard of care or duty imposed in the Delaware Act or any other applicable law, rule or regulation shall be modified, waived or limited in each case as required to permit the General Partner to act under this Agreement or any other agreement contemplated herein and to make any decision pursuant to the authority prescribed in this Section 6.12(c) so long as such action or decision is reasonably believed by the General Partner to be consistent with the overall purposes of the Partnership.

      6.13     Other Matters Concerning General Partners. (a) The General Partner may rely and shall be protected in acting or refraining from acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, bond, debenture or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties.

      (b) The General Partner may consult with legal counsel, accountants, appraisers, management consultants, investment bankers and other consultants and advisers selected by it, and any opinion of any such Person as to matters which such General Partner believes to be within such Person’s professional or expert competence shall be full and complete authorization and protection in respect of any action taken or suffered or omitted by such General Partner hereunder in good faith and in accordance with such opinion.

      6.14     Title to Partnership Assets. Title to Partnership assets, whether real, personal or mixed, tangible or intangible, shall be deemed to be owned by the Partnership as an entity, and no Partner or Assignee, individually or collectively, shall have any ownership interest in such Partnership assets or any portion thereof. Title to any or all of the Partnership assets may be held in the name of the Partnership, the General Partner or one or more nominees, as the General Partner may determine. The General Partner hereby declares and warrants that any Partnership assets for which legal title is held in the name of the General Partner shall be held in trust by the General Partner for the use and benefit of the Partnership in accordance with this Agreement. All Partnership assets shall be recorded as the property of the Partnership on its books and records, irrespective of the name in which legal title to such Partnership assets is held.

ARTICLE VII

RIGHTS AND OBLIGATIONS OF LIMITED PARTNERS

      7.1     Limitation of Liability. The Limited Partners shall have no liability under this Agreement except as provided in this Agreement or in the Delaware Act.

      7.2     Management of Business. No Limited Partner (other than the General Partner, any Affiliate thereof or a general partner, shareholder, director, officer, employee, member or agent thereof solely in his or its capacity as such) shall take part in the operation, management or control (within the meaning of the Delaware Act) of the Partnership’s business, shall transact any business in the Partnership’s name or shall have the power to sign documents for or otherwise bind the Partnership. The transaction of any business by any such Person in such capacity shall not affect, impair or eliminate the limitations on the liability of any Limited Partner under this Agreement.

      7.3     Outside Activities. Subject to Section 6.7, a Limited Partner shall be entitled to and may have business interests and engage in business activities in addition to those relating to the Partnership, including business interests and activities in direct competition with the Partnership. Neither the Partnership, any other Partner nor any other Person shall have any rights by virtue of this Agreement in any business ventures of any Limited Partner.

      7.4     Return of Capital. No Limited Partner shall be entitled to the withdrawal or return of his Capital Contribution, except to the extent, if any, that distributions made pursuant to this Agreement or upon termination of the Partnership may be considered as such by law and then only to the extent provided by this Agreement.

Except to the extent provided by Section 4.3 or otherwise expressly provided herein, no Limited Partner shall have priority over any other Limited Partner either as to the return of Capital Contributions or as to profits, losses or distributions.

      7.5     Rights of Limited Partners Relating to the Partnership. (a) In addition to other rights provided by this Agreement or by applicable law, and except as limited by Section 7.5(b), each Limited Partner shall have the following rights for a proper purpose reasonably related to his Partnership Interest, upon reasonable demand and at such Limited Partner’s own expense:

(i) to obtain true and full information regarding the status of the business and financial condition of the Partnership;

(ii) promptly after becoming available, to obtain a copy of the Partnership’s federal, state and local income tax returns for each year;

(iii) to have furnished to him, upon notification to the General Partner, a current list of the name and last known business, residence or mailing address of each Partner;

(iv) to obtain true and full information regarding the amount of cash and a description and statement of the Agreed Value of any other property or other consideration contributed by each Partner and which each Partner has agreed to contribute in the future, and the date upon which each Partner became a Partner;

(v) to have furnished to him, upon notification to the General Partner, a copy of this Agreement and the Certificate of Limited Partnership and all amendments thereto, together with executed copies of any powers of attorney pursuant to which this Agreement, the Certificate of Limited Partnership and all amendments thereto have been executed; and

(vi) to inspect and copy any of the Partnership’s books and records and obtain such other information regarding the affairs of the Partnership as is just and reasonable.

      (b) Notwithstanding the other provisions hereof, the General Partner may keep confidential from the Limited Partners for such period of time as the General Partner deems reasonable, any information the General Partner reasonably believes to be in the nature of trade secrets or other information, the disclosure of which the General Partner in good faith believes is not in the best interests of the Partnership or could damage the Partnership or its business or which the Partnership is required by law or by agreements with third parties to keep confidential.

      7.6     Rights of Special Limited Partners Relating to the Partnership. (a) The term “Special Limited Partner” means those persons who are listed on the books and records of the Partnership as owning a “Special LP Interest” and their transferees and assigns. A Special LP Interest is a limited interest in the capital of the Partnership as described in this Section.

      (b) A capital account is maintained for each Special Limited Partner with respect to the Special LP Interests (“Special LP Capital Account”) distinct and separate from the Capital Accounts. The aggregate balance of all of the Special LP Capital Accounts is $5,290,500, which aggregate balance shall not change. A Special LP Capital Account shall not be adjusted pursuant to Section 4.6(d). A Special LP Capital Account shall not be treated as a Capital Account, except as provided in Section 7.6(g).

      (c) A Special Limited Partner (in such capacity) is not required or permitted to make Capital Contributions to the Partnership.

      (d) The Special Limited Partners shall not be entitled to any Units with respect to their Special LP Interests and the Special LP Interests shall not be represented by any Units.

      (e) No items of income, gain, deduction, loss or credits shall be allocated to the Special Limited Partners pursuant to Article IV or Article V with respect to the Special LP Interests. No Special Limited Partner shall receive any allocation or distribution pursuant to Article V with respect to the Special LP Interests.

      (f) A Special Limited Partner shall have no vote or approval pursuant to Articles VI and XV.

      (g) For purposes of making distributions in liquidation of the Partnership pursuant to Article XIV, and only for such purposes, a Special LP Capital Account shall be treated the same as the Capital Accounts, and the Special Limited Partners shall be entitled to distributions in liquidation of $5,290,500 in the aggregate.

ARTICLE VIII

BOOKS, RECORDS, ACCOUNTING AND REPORTS

      8.1     Records and Accounting. The General Partner shall keep or cause to be kept at the principal office of the Partnership appropriate books and records with respect to the Partnerships business including, without limitation, all books and records necessary to provide to the Limited Partners any information, lists and copies of documents required to be provided pursuant to Section 7.5(a). Any records maintained by the Partnership in the regular course of its business, including the record of the holders of Units, books of account and records of Partnership proceedings, may be kept on or be in the form of magnetic tape, photographs, micrographics or any other information storage device; provided that the records so kept shall be convertible into clearly legible written form within a reasonable period of time. The books of the Partnership shall be maintained, for financial reporting purposes, on an accrual basis in accordance with generally accepted accounting principles. All decisions as to accounting matters, except as specifically provided to the contrary herein, shall be made by the General Partner.

      8.2     Fiscal Year. The fiscal year of the Partnership shall be the calendar year, unless the General Partner shall determine otherwise in its sole discretion.

      8.3     Reports. (a) As soon as practicable, but in no event later than ninety (90) days after the close of each fiscal year, the General Partner shall cause to be mailed to each Record Holder of a Unit as of the last day of such fiscal year reports containing financial statements of the Partnership for the fiscal year, presented in accordance with generally accepted accounting principles, including a balance sheet, a statement of income, a statement of Partners’ equity and a statement of changes in financial position. Such statements shall be audited by a firm of independent public accountants selected by the General Partner.

      (b) As soon as practicable, but in no event later than forty-five (45) days after the close of each calendar quarter, except the last calendar quarter of each fiscal year, the General Partner shall cause to be mailed to each Record Holder of a Unit as of the last day of such calendar quarter a report containing such financial information as the General Partner deems appropriate.

      (c) Except as otherwise required by law, in the sole discretion of the General Partner, in lieu of sending any report or statement described in Section 8.3(a) or (b), the Partnership may create and maintain a secure, internet-based medium whereby the Unit holders are able to access, view and download such reports or statements. All reports or statements made available through such internet-based medium shall be made available to the Unit holders as of the dates on which the Partnership would have otherwise had to prepare and send such reports according to Section 8.3(a) or (b).

      8.4     Other information. The General Partner may release information concerning the operations of the Partnership as is customary in the industry or required by law or regulation.

ARTICLE IX

TAX MATTERS

      9.1     Preparation of Tax Returns. The General Partner shall arrange for the preparation and timely filing of all returns and reports required for federal and state income tax purposes and shall use all reasonable efforts to furnish to Partners within ninety (90) days of the close of the taxable year the tax information reasonably required for federal and state income tax reporting purposes. The classification, realization and recognition of income, gains, losses and deductions and other items shall be on the cash or accrual method of accounting for federal income tax purposes, as the General Partner shall determine in its sole discretion. The taxable year of the Partnership shall be the calendar year, unless the General Partner shall determine otherwise in its sole discretion.

      9.2     Tax Election. Except as otherwise provided herein, the General Partner shall, in its sole discretion, determine whether to make any available election pursuant to the Code. The General Partner shall keep in effect the election under Section 754 of the Code in accordance with applicable regulations thereunder, subject to the reservation of the right to seek to revoke any such election upon the General Partner’s determination that such revocation is in the best interests of the Limited Partners.

      9.3     Tax Controversies. Subject to the provisions hereof, the General Partner is designated the Tax Matters Partner (as defined in Section 6231 of the Code) and is authorized and required to represent the Partnership (at the Partnership’s expense) in connection with all examinations of the Partnership’s affairs by tax authorities, including resulting administrative and judicial proceedings, and to expend Partnership funds for professional services and costs associated therewith. Each Partner agrees to cooperate with the General Partner and to do or refrain from doing any or all things reasonably required by the General Partner to conduct such proceedings.

      9.4     Organizational Expenses. The Partnership shall elect to deduct expenses incurred in organizing the Partnership ratably over a 60-month period as provided in Section 709 of the Code.

      9.5     Taxation as a Partnership. No election shall be made by the Partnership or any Partner for the Partnership to be taxable as an association taxable as a corporation or to be excluded from the application of any of the provisions of Subchapter K, Chapter 1 of Subtitle A of the Code or from any similar provisions of any state tax laws.

      9.6     Opinions Regarding Taxation as a Partnership. Notwithstanding any other provision of this Agreement, the requirement, as a condition to any action proposed to be taken under this Agreement, that the Partnership be furnished an Opinion of Counsel to the effect that the proposed transaction would not result in the Partnership being treated as an association taxable as a corporation for federal income tax purposes shall not be applicable if the Partnership is at such time treated in all material respects as an association taxable as a corporation for federal income tax purposes due to changes in federal income tax laws.

      9.7     Withholding.

      (a) Notwithstanding any other provision of this Agreement, the General Partner is authorized to take any action that it determines to be necessary or appropriate to cause the partnership to comply with any withholding requirements established under Section 1445 of the Code with regard to (i) the sale of “United States real property interests” (as defined in the Code), (ii) the distribution of cash or property to any Partner who is a “foreign person” (as defined in Regulation §1.1445-2T(b)(2)(i)(c)), or (iii) the transfer of Units or Depositary Units.

      (b) In its sole and absolute discretion and as provided for in Regulations under Section 1445 of the Code, the General Partner may elect to withhold a portion of any distribution made to Partners and Assignees who are “foreign persons” or who fail to provide to the Partnership an appropriate certificate in accordance with the applicable provisions of such Treasury Regulations.

      (c) The General Partner is authorized to take any action that it deems to be necessary or appropriate to cause the Partnership to comply with any withholding requirements established under Sections 1441, 1442 or 1446 of the Code.

      (d) The General Partner is authorized to withhold a portion of distributions made to Partners in order to satisfy state or local income tax obligations resulting from operations of the Partnership.

ARTICLE X

PROHIBITIONS AND LIMITATIONS

      10.1     Prohibitions and Limitations.

      Without the prior approval of Partners whose aggregate Percentage Interest constitutes at least 66  2/3% of the aggregate Percentage Interest of the Partners, the General Partner shall not approve a transaction or a series of related transactions which (i) results in a Change of Control, or (ii) results in the sale or exchange of all or substantially all of the assets of Cedar Point Park.

ARTICLE XI

TRANSFER OF INTERESTS

      11.1     Transfer. (a) The term “transfer,” when used in this Article XI with respect to a Partnership Interest, shall be deemed to refer to a transaction by which the General Partner assigns all or any of its general partner Partnership Interest to another Person or by which the holder of a Unit assigns the Partnership Interest evidenced thereby to another Person, and such term includes a sale, assignment, gift, pledge, encumbrance, hypothecation, mortgage, exchange or other disposition.

      (b) No Partnership Interest shall be transferred, in whole or in part, except in accordance with the terms and conditions set forth in this Article XI. Any transfer or purported transfer of any Partnership Interest not made in accordance with this Article XI shall be null and void.

      11.2     Transfer of Interests of General Partner. The General Partner may not transfer all or any part of its general partner Partnership Interest unless (i) the holders of at least 66 2/3% of the Percentage Interest approve such transfer, (ii) the transferee agrees to be bound by the provisions of this Agreement and (iii) the Partnership receives an Opinion of Counsel that such transfer would not result in the loss of limited liability of any Limited Partner or cause the Partnership to be treated as an association taxable as a corporation for federal income tax purposes; provided that any transfer by the General Partner of all of its general partner Partnership Interest shall constitute a withdrawal for purposes of, and shall be effected by such General Partner only if not prohibited by, Section 13.1(a).

      11.3     Transfer of Units. Any Units, including Units held by the General Partner, may be transferred following deposit in the Deposit Account, subject to the terms of the Deposit Agreement. Units that have never been deposited in the Deposit Account or that have been withdrawn from the Deposit Account and not redeposited are not transferable except upon death or by operation of law; provided that the General Partner or its Affiliates may, without restriction, transfer between or among themselves Units that have never been deposited in the Deposit Account or that have been withdrawn from the Deposit Account and not redeposited, and any Partner may transfer Units to the Partnership or the General Partner.

      11.4     Transfer of Depositary Units. (a) Except as provided in Section 11.3, the Partnership shall not recognize transfers of Units or interests therein except by transfers of Depositary Units. Depositary Units may be transferred only in the manner provided in the Deposit Agreement.

      (b) A transferee who has completed and delivered a Transfer Application shall be deemed (i) to have requested admission as a Limited Partner, (ii) to have agreed to be bound by, and to have executed, this Agreement (including specifically Sections 4.5(e), 5.1(e) and 5.2(f) hereof) and the Deposit Agreement, (iii) to have represented that such transferee has authority to enter into this Agreement and the Deposit Agreement, and (iv) to have granted powers of attorney to the General Partner and the Liquidator to make the consents and waivers contained herein. Until admitted as a Limited Partner pursuant to Article XII, the Record Holder of a Depositary Receipt shall be an Assignee in respect of the Depositary Units evidenced thereby.

      (c) Each distribution in respect of Units shall be paid by the Partnership, directly or through the Depositary or through any other Person or agent, only to the Record Holders thereof as of the Record Date set for the distribution. Such payment shall constitute full payment and satisfaction of the Partnership’s liability in respect of such payment, regardless of any claim of any Person who may have an interest in such payment by reason of an assignment or otherwise.

      11.5     Restrictions on Transfer. Notwithstanding the other provisions of this Article XI, no transfer of any Unit shall be made if such transfer (a) would violate the then applicable federal and state securities laws or rules and regulations of the Securities and Exchange Commission, any state securities commission or any other governmental authorities with jurisdiction over such transfer, or (b) would affect the Partnership’s existence or qualification as a limited partnership under the Delaware Act.

ARTICLE XII

ADMISSION OF PARTNERS

      12.1     Existing Partners. All the Persons who are Partners as of the date of this Agreement shall continue as Partners and have executed a counterpart of this Agreement (either individually or by attorney or agent) and thereby agree to be bound by the terms hereof as a Partner.

      12.2     Admission of Additional Limited Partners. (a) The transferee of a Person’s Units shall have the right to seek admission as an Additional Limited Partner subject to the conditions of and in the manner permitted under this Agreement. A transferor of a Depositary Receipt shall only have the authority to convey to a purchaser or other transferee who does not execute and deliver the Transfer Application, however, (i) the right to negotiate such Depositary Receipt to a purchaser or other transferee and (ii) the right to transfer the right to request admission as a Limited Partner to such purchaser or other transferee in respect of the transferred Depositary Units. Each transferee of a Unit (including any Person, such as a broker, dealer, bank, trust company, clearing corporation, other nominee holder or an agent of any of the foregoing, acquiring such Depositary Unit for the account of another Person) shall apply to become an Additional Limited Partner with respect to the Units transferred by executing and delivering a Transfer Application at the time of such transfer. Such transferee shall become an Additional Limited Partner at such time as the General Partner consents thereto, which consent may be given or withheld in the General Partner’s sole discretion, and when any such admission is shown on the books and records of the Partnership. If such consent is withheld, the transferee shall be an Assignee. An Assignee shall have a Partnership Interest equivalent to that of a Limited Partner with respect to allocations and distributions, including liquidating distributions of the Partnership. With respect to voting rights attributable to Units or Depositary Units that are held by Assignees, the General Partner shall be deemed to be the Limited Partner with respect thereto and shall, in exercising the voting rights in respect of such Units or Depositary Units on any matter, vote such Units or Depositary Units at the written direction of the Assignee who is the Record Holder of such Units or Depositary Units. If no such written direction is received, such Units or Depositary Units will not be voted. An Assignee shall have no other rights of a Limited Partner.

      (b) The admission of an Assignee as an Additional Limited Partner shall be effected without the approval of any of the Partners other than the General Partner.

      (c) A Person who makes a Capital Contribution to the Partnership shall be admitted to the Partnership as an Additional Limited Partner upon furnishing to the General Partner (i) an acceptance, in form satisfactory to the General Partner, of all the terms and conditions of this Agreement, including, without limitation, the power of attorney granted in Section 1.4 and (ii) such other documents or instruments as may be required in order to effect his admission as an Additional Limited Partner, and such admission shall become effective on the date that the General Partner determines in its sole discretion that such conditions have been satisfied and when any such admission is shown on the books and records of the Partnership.

      12.3     Admission of Successor General Partner. A successor General Partner selected by the holders of a Majority Interest or the transferee of or successor to the entire Partnership Interest of the General Partner pursuant to Section 11.2 shall be admitted to the Partnership as the General Partner, effective immediately prior to the withdrawal or removal of the General Partner pursuant to Section 13.1.

      12.4     Amendment of Agreement and of Certificate of Limited Partnership. For the admission to the Partnership of any Partner, the General Partner shall take all steps necessary and appropriate to prepare and file as soon as practical an amendment of this Agreement and the Certificate of Limited Partnership, if required by law, and for this purpose may exercise the power of attorney granted in Section 1.4.

ARTICLE XIII

WITHDRAWAL OR REMOVAL OF PARTNERS

      13.1     Withdrawal or Removal of General Partner. (a) The General Partner covenants and agrees that it will not withdraw as the General Partner before December 31, 2082, subject to its right to transfer its Partnership Interest pursuant to Section 11.2. Except for transfers permitted by Section 11.2, any transfer by the General Partner of all of its Partnership Interest as the General Partner pursuant to Section 11.2 shall constitute the withdrawal of the General Partner for purposes of this Section 13.1(a). On or after December 31, 2082, the General Partner may withdraw from the Partnership upon 120 days advance written notice to the Limited Partners, except as otherwise provided herein. Such withdrawal shall take effect on the date specified in such notice. Any withdrawal of the General Partner shall not become effective unless the Partnership has received an Opinion of Counsel that such withdrawal, and the selection and admission of a successor General Partner, will not result in the loss of limited liability of any Limited Partner or cause the Partnership to be treated as an association taxable as a corporation for federal income tax purposes. If the General Partner gives a notice of withdrawal, a Majority Interest may, prior to or within 90 days after such notice of intent to withdraw, select a successor General Partner. If no successor General Partner is selected, the Partnership shall be dissolved pursuant to Section 14.1. If a successor General Partner is selected, it shall be admitted immediately prior to the withdrawal of the General Partner and shall continue the business and operations of the Partnership without dissolution.

      (b) The General Partner may be removed only upon the affirmative votes of the holders of at least 66 2/3% of the Percentage Interests held by Limited Partners. Any such action for removal of the General Partner shall provide for the approval of a successor General Partner. Such removal shall be effective immediately after the selection of the successor General Partner pursuant to Article XII. The right to remove the General Partner shall not exist or be exercised unless the Partnership has received an Opinion of Counsel that such removal and the selection and admission of a successor General Partner will not result in the loss of limited liability of any Limited Partner or cause the partnership to be treated as an association taxable as a corporation for federal income tax purposes.

      (c) Upon the withdrawal or removal of the General Partner under this Section 13.1, the Partnership shall distribute to such General Partner an amount of cash equal to the lesser of (A) the balance in its Unadjusted Capital Account or (B) the balance in its Capital Account (following the adjustment of such Capital Account in accordance with Section 4.5(d)); provided that, for purposes of the application of this Section 13.1(c)(i) only, a negative balance in either such Unadjusted Capital Account or such Capital Account shall be deemed to be zero. To the extent such Unadjusted Capital Account reflects the lesser balance, the Partnership shall be deemed to have distributed to the General Partner an amount of cash equal to the positive balance, if any, in its Capital Account, and the General Partner shall be deemed to have made a payment (as characterized under Section 707(a) of the Code) to the Partnership of a penalty for its withdrawal or removal in an amount equal to the excess of the positive balance, if any, in its Capital Account over the cash amount, if any, actually distributed.

      13.2     Interest of Departing General Partner and Successor. The General Partner shall have no further interest in its Percentage Interest after its withdrawal or removal. The successor General Partner shall succeed to the Percentage Interest held by its predecessor.

      13.3     Withdrawal of Limited Partners. No Limited Partner shall have any right to withdraw from the Partnership; provided that upon a transfer of a Limited Partners Units, upon the transferee’s becoming a Record Holder, the transferring Limited Partner shall cease to be a Limited Partner with respect to the Units transferred, but until such transferee becomes a Record Holder, the transferor shall continue to be a Limited Partner. No Limited Partner shall be entitled to receive any distribution from the Partnership except as expressly set forth in Articles V and XIV.

      13.4     Continuation of Partnership. Upon the withdrawal or removal of any General Partner, any successor or additional general partner and any remaining general partner is authorized to and shall carry on the business of the Partnership.

ARTICLE XIV

DISSOLUTION AND LIQUIDATION

      14.1     Dissolution. The Partnership shall not be dissolved by the admission of Additional Limited Partners or the admission of additional or substituted General Partner in accordance with the terms of this Agreement. The Partnership shall dissolve, and its affairs shall be wound up, upon:

(a) [intentionally omitted];

(b) the removal of the General Partner, or any other event not specifically provided for herein that results in its ceasing to be the General Partner (other than by reason of a transfer pursuant to Section 11.2 or its withdrawal or removal followed by selection of a successor by a Majority Interest pursuant to Section 13.1);

(c) an election to dissolve the Partnership by the General Partner that is approved by the affirmative vote of a Majority Interest; or

(d) the bankruptcy or the dissolution of the General Partner;

provided that the Partnership shall not be dissolved upon an event described in Section 14.1(b) or (d) if within 90 days after such event, a Majority Interest agree in writing to continue the business of the Partnership and to approve a successor General Partner.

      For purposes of this Section 14.1, bankruptcy of the General Partner shall be deemed to have occurred when (u) it commences a voluntary proceeding, or files an answer in any involuntary proceeding seeking liquidation, reorganization or other relief under any bankruptcy, insolvency or other similar law now or hereafter in effect; (v) it is adjudged bankrupt or insolvent, or has entered against it a final and nonappealable order for relief under any bankruptcy, insolvency or similar law now or hereafter in effect; (w) it executes and delivers a general assignment for the benefit of its creditors; (x) it files an answer or other pleading admitting or failing to contest the material allegations of a petition filed against it in any proceeding of the nature described in clause (u); (y) it seeks, consents to or acquiesces in the appointment of a trustee, receiver or liquidator for it or for all or any substantial part of its properties; or (z) (1) any proceeding of the nature described in clause (u) has not been dismissed one hundred twenty (120) days after the commencement thereof, (2) the appointment without its consent or acquiescence of a trustee, receiver or liquidator for it or all or any substantial part of its properties has not been vacated or stayed within ninety (90) days of such appointment or (3) such appointment is not vacated within ninety (90) days after the expiration of any such stay.

      14.2     Continuation of Business of Partnership after Dissolution. Upon dissolution of the Partnership in accordance with Section 14.1(b) and a failure of all Partners to agree to continue the business of the Partnership and to approve a successor General Partner as provided in Section 14.1 or upon a dissolution of the Partnership in accordance with Section 14.1(d), then within an additional ninety (90) days, a Majority Interest may elect to reconstitute the Partnership and to continue its business on the same terms and conditions set forth in this Agreement by forming a new partnership on terms identical to those set forth in this Agreement and having as its General Partner a Person elected by a Majority Interest. Upon any such election by a Majority Interest, all Partners shall be bound thereby and shall be deemed to have consented thereto. Unless such an election is made within one hundred eighty (180) days after dissolution, the Partnership shall conduct only activities necessary to wind up its affairs. If such an election is made within one hundred eighty (180) days after dissolution, then:

(a) the reconstituted Partnership shall continue until the end of the term set forth in Section 1.5 unless earlier dissolved in accordance with this Article XIV;

(b) if the successor General Partner is not the former General Partner, then Section 13.1(c) shall apply; and

(c) to the extent required by law, all necessary steps shall be taken to cancel this Agreement and the Certificate of Limited Partnership and to enter into a new partnership agreement and certificate of limited partnership, and the successor General Partner may for this purpose exercise the powers of attorney granted in Section 1.4;

provided that the right of a Majority Interest to select a successor General Partner and to reconstitute and continue the business of the Partnership shall not exist and may not be exercised unless the Partnership has received an Opinion of Counsel that the exercise of the right would not result in the loss of limited liability of any Limited Partner or cause either the Partnership or the reconstituted Partnership to be treated as an association taxable as a corporation for federal income tax purposes.

      14.3     Liquidation. Upon dissolution of the Partnership, unless the Partnership is continued under an election to reconstitute and continue the Partnership pursuant to Section 14.2, the Liquidator shall liquidate the Partnership. The Liquidator (if other than the General Partner) shall be entitled to receive such compensation for its services as may be approved by a Majority Interest. The Liquidator shall agree not to resign at any time without 15 days prior written notice and (if other than the General Partner) may be removed at any time, with or without cause, by notice of removal approved by a Majority Interest. Upon dissolution, removal or resignation of the Liquidator, a successor and substitute Liquidator (who shall have and succeed to all rights, powers and duties of the original Liquidator) shall within thirty (30) days thereafter be approved by a Majority Interest. The right to appoint a successor or substitute Liquidator in the manner provided herein shall be recurring and continuing for so long as the functions and services of the Liquidator are authorized to continue under the provisions hereof, and every reference herein to the Liquidator shall be deemed to refer also to any such successor or substitute Liquidator appointed in the manner herein provided. Except as expressly provided in this Article XIV, the Liquidator approved in the manner provided herein shall have and may exercise, without further authorization or approval of any of the parties hereto, all of the powers conferred upon the General Partner under the terms of this Agreement (but subject to all of the applicable limitations, contractual and otherwise, upon the exercise of such powers, other than the limitation on sale set forth in Article X) to the extent necessary or desirable in the good faith judgment of the Liquidator to carry out its duties and functions hereunder for and during such period of time as shall be reasonably required in the good faith judgment of the Liquidator to complete the winding up and liquidation of the Partnership as provided herein. The Liquidator shall liquidate the assets of the Partnership and shall apply and distribute the proceeds of such liquidation in the following order of priority, unless otherwise required by applicable law:

(a) to the payment of creditors of the Partnership, including Partners and the General Partner in respect of any expenses payable pursuant to Section 6.5 hereof, in order of priority provided by law and to the creation of a reserve of cash or other assets of the Partnership for contingent liabilities in an amount, if any, determined by the Liquidator to be appropriate for such purposes; and

(b) to the Partners in accordance with the positive balances in their respective Combined Capital Accounts.

      14.4     Distribution in Kind. Notwithstanding the provisions of Section 14.3 which require the liquidation of the assets of the Partnership, but subject to the order of priorities set forth therein, if upon dissolution of the Partnership the Liquidator determines that an immediate sale of part or all of the assets of the Partnership would be impractical or would cause undue loss to the Partners, the Liquidator may, in its absolute discretion, defer for a reasonable time the liquidation of any assets except those necessary to satisfy liabilities of the Partnership and may, in its absolute discretion, distribute to the Partners, in lieu of cash, as tenants in common and in accordance with the provisions of Section 14.3(b), undivided interests in such Partnership assets as the Liquidator deems not suitable for liquidation. Any such distributions in kind shall be subject to such conditions relating to the disposition and management of such properties as the Liquidator deems reasonable and equitable and to any agreements governing the operation of such properties at such time. In addition, in the event the Partnership has not satisfied any or all of its recourse liabilities, the Liquidator shall (i) cause the General Partner to assume any such recourse liabilities not satisfied by the Partnership and (ii) designate specific assets (selecting first from among current assets) to be distributed to the General Partner (before any distribution is made pursuant to Section 14.3(b)) in an amount of cash or of property having a fair market value (based on independent appraisals to the extent reasonable) determined by the Liquidator to have been the amount necessary to satisfy such recourse liabilities if satisfied by the Partnership. The Liquidator shall determine the fair market value of any property distributed in kind pursuant to this Section 14.4 using such reasonable method of valuation as it may adopt.

      14.5     Cancellation of Certificate of Limited Partnership. Upon the completion of the distribution of partnership property as provided in Sections 14.3 and 14.4, the Partnership shall be terminated, and the Liquidator (or any of the Partners, if necessary) shall cause the cancellation of the Certificate of Limited Partnership and all formations and qualifications of the Partnership in jurisdictions other than the State of Delaware and shall take such other actions as may be necessary to terminate the Partnership.

      14.6     Reasonable Time for Winding Up. A reasonable time shall be allowed for the orderly winding up of the business and affairs of the Partnership and the liquidation of its assets pursuant to Section 14.3 in order to minimize any losses otherwise attendant upon such winding up.

      14.7     Return of Capital. No General Partner shall be personally liable for the return of the Capital Contributions of the Limited Partners, or any portion thereof. Any such return shall be made solely from Partnership assets.

      14.8     Capital Account Restoration. No Limited Partner shall have an obligation to restore a negative Capital Account balance.

      14.9     Waiver of Partition. Each Partner hereby waives any right to partition of the Partnership property.

ARTICLE XV

AMENDMENT OF PARTNERSHIP AGREEMENT; MEETINGS; RECORD DATE

      15.1     Amendments to be Adopted Solely by General Partner. The General Partner (pursuant to its powers of attorney from the Partners), without the consent of any other Partner or Assignee, may amend any provision of this Agreement, and execute, swear to, acknowledge, deliver, file and record whatever documents may be required in connection therewith, to reflect:

      (a) the admission or substitution of Partners in accordance with this Agreement;

      (b) a change that the General Partner in its sole discretion has determined to be reasonable and necessary or appropriate to form, qualify or continue the qualification of the Partnership as a limited partnership or a partnership in which limited partners have limited liability under the laws of any state or that is necessary or advisable in the opinion of the General Partner to ensure that the Partnership will not be treated as an association taxable as a corporation for federal income tax purposes;

      (c) a change (i) that in the sole discretion of the General Partner does not adversely affect the Limited Partners in any material respect, (ii) that is necessary or desirable to satisfy any requirements, conditions or guidelines contained in any opinion, directive, order, ruling or regulation of any federal or state agency or judicial authority or contained in any federal or state statute or that is necessary or desirable to facilitate the trading of the Depositary Units (including, without limitation, the division of Outstanding Units into different classes in order to facilitate uniformity of tax consequences within such classes of Units) or to comply with any rule, regulation, guideline or requirement of any securities exchange on which the Depositary Units are or will be listed for trading, compliance with any of which the General Partner deems to be in the best interests of the Partnership and the Limited Partners, or (iii) that is required or contemplated by this Agreement;

      (d) an amendment that is necessary, in the opinion of counsel to the Partnership, to prevent the Partnership, any General Partner or its partners, directors or officers from in any manner being subjected to the provisions of the Investment Company Act of 1940, the Investment Advisers Act of 1940 or plan asset regulations adopted under the Employee Retirement Income Security Act of 1974, whether or not substantially similar to plan asset regulations currently applied or proposed by the United States Department of Labor;

      (e) an amendment that in the sole discretion of the General Partner is necessary or desirable in connection with the authorization for issuance of any class or series of Units pursuant to Section 4.3(a);

      (f) an amendment adopted by the General Partner in accordance with Sections 4.3(e), 4.5, 5.1(e) or 5.2(f); or

      (g) any other amendments similar to the foregoing.

      15.2     Amendment Procedures. Except as provided in Sections 15.1 and 15.3, all amendments to this Agreement shall be made in accordance with the following requirements. Amendments of this Agreement may be proposed by the General Partner or by the Record Holders of ten percent (10%) of the Outstanding Units. If an amendment is proposed, the General Partner shall seek the written approval of the requisite Percentage Interest or call a meeting of the Limited Partners to consider and vote on such proposed amendment. A proposed amendment shall be effective upon its approval by the General Partner and by a Majority Interest unless a greater Percentage Interest is required by this Agreement. The General Partner shall notify all Partners upon final adoption of any proposed amendment.

      15.3     Amendment Requirements. (a) Notwithstanding the provisions of Sections 15.1 and 15.2, the approval of the General Partner and at least eighty-five percent (85%) of the aggregate Percentage Interest held by Limited Partners shall be required for any amendment unless the Partnership has received an Opinion of Counsel that such amendment would not result in the loss of limited liability of any Limited Partner or cause the Partnership to be treated as an association taxable as a corporation for federal income tax purposes.

      (b) Notwithstanding the provisions of Sections 15.1 and 15.2, no provision of this Agreement which establishes a Percentage Interest required to take any action shall be amended, altered, changed, repealed or rescinded in any respect which would have the effect of reducing such voting requirements, unless such is approved by written consent or the affirmative vote of Partners whose aggregate Percentage Interest constitutes not less than the voting requirement sought to be reduced. This Section 15.3(b) shall be amended only with the approval by written consent or affirmative vote of Partners whose aggregate Percentage Interest constitutes at least 85% of the aggregate Percentage Interest of the Partners.

      (c) The voting requirements in this Section 15.3 shall be in addition to voting requirements imposed by the other provisions contained herein.

      15.4     Meetings. All acts of Limited Partners to be taken hereunder shall be taken in the manner provided in this Article XV. Meetings of the Limited Partners may be called by the General Partner or by Limited Partners owning at least ten percent (10%) of the aggregate Percentage Interest held by Limited Partners. Any Limited Partner calling a meeting shall specify the number of Units as to which he is exercising the right to call a meeting, and only the specified Units shall be counted for the purpose of determining whether such standard has been met. Limited Partners shall call a meeting by delivering to the General Partner one or more calls in writing stating that the signing Limited Partners wish to call a meeting and indicating the general or specific purposes for which the meeting is to be called. Within ten (10) days after receipt of such a call from Limited Partners or within such greater time as may be reasonably necessary for the Partnership to comply with any statutes, rules, regulations, or similar requirements governing the holding of a meeting or the solicitation of proxies for use at such a meeting, the General Partner shall send a notice of the meeting to the Limited Partners. A meeting shall be held at a time and place determined by the General Partner on a date not more than sixty (60) days after the mailing of notice of the meeting. Each Limited Partner shall have one vote for each Unit of which he is a Record Holder on the Record Date for such vote, and may cast such vote in person or by proxy. Limited Partners shall not vote on matters that would cause the Limited Partners to be deemed to be taking part in the management and control of the business and affairs of the Partnership so as to subject the Limited Partners to unlimited liability.

      15.5     Notice of a Meeting. Notice of a meeting called pursuant to Section 15.4 shall be given to the Record Holders in writing either personally or by mail or other means of written communication in accordance with Section 16.1. The notice shall be deemed to have been given at the time when delivered personally or deposited in the mail or sent by other means of written communication.

      15.6     Record Date. For purposes of determining the Limited Partners entitled to notice of or to vote at a meeting of the Limited Partners or to give approval without a meeting as provided in Section 15.11, the General Partner may set a Record Date, which shall not be less than ten (10) days nor more than sixty (60) days before the date of the meeting (unless such requirement conflicts with any rule, regulation, guideline or requirement of any stock exchange on which the Depositary Units are listed for trading, in which case the rule, regulation, guideline or requirement of such stock exchange shall govern).

      15.7     Adjournment. When a meeting is adjourned to another time or place, notice need not be given of the adjourned meeting and a new Record Date need not be fixed, if the time and place thereof are announced at the meeting at which the adjournment is taken, unless such adjournment shall be for more than thirty (30) days. At the adjourned meeting, the Partnership may transact any business which might have been transacted at the original meeting. If the adjournment is for more than thirty (30) days or if a new Record Date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given in accordance with this Article XV.

      15.8     Waiver of Notice; Consent to Meeting; Approval of Minutes. The transactions of any meeting of Limited Partners, however called and noticed, and whenever held, are as valid as though a meeting were duly held after regular call and notice, if a quorum is present either in person or by proxy, and if, either before or after the meeting, each of the Limited Partners entitled to vote, not present in person or by proxy, signs a written waiver of notice or a consent to the holding of the meeting or an approval of the minutes thereof. All waivers, consents and approvals shall be filed with the Partnership records or made a part of the minutes of the meeting. Attendance of a Limited Partner at a meeting shall constitute a waiver of notice of the meeting, except when the Limited Partner objects, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened; provided that attendance at a meeting shall not be a waiver of any right to object to the consideration of matters required to be included in the notice of the meeting, but not so included, if the objection is expressly made at the meeting.

      15.9     Quorum. A Majority Interest represented in person or by proxy shall constitute a quorum at a meeting of Limited Partners. Notwithstanding anything elsewhere provided in this Agreement to the contrary, the Limited Partners shall be entitled to vote on, consent to or approve of matters only as provided in Sections 6.2, 11.2, 13.1, 13.2, 14.1, 14.2, 14.3, 15.2, 15.3, 15.4 and 15.11 and Article X and as submitted to them by the General Partner. At any meeting of the Limited Partners duly called and held in accordance with this Agreement at which a quorum is present, the act of a Majority Interest shall be deemed to constitute the act of all Limited Partners, unless a higher percentage is required under this Agreement. The Limited Partners present at a duly called meeting at which a quorum is present may continue to transact business until adjournment, notwithstanding the withdrawal of enough Limited Partners to leave less than a quorum, if any action taken (other than adjournment) is approved by the requisite Percentage Interest specified in this Agreement. In the absence of a quorum, any meeting of Limited Partners may be adjourned from time to time by the affirmative vote of a Majority Interest represented either in person or by proxy but no other business may be transacted, except as provided in Section 15.7.

      15.10     Conduct of Meeting. The General Partner shall have full power and authority concerning the manner of conducting any meeting of the Limited Partners or solicitation of approvals in writing, including, without limitation, the determination of Persons entitled to vote, the existence of a quorum, the satisfaction of the requirements of Section 15.4, the conduct of voting, the validity and effect of any proxies and the determination of any controversies, votes or challenges arising in connection with or during the meeting or voting. The General Partner shall designate a Person to serve as chairman of any meeting and shall further designate a Person to take the minutes of any meeting, in either case including, without limitation, a Partner or a director or officer of the General Partner. All minutes shall be kept with the records of the Partnership maintained by the General Partner. The General Partner may make such other regulations consistent with applicable law and this Agreement as it may deem advisable concerning the conduct of any meeting of the Limited Partners or solicitation of approvals in writing, including regulations in regard to the appointment of proxies, the appointment and duties of inspectors of votes and approvals, the submission and examination of proxies and other evidence of the right to vote and the revocation of approvals in writing.

      15.11     Action Without a Meeting. Any action that may be taken at a meeting of the Limited Partners may be taken without a meeting if an approval in writing setting forth the action so taken is signed by Partners owning not less than the minimum Percentage Interest that would be necessary to authorize or take such action at a meeting at which all the Partners were present and voted. Prompt notice of the taking of action without a meeting shall be given to the Limited Partners who have not approved in writing. The General Partner may specify that any written ballot submitted to Limited Partners for the purpose of taking any action without a meeting shall be returned to the Partnership within the time, not less than twenty (20) days, specified by the General Partner. If a ballot returned to the Partnership does not vote all of the Units held by the Limited Partner, the Partnership shall be deemed to have failed to receive a ballot for the Units which were not voted. If approval of the taking of any action by the Limited Partner is solicited by any Person other than by or on behalf of the General Partner, the written approvals shall have no force and effect unless and until (a) they are deposited with the Partnership in care of the General Partner, (b) approvals sufficient to take the action proposed are dated as of a date not more than ninety (90) days prior to the date sufficient approvals are deposited with the Partnership and (c) an Opinion of

Counsel is delivered to the General Partner to the effect that the exercise of such right and the action proposed to be taken with respect to any particular matter (i) will not cause the Limited Partners to be deemed to be taking part in the management and control of the business and affairs of the Partnership so as to subject the Limited Partners to unlimited liability, (ii) will not cause the Partnership to be treated as an association taxable as a corporation for federal income tax purposes and (iii) is otherwise permissible under the state statutes then governing the rights, duties and liabilities of the Partnership and the Partners.

      15.12     Voting Rights. (a) Only those Record Holders of Units on the Record Date set pursuant to Section 15.6 shall be entitled to notice of, and, subject to Section 12.2(a), to vote at, a meeting of Limited Partners or to act with respect to matters as to which approvals are solicited or required under this Agreement. With respect to voting rights attributable to Units that are held by Assignees, the General Partner shall be deemed to be the Limited Partner with respect thereto and shall, in exercising the voting rights in respect of Units on any matter, vote such Units at the direction of the Assignee.

      (b) With respect to Units that are held for a Person’s account by another Person (such as a broker, dealer, bank, trust company, clearing corporation or an agent of any of the foregoing) in whose name such Units are registered, such representative Person shall, in exercising the voting rights in respect of such Units on any matter, and unless the arrangement between such Persons provides otherwise, vote such Units in favor of and at the direction of the Person for whom he holds, and the Partnership shall be entitled to assume he is so acting without further inquiry.

      (c) If the General Partner is also a Limited Partner, it may vote its Percentage Interest, including such Percentage Interest represented by Units on any matter submitted to the Limited Partners for consideration in such manner as it in its sole discretion shall determine.

ARTICLE XVI

GENERAL PROVISIONS

      16.1     Addresses and Notices. Any notice, demand, request or report required or permitted to be given or made to a Partner under this Agreement shall be in writing and shall be deemed given or made when delivered in person or when sent by first class mail or by other means of written communication to the Partner at the address described below. Any notice, payment or report to be given or sent to a Partner hereunder shall be deemed conclusively to have been given or sent, and the obligation to give such notice or report or to make such payment shall be deemed conclusively to have been fully satisfied, upon mailing of such notice, payment or report to such Person at his address as shown on the records of the Partnership or the Depositary, regardless of any claim of any Person who may have an interest in such Unit or the Partnership Interest of such General Partner by reason of an assignment or otherwise. An affidavit or certificate of mailing of any notice, payment or report in accordance with the provisions of this Section 16.1 executed by the General Partner or a mailing organization shall be prima facie evidence of the giving or sending of such notice, payment or report. If any notice, payment or report addressed to a Record Holder at the address of such Record Holder appearing on the books of the Partnership or Depositary is returned by the United States Postal Service marked to indicate that the United States Postal Service is unable to deliver it, such notice, payment or report and any subsequent notices, payments and reports shall be deemed to have been duly given or sent without further mailing (until such time as such Record Holder or another Person notifies the Partnership of a change in his address) if they are available for the Limited Partner or Assignee at the principal office of the Partnership for a period of one year from the date of the giving or sending of such notice, payment or report to the other Limited Partners and Assignees. Any notice to the Partnership shall be deemed given if received by the General Partner at the principal office of the Partnership designated pursuant to Section 1.3. The Partnership and the General Partner may rely and shall be protected in relying on any notice or other document from a Partner or other Person if believed by them to be genuine.

      16.2     Titles and Captions. All article or section titles or captions in this Agreement are for convenience only and shall not be deemed to be part of this Agreement or to define, limit, extend or describe the scope or intent of any provisions hereof. Except as specifically provided otherwise, references to “Articles” and “Sections” are to articles and sections of this Agreement.

      16.3     Pronouns and Plurals. Whenever the context may require, any pronoun used in this Agreement shall include the corresponding masculine, feminine or neuter forms, and the singular form of nouns, pronouns and verbs shall include the plural and vice versa.

      16.4     Further Action. The parties shall execute and deliver all documents, provide all information and take or refrain from taking action as may be necessary or appropriate to achieve the purposes of this Agreement.

      16.5     Binding Effect. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their heirs, executors, administrators, successors, legal representatives and permitted assigns.

      16.6     Integration. This Agreement constitutes the entire agreement among the parties hereto pertaining to the subject matter hereof and supersedes all prior agreements and understandings pertaining thereto.

      16.7     Creditors. None of the provisions of this Agreement shall be for the benefit of or enforceable by any creditors of the Partnership.

      16.8     Waiver. No failure by any party to insist upon the strict performance of any covenant, duty, agreement or condition of this Agreement or to exercise any right or remedy consequent upon a breach thereof shall constitute waiver of any such breach or any other covenant, duty, agreement or condition.

      16.9     Counterparts. This Agreement may be executed in counterparts, all of which together shall constitute one agreement binding on all the parties hereto, notwithstanding that all such parties are not signatories to the original or the same counterpart. Each party shall become bound by this Agreement immediately upon affixing its signature hereto or, in the case of a Person acquiring a Unit, upon executing and delivering a Transfer Application as herein described, independently of the signature of any other party.

      16.10     Applicable Law. This Agreement shall be construed in accordance with and governed by the laws of the State of Delaware, without regard to the principles of conflicts of law.

      16.11     Invalidity of Provisions. If any provision of this Agreement is or becomes invalid, illegal or in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not be affected thereby.

      IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

GENERAL PARTNER:

By:

LIMITED PARTNERS:

Annex I

(FACE OF CERTIFICATE)

CERTIFICATE FOR

UNITS REPRESENTING LIMITED PARTNER INTERESTS
IN
CEDAR FAIR, L.P.

No.	Units

                , as General Partner (the “General Partner”) of Cedar Fair, L.P., a Delaware limited partnership (the “Partnership”), hereby certifies that           is a limited partner of the Partnership whose limited partner interest therein, as set forth in the Fifth Amended and Restated Agreement of Limited Partnership of the Partnership, as amended and restated from time to time (the “Partnership Agreement”) (copies of which are on file at the principal office of the Partnership in Sandusky, Ohio), represents           units representing limited partner interests in the Partnership (“Units”).

      This certificate is not negotiable and is not transferable except upon death, by operation of law or as otherwise provided in the Partnership Agreement; provided that this certificate, when coupled with an assignment in the form set forth on the reverse hereof, duly executed in blank or assigned to a named assignee, may be deposited pursuant to the terms of the Deposit Agreement (as defined in the Partnership Agreement), to which reference is hereby made for a statement of the rights, preferences and limitations pertaining to the deposited Units.

Dated:
---------------------------------------------, General Partner of Cedar Fair, L.P.

ATTEST:
By:	By:

(REVERSE OF CERTIFICATE)

ASSIGNMENT OF

UNITS REPRESENTING LIMITED PARTNER INTERESTS
IN
CEDAR FAIR, L.P.

FOR VALUE RECEIVED, the undersigned (the “Assignor”) hereby assigns, conveys, sells and transfers unto

(Please insert Social Security or other identifying number of Assignee)	(Please print or type name and address of Assignee)

all rights and interest of the Assignor in the aforementioned Units and irrevocably constitutes and appoints the General Partner as his attorney-in-fact with full power of substitution in the premises to transfer the Units on the books and records of the Partnership.

Dated:

Signature

Signature Guaranteed:

      Note: The signature to any endorsement hereon must correspond with the name as written upon the face of this certificate, in every particular, without alteration or enlargement or any change whatever. If the endorsement is executed by an attorney, executor, administrator, trustee or guardian, the person executing the endorsement must give his full title in such capacity, and proper evidence of authority to act in such capacity, if not on file with the Partnership or its transfer agent, must be forwarded with this certificate. The signature must be guaranteed by an authorized employee of a bank, trust company or member of a national securities exchange.

Exhibit B

[Letterhead of Squire, Sanders & Dempsey L.L.P.]

March 22, 2004

Cedar Fair, L.P.

One Cedar Point Drive
Sandusky, Ohio 44870-5259

          Re: Proposed Amendment to Limited Partnership Agreement

Ladies and Gentlemen:

      We have acted as counsel to Cedar Fair, L.P., a Delaware limited partnership, (the “Partnership”) in connection with the proposed amendment (the “Amendment”) to the Fourth Amended and Restated Agreement of Limited Partnership of Cedar Fair, as heretofore amended (the “Partnership Agreement”). Unless otherwise indicated, capitalized terms used herein without definition shall have the meaning set forth in the Partnership Agreement.

      We are rendering this opinion pursuant to Sections 11.2, 13.1(a) and 15.3(a) of the Partnership Agreement. In rendering this opinion, we have examined (a) the Partnership Agreement as amended to date, (b) the proposed Amendment and (c) the definitive Proxy Statement for the Special Meeting of Limited Partner unitholders (the “Special Meeting”) called to consider and vote on the Amendment (the “Proxy Statement”) to be mailed to unitholders on or about March 26, 2004. We also have reviewed the originals or copies certified or otherwise identified to our satisfaction of all such records of the Partnership and such other instruments and other certificates, and we have made such investigations of law, as we have deemed appropriate as a basis for the opinion expressed below.

      Our examination of matters of law in connection with the opinions expressed herein has been limited to the federal laws of the United Sates and the limited partnership law of the State of Delaware, all as the same are in effect on the date hereof, and accordingly, no opinions expressed herein shall be deemed to cover any changes thereto after the date hereof or any other laws. Additionally, we have assumed that the Amendment will be approved by the Limited Partners in the form proposed.

      Based upon the foregoing and subject to the qualifications and limitations contained in this opinion letter, we are of the opinion that the amendments to the Partnership Agreement, the removal of Cedar Fair Management Company as the general partner of the Partnership and the transfer of Cedar Fair Management Company’s interest in the Partnership to a new general partner will not result in the loss of limited liability of any Limited Partner nor cause the Partnership to be treated as an association taxable as a corporation for federal income tax purposes.

      This opinion is solely for your information in connection with the proposals described in the Proxy Statement. Except as set forth below, this opinion is not to be quoted in whole or in part or otherwise referred to in any of the Partnership’s public documents or releases, nor is it to be filed with or distributed to any governmental agency or other person without the consent of this firm. Other than as set forth below, this opinion may not be relied upon by any other person for any other reason whatsoever.

      We hereby consent to the use of this opinion as an exhibit to the Proxy Statement as filed with the Securities and Exchange Commission, to the summary of this opinion in the Proxy Statement, and to the distribution of a copy of this opinion to the Limited Partners, in each case, in connection with the Special Meeting, and any adjournments thereof.

Respectfully submitted,

/s/ SQUIRE, SANDERS & DEMPSEY L.L.P.

Exhibit C

CEDAR FAIR MANAGEMENT COMPANY

AUDIT COMMITTEE CHARTER

I. Organization

The Audit Committee shall be composed of at least three members who shall be appointed and removed by the Board of Directors of Cedar Fair Management Company (the “Company”). The Board shall appoint the Chair of the Committee. The Audit Committee will report regularly to the Board of Directors. Such report shall include the Committee’s conclusions with respect to its evaluation of the independent auditors.

Each member will have met the criteria for independence under the New York Stock Exchange listing standards and Section 301 of the Sarbanes-Oxley Act of 2002. As determined in the Board of Directors’ business judgment, each member shall be financially literate or will become financially literate within a reasonable period of time after his or her appointment to the Audit Committee, and at least one member shall have accounting or related financial management expertise.

The Audit Committee shall receive the funding it deems appropriate and necessary from the Board of Directors to compensate the independent auditors and any independent counsel or advisers and to cover administrative expenses.

II. Statement of Purpose

The Audit Committee shall provide assistance to the directors in fulfilling their responsibility to the limited partners of Cedar Fair, L.P. (the “Partnership”), the shareholders of the Company, potential limited partners, and the investment community relating to the Partnership accounting and reporting practices and the quality and integrity of the consolidated financial reports of the Partnership. In so doing, it is the responsibility of the Audit Committee to maintain free and open means of communication among the directors, the independent auditor, the Partnership’s internal auditors, and the financial management of the Partnership.

The Audit Committee will monitor the performance of the independent auditor and the Partnership’s internal audit function, as well as judge the qualifications and independence of the independent auditor. The Committee will assist the Board in monitoring the Company’s compliance with regulatory and legal matters and will prepare an Audit Committee report as required by the Securities and Exchange Commission for inclusion in annual SEC filings.

III. Duties and Responsibilities

In carrying out its responsibilities, the Audit Committee believes its policies and procedures should remain flexible, in order to best react to changing conditions and to ensure that the accounting and reporting practices of the Partnership are in accordance with all requirements and are of the highest quality. The Audit Committee has the authority to engage independent counsel and other advisers as it deems necessary to accomplish its duties.

In carrying out these responsibilities, the Audit Committee will:

      A. Independent Auditor

1. Be directly responsible for and have the sole authority to appoint, compensate, retain and oversee the work of the Partnership’s independent auditors, including resolution of disagreements between management and the auditors regarding financial reporting for the purposes of preparing or issuing an audit report or performing other audit, review or attest services for the Partnership. The independent auditor shall report directly to the Audit Committee.

2. Approve all audit engagement fees, terms and services, and any non-audit engagements with the Partnership’s independent auditors.

3. Obtain and review, at least annually, a report by the independent auditor describing (a) the independent auditor’s internal quality-control procedures, (b) any material issues raised by the most recent internal quality-control review, or peer review, of the independent auditor, or by any inquiry or investigation by governmental or professional authorities, within the preceding five years, respecting one or more independent audits carried out by the independent auditor, and any steps taken to deal with any such issues, and (c) all relationships between the independent auditor and the Partnership in order to assess the auditor’s independence.

4. Review and evaluate the independence of the auditor by obtaining a formal written statement detailing all relationships, including information related to non-audit services, between the auditor and the Partnership, or any other relationships which might adversely affect the independence or objectivity of the auditor, and take appropriate action as necessary to ensure the auditor’s independence. This review will include an evaluation of the lead partner of the independent auditor.

5. Meet with the independent auditor and financial management of the Partnership to review the scope of the proposed audit for the current year and the audit procedures to be utilized, and at the conclusion thereof to review the report on such audit, including any comments or recommendations of the independent auditor and management’s responses thereto.

6. Review any audit problems or difficulties and management’s response with the independent auditor.

7. Set clear hiring policies for employees or former employees of the independent auditor consistent with Section 206 of the Sarbanes-Oxley Act of 2002 and any rules promulgated thereunder.

      B. Financial Statements, Accounting Methods and Disclosures

1. Discuss the Partnership’s annual audited consolidated financial statements and quarterly financial statements with the Partnership’s management and the independent auditor, including the Partnership’s disclosures under “Management’s Discussion and Analysis of Financial Condition and Results of Operations.”

2. Review the Partnership’s earnings press releases (paying particular attention to any use of “pro forma” or “adjusted” non-GAAP information) and financial information and earnings guidance provided to analysts and rating agencies.

3. Review significant changes to the Partnership’s selection or application of accounting principles.

4. Review analyses prepared by management and the independent auditor setting forth significant financial reporting issues and judgments made in connection with the preparation of the financial statements, including analyses of the effects of alternative GAAP methods on the financial statements.

5. Review the effect of regulatory and accounting initiatives, as well as off-balance sheet structures, on the financial statements of the Partnership.

      C. Internal Audit and Controls

1. Meet separately and periodically with management, internal auditors and other personnel responsible for the internal audit function and with the independent auditor to discuss the internal audit function, including a summary of findings from internal audits, the proposed audit plans for the coming year, and the coordination of such plans with the independent auditor.

2. Review with the independent auditor, the internal auditors and financial and accounting personnel, the adequacy and effectiveness of the accounting and financial controls of the Partnership, and elicit any recommendations for the improvement of such internal control procedures or particular areas where new or more detailed controls or procedures are desirable. Particular emphasis should be given to the adequacy of such internal controls to expose any payments, transactions, or procedures that might be deemed illegal or otherwise improper.

3. Periodically review company adherence to its written Code of Conduct and Ethics.

C-2

      D. Risk Management and Assessment

      Discuss policies and guidelines to govern the assessment and management of the Partnership’s exposure to risk.

      E. Complaint Procedures

1. Establish procedures for the receipt, retention, and treatment of complaints received by the Partnership regarding accounting, internal accounting controls or auditing matters.

2. Establish procedures for the confidential and anonymous submission by Partnership employees and others of concerns regarding questionable accounting or auditing matters.

      F. Other Matters

1. Evaluate its duties and its performance annually with respect to this Charter.

2. Investigate any matter brought to its attention within the scope of its duties, with the power to retain outside counsel for the purpose if, in its judgment, that is appropriate.

3. Discuss with legal counsel matters that may have a material impact on financial statements or the Partnership’s compliance policies.

C-3

CEDAR FAIR, L.P.

To Our Limited Partners:

You are cordially invited to attend a special meeting of limited partners to be held at the Sandusky State Theater, located at 107 Columbus Avenue, Sandusky, Ohio, at 9:00 a.m. (Eastern time) on Thursday, May 13, 2004.

The Notice of Special Meeting of Limited Partner Unitholders and the Proxy Statement describe the matters to be acted upon at the meeting.

Regardless of the number of units you own, your vote on these matters is important. Whether or not you plan to attend the meeting, we urge you to vote over the Internet, by telephone or by marking your choices on the attached proxy card and signing, dating and returning it by mail in the envelope provided. If you decide to vote in person at the meeting, you will have an opportunity to revoke your proxy and vote personally by ballot.

If you plan to attend the meeting, please mark the box provided on the proxy card.

We look forward to seeing you at the meeting.

RICHARD L. KINZEL
Chairman, President and Chief Executive Officer

CEDAR FAIR, L.P.
PROXY
SPECIAL MEETING OF LIMITED PARTNERS, MAY 13, 2004
This Proxy is Solicited on Behalf of Cedar Fair’s General Partner,
Cedar Fair Management Company

     The undersigned hereby appoints Richard L. Kinzel and Bruce A. Jackson and each of them jointly and severally, Proxies, with full power of substitution, to vote as designated on the reverse side, all Limited Partnership Units of Cedar Fair, L.P. held of record by the undersigned on March 19, 2004, at the Special Meeting of Limited Partners to be held on May 13, 2004, or any adjournment thereof.

     THE GENERAL PARTNER RECOMMENDS A VOTE FOR THE PROPOSED AMENDMENTS TO THE LIMITED PARTNERSHIP AGREEMENT TO AUTHORIZE UNITHOLDER VOTING, FOR THE PROPOSAL GRANTING THE GENERAL PARTNER AUTHORITY TO IMPLEMENT A UNITHOLDER RIGHTS PLAN AND FOR THE ELECTION OF THE NOMINEES TO THE BOARD OF DIRECTORS. The Limited Partnership Units represented by this Proxy will be voted as specified on the reverse side. IF NO DIRECTION IS GIVEN IN THE SPACE PROVIDED ON THE RESERVE SIDE, THIS PROXY WILL BE VOTED FOR EACH OF THE PROPOSALS.

(Continued and to be signed on the reverse side)

14475

SPECIAL MEETING OF LIMITED PARTNERS

CEDAR FAIR, L.P.

May 13, 2004

PROXY VOTING INSTRUCTIONS

PROOF #3

MAIL - Date, sign and mail your proxy card in the envelope provided as soon as possible.

- OR -

TELEPHONE - Call toll-free 1-800-PROXIES from any touch-tone telephone and follow the instructions. Have your proxy card available when you call.

- OR -

INTERNET - Access “www.voteproxy.com” and follow the on-screen instructions. Have your proxy card available when you access the web page.

COMPANY NUMBER
ACCOUNT NUMBER

Please detach along perforated line and mail in the envelope provided IF you are not voting via telephone or the Internet.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR PROPOSALS 1, 2 AND 3.
PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

3. Election of Class I Directors; Class II Directors; and Class III Directors:

NOMINEES:
☐ FOR ALL NOMINEES	O Richard S. Ferreira	Class I Director
	O Richard L. Kinzel	Class I Director
☐WITHHOLD AUTHORITY	O Thomas A. Tracy	Class I Director
FOR ALL NOMINEES	O Michael D. Kwiatkowski	Class II Director
	O Steven H. Tishman	Class II Director
☐ FOR ALL EXCEPT	O Darrel D. Anderson	Class III Director
(See instructions below)	0 David L. Paradeau	Class III Director

INSTRUCTION:	To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here: [ ]

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.
☐

		FOR	AGAINST	ABSTAIN
1.	To approve amendments to the partnership agreement to authorize unitholder voting.	☐	☐	☐

2.	To grant the general partner authority to implement a unitholder rights	☐	☐	☐
plan.

In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting. This proxy, when properly executed, will be voted in the manner directed herein.

This proxy when properly executed will be voted in the manner directed. If no direction is made, this proxy will be voted FOR proposals 1, 2 and 3.

MARK HERE IF YOU PLAN TO ATTEND THE MEETING ☐

Signature	Date:	Signature	Date:

Note:	Please sign exactly as your name or names appear on this Proxy. When units are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.